This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                    ============================================================

                    COMPLETE APPRAISAL
                    OF REAL PROPERTY

                    Greenwood Corporate Center
                    12015 Lee Jackson Memorial Highway
                    Fairfax, Fairfax County, VA

                    ============================================================

                    IN A SELF-CONTAINED REPORT

                    As of July 1, 1997



                    Prepared For:

                    Goldman Sachs Mortgage Company
                    85 Broad Street
                    New York, New York 10004



                    Prepared By:

                    Cushman & Wakefield of Washington, D.C., Inc.
                    Valuation Advisory Services
                    1875 Eye Street, N.W., Suite 700
                    Washington, D.C. 20006

June 20, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:  Complete Appraisal of Real Property
     Greenwood Corporate Center
     12015 Lee Jackson Memorial Highway
     Fairfax, Fairfax County, Virginia


     Dear Mr. Schechner

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, of Washington, D.C. Inc. is pleased to transmit our self-contained appraisal report estimating the prospective market value of the leased fee estate in the subject property.

     The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call to your attention to the following special assumption.

     1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 13, 1997, and the prospective date of value.

     2. At the time of our property inspection, some of the space currently being leased by Mantech under a June 1997 commencement date was still under construction. We have not received a cost estimate as to the tenant improvement allowances that would still be payable by the landlord as of July 1, 1997, the effective date of the appraisal. We have explicitly assumed that the costs will have been paid in full. Should this not be the case, the value conclusion would be lower.

     This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

     This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

     The property was inspected by and the report was prepared by Steven A. Studabaker, MAI, under the supervision of Donald R. Morris, MAI.

Mr. Sheridan Schechner                                         [MARKED AS DRAFT]
Goldman Sachs Mortgage Company       Page 2                        June 20, 1997


     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the prospective market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

                 EIGHTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                   $18,800,000

     This letter is invalid as an opinion opaque if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Washington, D.C., Inc.




Steven A. Studabaker, MAI
Associate Director
Virginia Commercial General Real Property Appraiser No. 4001-001111


Donald R. Morris, MAI
Manager, Director
Valuation Advisory Services
Virginia Commercial General Real Property Appraiser No. 4001-002465

                                            SUMMARY OF SALIENT AND CONCLUSIONS
================================================================================

Property Name:                          Greenwood Corporate Center
                                        (also known as Greenwood Plaza)

Location:                               12015 Lee Jackson Memorial Highway
                                        (also known sometimes as 12015
                                        Legato Road)

General Overview:                       This is modern eight-story office
                                        building built in 1985 on a 5.14 acre
                                        site. The building contains 150,961
                                        rentable square feet of office space,
                                        plus a first floor auditorium and lunch
                                        room containing another 3,471 square
                                        feet of net rentable area. Parking is
                                        provided on surface parking lots. The
                                        building, with structural steel frame
                                        and a facade of precast masonry and
                                        glass panels, is modern in appearance
                                        and functional in design.

                                        On the effective date of appraisal,
                                        leasing stood at 74 percent including
                                        one June lease for 43,848 square feet
                                        (Mantech) and two July 1997 leases
                                        totaling 28,905 square feet.
                                        Additionally, another signed lease is
                                        due to commence in August for 19,596
                                        square feet (Aerotek) that will bring
                                        occupancy to 87 percent. In total, these recent leases encompass 61 percent of the building's net rentable area.

Interest Appraised:                     Leased Fee

Date of Value:                          July 1,1997

Date of Inspection:                     June 13,1997

Ownership:                              RF&P Land No. II, Inc.

Highest and Best Use:
    If Vacant:                          For office development
    As Improved:                        Continued use as an office building

Value Indicators
  Sales Comparison Approach:            $18,900,000 to $19,600,000
    Value Per Square Foot:              $125.20 to $129.83
 Indicated Value:                       $18,900,000 to $19,600,000

  Income Capitalization Approach
    Estimated Market Rental Rate:       $21.0/SF
    Stabilized Vacancy Rate:            95%
    Effective Gross Income:             $16.93/SF (During first year of
                                          holding period)
    Operating Expenses                  $5.50/SF(During first year of
                                          holding period)

                                            Summary of Salient and Conclusions
================================================================================

  Real Estate Taxes:                    $1.35/SF(During first year of
                                          holding period)
  Net Operating Income:                 $9.88
  Estimated Vacancy Between Tenants     9 months
  Free Rent:                            0 months
  Probability of Renewal:               60%
  Tenant Improvement Allowance
    New Tenants in Previously
      Occupied Space                    $8.00 per square foot
    Renewal Tenants in Same Space:      $4.00 per square foot
  Estimated Market Rental Growth Rate   3.5%
  Estimated Expense Growth Rate:        1.75% at the end of 1997,
                                        3.5% thereafter
  Estimated Real Estate Tax
    Growth Rate:                        3.5% after bump in 1998
  Reversion Year Capitalization Rate    9.25%
  Transaction Costs in Reversion Sale:  2.5%
  Discount Rate:                        11.50%
  Indicated Value:                      $18,800,000

Value Conclusion:                       $18,800,000
  Value Per Square Foot:                $124.54 (Net Rentable Area)
  Implicit Capitalization Rate:         7.9%

Marketing Time:                         Six to nine months

Special Assumptions Affecting Valuation:

1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 13, 1997, and the prospective date of value.

2. At the time of our inspection of the property, some of the space currently being leased by Mantech under a June 1997 commencement date was still under construction. We have not received a cost estimate as to the tenant improvement allowances that would be yet to be paid by the landlord as of July 1, 1997, the effective date of the appraisal. We have explicitly assumed that the costs will have been paid in full. Should this not be the case, the value conclusion would be lower.

3. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                             TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ..............................................................    1
  Identification of Property ..............................................    1
  Property Ownership and Recent History ...................................    1
  Purpose and Intended Use of the Appraisal ...............................    1
  Extent of the Appraisal Process .........................................    1
  Prospective Date of Value and Property Inspection .......................    2
  Property Rights Appraised ...............................................    2
  Definitions of Value, Interest Appraised, and Other Pertinent Terms .....    2
  Legal Description .......................................................    4

REGIONAL ANALYSIS .........................................................    5

OFFICE MARKET ANALYSIS ....................................................   21

PROPERTY DESCRIPTION ......................................................   35
  Site Description ........................................................   35
  Improvements Description ................................................   36

REAL PROPERTY TAXES AND ASSESSMENTS .......................................   39

ZONING ....................................................................   41

HIGHEST AND BEST USE ......................................................   43

VALUATION PROCESS .........................................................   45

SALES COMPARISON APPROACH .................................................   47

INCOME CAPITALIZATION APPROACH ............................................   53

RECONCILIATION AND FINAL VALUE ESTIMATE ...................................   68

ASSUMPTIONS AND LIMITING CONDITIONS .......................................   70

CERTIFICATION OF APPRAISAL ................................................   72

ADDENDA ...................................................................   73

                                               PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================





                                 [PHOTO OMITTED]

               View of Greenwood Corporate center as seen looking south from the ring road that circles Fairoaks Mall.













                                [PHOTO OMITTED]

    View of the property as seen looking west from the adjacent parking area.

                                               Photographs of Subject Property
================================================================================





                                [PHOTO OMITTED]

                          View of the main entry lobby.











                                [PHOTO OMITTED]

                  Sample view of an upper level elevator lobby.

                                               Photographs of Subject Property
================================================================================



                                [PHOTO OMITTED]

             View of the ring road and adjacent improvements as seen
                 looking east from a point near the entrance to
                                  the property.









                                [PHOTO OMITTED]
                    View of the property as seen looking west
                         from the adjacent parking area

                                                                  INTRODUCTION
================================================================================

Identification Property

     This is an eight-story office building called Greenwood Corporate Center (sometimes also known as Greenwood Plaza) located in the neighborhood of Fairfax, Fairfax County, Virginia. It is a competitive, Class B+ office building located on the ring road surrounding Fairoaks Regional Mall, near the interchange between U.S. Route 50 (Lee Jackson Memorial Highway) and Interstate
66. The street address is 12015 Lee Jackson Memorial Highway, Fairfax, Virginia. It is shown on the county's assessment rolls with an address of 12015 Legato Road.

     This is a modern eight-story building built in 1985 and located on a 5.14 acre site. The building contains 150,961 net rentable square feet. Parking is provided on an asphalt surface parking lot. The building is modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 74 percent, including one June lease for 43,848 square feet (Mantech) and two July 1997 leases totaling 28,905 square feet. Additionally, another signed lease is due to commence in August for 19,596 square feet (Aerotek) that will bring occupancy to 87 percent. In total, these recent leases encompass 61 percent of the building's net rentable area.

Property Ownership and Recent History

     The property was acquired by the present owner, RF&P Land No. II, Inc., from State of California Public Employees Retirement System in November 1995 for a recorded price of $10,966,700. This was an all cash transaction after adequate market exposure and one of two buildings acquired in a single acquisition, therefore the recorded consideration is an allocation of the total price. Since the acquisition, the market has improved significantly and more than was projected at the time of sale. For example market rents were $15.00 to $16.50 per square foot at the time of sale and were projected to increase to $15.75 to $17.33 per square foot by 1997, or several dollars less than is currently being achieved. Therefore, the estimated market value as concluded in this report reflects a sharper picture of the market than was projected in 1995.

     Additionally, we have reason to believe that the property may now be under contract of sale. However, after discussing the matter with the owner, we have been unable to obtain any details of the pending transaction. The present owner considers this information to be confidential and was not willing to provide details for our analysis.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the prospective market value of a leased fee estate on July 1, 1997. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Bernard Grace, the manager.

================================================================================

                                                                  Introduction
================================================================================


     o Interviewed Bernard Grace of the property management company, CB Commercial.

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building and leasing managers.

     o Reviewed a detailed history of income and expense and a budget forecast for 1997.

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on site managers and a review of our own data base from previous appraisal files.

     o Prepared an estimate of stabilized income and expense (for capitalization purposes).

     o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

     o Prepared Sales Comparison and Income Capitalization Approaches to value.

     Prospective Date of Value and Property Inspection

     The prospective date of value is July 1, 1997. We inspected the property on June 13, 1997.

Property Rights Appraised

     Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

================================================================================

                                                                  Introduction
================================================================================

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based on an analysis of recent sales transactions in the market, exposure time is estimated to have been between six and nine months.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Value As Is

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

     Market Rent

     The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Discounted Cash Flow (DCF) Analysis

     The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. DCF analysis can

================================================================================

                                                                  Introduction
================================================================================

     be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

Legal Description

     The property is legally described by metes and bounds measures as recorded among the land records of Fairfax County, Virginia. A copy of the legal description is included in the Addenda to the report.
































================================================================================

                                                             REGIONAL ANALYSIS
================================================================================

Introduction

     The real estate market is affected by a range of supply and demand factors. As examples, the growth trends in population and the number of households affect the general demand for housing, offices, shopping centers, warehouses; the employment opportunities and unemployment levels influence the ability or desire to buy or rent and the quality/cost of the facilities sought; demographics influence the types of units demanded; and general economic conditions affect the attitudes of the populace towards the future.

     The following analysis will review each of the major factors affecting the supply and demand for real estate in the metropolitan area. The discussion is organized to provide the reader with an overview of the area's geographic scope and facilities infrastructure, followed by discussions of the key economic factors affecting supply and demand under the following headings:

          o    Background

          o    Area Definition

          o    Infrastructure

          o    Population

          o    Employment and The Economy

          o    Household Demographics

          o    Recent Trends

Background

     Washington, D.C. is unique among American cities. As our nation's capital, it serves as a focal point for our country both politically and economically. In the role as host city for a major world power, it attracts people from all over the world. Washington has been dubbed a "recession proof" city in that it is insulated, as some have argued, from the full effects of economic ups and downs by the stabilizing influence of the federal government as the area's biggest employer. From the 1950s through the 1980s, the size of government continually increased, which brought about an increase in government employment and population in the Washington area.

Area Definition

     The metropolitan Washington area is all of the Washington Metropolitan Statistical Area (MSA) as defined by the U.S. Department of Commerce, Bureau of the Census, as of June 1983. The Washington MSA includes: District of Columbia; the Maryland Counties of Calvert, Charles, Frederick, Montgomery and Prince George's; the Virginia Counties of Arlington, Fairfax, Loudoun, Prince William and Stafford; and the Virginia independent Cities of Alexandria, Fairfax, Falls Church, Manassas, and Manassas Park. Prior to the 1983 redefinition of the Washington MSA, the Maryland counties of Calvert and Frederick and the Virginia county of Stafford were excluded. The addition of these counties enlarged the metropolitan area from approximately 2,800 square miles to 3,956 square miles. Please refer to the Washington MSA map on the following page.

================================================================================

                    WASHINGTON METROPOLITAN STATISTICAL AREA

                    [GRAPHIC OMITTED -- MAP SHOWING COUNTIES
                       SURROUNDING WASHINGTON D.C. AREA]

                                                             Regional Analysis
================================================================================

     Effective December 31, 1992, the Department of Commerce created a new Washington Baltimore-D.C.-MD-VA-WVa CMSA (consolidated metropolitan statistical area) that includes the primary Washington, D.C. and Baltimore MSAs, plus a new Hagerstown MSA and nine additional counties in Virginia and West Virginia. The expanded market was created to reflect the area's household and employment patterns and is highly touted by economic development agencies. The current Washington, D.C. metropolitan area is the appropriate focus for this analysis, however, since the pertinent market is more localized.

     The population, housing and employment characteristics of the region are best defined by starting at the area's central jurisdictions: the District of Columbia, Arlington County, and the City of Alexandria; then moving outward to the first suburban tier of counties: Fairfax County, City of Fairfax, City of Falls Church, Prince George's County, and Montgomery County; and thence to the outer tier of suburbs: Loudoun County, Prince William County, Manassas and Manassas Park, Frederick County, Calvert County, Charles County, and Stafford County.

Infrastructure

Transportation

     The Capital Beltway (I-495) is one of the most important factors driving development in the Washington area. It has tied the Maryland and Virginia suburbs together and significantly influenced real estate investment patterns. One of the primary results has been a steady rise in land prices in the vicinity of the Beltway. Apartments, light industrial facilities, distribution warehouses, and shopping centers have gone up wherever the Beltway crosses other major highways. Interestingly, closer-in sites have often been by-passed in favor of locations adjacent to the Beltway.

     In addition to the Beltway, Washington is connected to I-95, the major north-south interstate highway that extends most of the length of the Atlantic coast, and I-66, an east-west highway that begins in Washington, D.C. and connects westward to other interstate highways in Virginia and West Virginia.

     The Washington Metropolitan Area Transit Authority (WMATA) provides transit service in Maryland, the District of Columbia, and Virginia, including both rapid rail and bus transportation. The rapid rail network, referred to as Metrorail, will cover 103 miles with 86 stations in D.C., suburban Maryland and Virginia when completed in the late 1990s. The construction of Metrorail has had a major impact on land values around the stations and has spurred dramatic new development, both in downtown Washington and in suburban areas. Major new office and mixed use projects have been built around the Metro stops. In particular, portions of downtown Washington and Arlington County have experienced an economic revitalization due to the opening of Metrorail. Apartment projects often market themselves as being close to Metrorail stations and typically command rents at the high end of the market and achieve higher occupancies as a result. The same could be said for various primary employment centers and major retail facilities.

     In terms of air transportation, the Washington area is served by three major airports: Washington National, Baltimore/Washington International and Washington Dulles International. Washington National, located in Arlington County, is located four and one-half miles from the U.S. Capitol, and transports over 16 million passengers per year. The airport was built in the

================================================================================

                                                             Regional Analysis
 c=============================================================================

1940s and is currently undergoing major renovations and expansion, which primarily includes a new terminal building and improved parking.

     Washington Dulles International Airport is bisected by the Loudoun County, Fairfax County line and lies in the western part of the MSA. The Dulles Access Road provides quick access to the airport, along with the Capital Beltway (I-495) which connects Fairfax County to the Washington metropolitan area. The Dulles Toll Road is a commuter road bordering the Dulles Access Road that is being studied for expansion and extension to Leesburg (Route 15) and past Dulles Airport.

     Opened in 1962, Dulles Airport has been an important factor in the growth of the regional economy of Northem Virginia. In 1985, it became the fastest growing airport in the United States. Currently 19 airlines service the airport with 500 daily departures serving 30,000 passengers. Three major airlines have established regional hubs here including United Airlines, Continental, and Delta Airlines. Further, international carriers including Air France, British Airways, All Nippon Airways, TWA, Lufthansa and Swiss Air.

     The Baltimore/Washington International Airport (BWI) is located in the southern portion of the Baltimore MSA in Anne Arundel County, ten miles from downtown Baltimore, and 30 miles from Washington, D.C. This airport hosts 18 passenger airlines that provide direct air service to 135 cities in the United States and Canada. BWI also provides service to air-freight carriers with its 110,000 square foot air cargo complex. When compared with Dulles and Washington National Airport, BWI services 28 percent of commercial passengers, 38 percent of commercial operations and 57 percent of freight customers. BWI has spawned the development of 15 new business parks and several hotels, has created nearly 10,000 jobs, and has generated a statewide economic impact of $1.7 billion in the form of business sales made, goods and services purchased, and wages and taxes paid.

Government Services and Structures

     The Washington, D.C. metropolitan area contains fourteen different municipal jurisdictions, including the District of Columbia, ten counties and three cities in two states. Local governments provide typical municipal services found in a major metropolitan area, including welfare and social services, refuse collection, emergency services, public education, and a variety of regulatory functions. Each municipality has its own zoning ordinance and governmental structure.

     In addition to the local governments, the District of Columbia is the headquarters for the federal government. Major federal agencies are located throughout the District of Columbia and many of the surrounding suburbs. The support functions for many agencies have been relocated to the less expensive suburbs.

     The area is also served by several cross-jurisdictional agencies. These include the Maryland National-Capital Park and Planning Commission (MNCPPC) which provides planning and zoning coordination to the Maryland suburbs. The Washington Metropolitan Area Transit Authority (WMATA), which was referred to earlier, is the regional public transit authority. The Metropolitan Washington Council of Governments performs studies on metropolitan economic and business issues and promotes the region to outsiders.

================================================================================

                                                             Regional Analysis
================================================================================

Public and Private Amenities

     As the nation's capital, the District of Columbia houses many national museums, monuments, and institutions that attract visitors to the area from around the world. Washington, D.C. is one of the leading tourist destinations for domestic travelers and foreign visitors to the United States.

     In addition, the metropolitan area is a strong supporter of the performing arts. The Kennedy Center is the area's main stage for plays, opera, and symphony presentations, but there are indoor and outdoor stages and theaters in all of the adjacent jurisdictions. Professional athletics are played at RFK Stadium (football) in southeast Washington, D.C. and the U.S. Air Arena (basketball and hockey) in Landover, Maryland. Baseball is played at Oriole Park at Camden Yard in Baltimore.

     The region also offers numerous private and public golf courses, municipal parks, and bicycle and jogging trails. One unique feature of the region's outdoor attractions is the C&O Canal. The canal is maintained as a national park and follows the Maryland side of the Potomac River between Georgetown in northwest Washington, D.C. and Cumberland, Maryland. The Potomac River is an active recreational area for fishing and various kinds of boating.

     The public and private primary schools in the region include many with national standing. The school districts face the typical challenges encountered in urban centers with mixes of high and low income neighborhoods and growing immigrant populations without English language skills. On average, the suburban school districts tend to be better funded than those in the District of Columbia.

     With respect to higher education, the region has a network of nationally recognized universities and regional and community colleges, including George Washington University, Georgetown University, American University, the University of Maryland, Howard University, Catholic University, The University of the District of Columbia, Catholic University, George Mason University, and Trinity College.

     In review, the metropolitan area has a well established infrastructure of roadways, light rail and bus systems, airports, attractive business and residential neighborhoods, and many quality of life features that continue to make Washington, D.C. a desirable place to work and live. There are continuing efforts by municipal agencies to improve public transportation, especially the commuter rail system, so as to ease road congestion and lessen air pollution. The District of Columbia and nearby suburban office concentrations remain the area's primary business destinations. Thus, improvement of the public transportation system to facilitate wider access to the District and, more importantly, connecting the suburban business centers is essential for long-term growth.

Population

     This section will examine the population size and age trends for the metropolitan area. Employment, income, and household related demographics will be reviewed separately.

================================================================================

                                                             Regional Analysis
================================================================================

     According to Market Statistics' 1995 Demographics USA, the Washington, D.C. MSA ranks fifth in the nation in terms of total population. The Washington area increased in population by 20.7 percent between 1980 and 1990, or an average annual rate of 2.1 percent. The rate of growth has slowed somewhat with the population change between 1990 and 1994 having decreased to 1.4 percent. Nonetheless, population growth in the region during the 1980s far exceeded the growth during the 1970s, when the region grew by an average of only 21,000 persons per year. During the 1980s, the region had an average growth of roughly 67,000 persons per year.

     Interestingly, however, while there was an overall increase in population, this increase was by no means uniform within the component jurisdictions of the Washington MSA. The 1980s saw a shift in population from the inner-city and close-in suburbs to the more remote suburban areas. The District of Columbia was the big loser during this period with an average annual decline of 0.5 percent. The annual rate of decline grew to 1.5 percent by 1994.

     In contrast, the inner suburbs had an annual average growth rate of 2.5 percent during the 1980s, with both Fairfax County, Virginia, and Montgomery County, Maryland having growth rates of 3.7 percent and 3.1 percent, respectively. Both counties were the main suburban benefactors of commercial office and retail development for this period and population increases were primarily concentrated in the outer portions of the counties. The growth in these areas has decreased in the 1990s to an annual growth rate of 1.8 percent.

     The largest population increases occurred in the outer suburbs, the areas beyond the first tier communities surrounding the District. The average annual rate of increase in these areas was 4.4 percent. However, the rate of increase has fallen off since 1990 to 3.2 percent, a phenomena concurrent with the slow down in the economy. The chart on the next page presents population data and the average growth rates for the various jurisdictions in the MSA:

================================================================================

                                                             Regional Analysis
================================================================================


====================================================================================================================================
                                                         Population Changes
                                              1990 Census Estimates Versus 1980 Census
====================================================================================================================================
                                                                                                             Annual Average
          Jurisdiction                                   Population (thousands)                              Growth Rate (%)
                                       =============================================================================================
                                               1980                1990              1994 Est          1980-1990       1990-1994 Est
====================================================================================================================================
District of Columbia                           638.3               606.9               570.2             -0.4919          -2.0157
------------------------------------------------------------------------------------------------------------------------------------
Arlington County                               152.6              170.91               171.4              1.1992           0.0975
------------------------------------------------------------------------------------------------------------------------------------
City of Alexandria                             103.2               111.2               114.3              0.7752           0.9293
====================================================================================================================================
Central Jurisdictions                          894.1                 889               855.9             -0.0570          -1.2411
====================================================================================================================================
Fairfax County                                 596.9               818.6               910.1              3.7142           3.7259
------------------------------------------------------------------------------------------------------------------------------------
City of Fairfax                                 19.4                19.6                19.6              0.1031           0.0000
------------------------------------------------------------------------------------------------------------------------------------
City of Falls Church                             9.5                 9.6                 9.6              0.1053           0.0000
------------------------------------------------------------------------------------------------------------------------------------
Montgomery County                              579.1                 757               797.4              3.0720           1.7790
------------------------------------------------------------------------------------------------------------------------------------
Prince George's County                         665.1               729.3               764.7              0.9653           1.6180
====================================================================================================================================
Inner Suburban Area                             1870              2334.1              2501.4              2.4818           2.3892
====================================================================================================================================
Loudoun County                                  57.4                86.1                96.1              5.0000           3.8715
------------------------------------------------------------------------------------------------------------------------------------
Prince William County                          144.7               215.7               246.3              4.9067           4.7288
------------------------------------------------------------------------------------------------------------------------------------
Cities of Manassas                              22                  34.7                40.6              5.7727           5.6676
  Manassas Park
------------------------------------------------------------------------------------------------------------------------------------
Fredenck County                                114.8               150.2               164.2              3.0836           3.1070
------------------------------------------------------------------------------------------------------------------------------------
Calvert County                                  34.6                51.4                  60              4.8555           5.5772
------------------------------------------------------------------------------------------------------------------------------------
Charles County                                  72.7               101.2               109.7              3.9202           2.7997
------------------------------------------------------------------------------------------------------------------------------------
Stafford County                                 40.5                61.2                74.2              5.1111           7.0806
====================================================================================================================================
Outer Suburban Area                            486.7               700.5               791.1              4.3929           4.3112
====================================================================================================================================
METRO AREA TOTAL                              3250.8              3923.6              4148.4              2.0696           1.9098
====================================================================================================================================

Source: U.S. Census Data and 1994 Estimate Provided By Equifax National Decision Systems, Inc.

Note:   The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.

     We noted earlier that the District of Columbia actually lost population over the past ten years while the suburban areas actually grew. It is important to note, however, that this phenomenon is being seen in most major metropolitan areas in the United States. Nevertheless, in relative terms, the population decreases in Washington, D.C. versus population increases in suburban areas are significantly less than that seen in other parts of the country, thus attesting to the continuing strength and viability, albeit somewhat lessened given the more recent recessionary trends, of the metropolitan area's inner city.

Age Distribution

     As can be seen in the following chart, the percentage of the region's infant and elderly populations increased between 1980 and 1990. Interestingly, however, the number of working aged residents increased the most in absolute numbers. The number of youths and teenagers shrank. The table on the following page displays the data.

================================================================================

                                                             Regional Analysis
================================================================================



     ====================================================================
                            Population Trends By Age
                        (Council of Governments Members)
     ====================================================================
                                  1980           1990          % Change
     ====================================================================
     0 to 4 Years                192,372        262,578          +36.5%
     -------------------------------------------------------------------
     5 to 17 Years               636,733        585,949           -7.2%
     -------------------------------------------------------------------
     18 to 64 Years            2,020,989      2,509,056          +24.1%
     -------------------------------------------------------------------
     Over 65 Years               235,875        317,538          +34.6%
     ====================================================================

     Source:   1980 and 1990 Census Data; Metropolitan Washington Council of
               Governments: Where We Live; Housing and Household Characteristics in the Washington Metropolitan Region. April, 1993.

     The District of Columbia was the only major jurisdiction to lose working age adults (down 1.9 percent). The largest gains among working age adults were in the inner suburbs of Montgomery and Prince George's County in Maryland and Arlington, Fairfax, and Loudoun Counties in Virginia. The increases in the elderly population were spread across all municipalities.

     As of the 1990 Census, the population was distributed with 21 percent under 30 years, 39 percent between the ages of 30 and 49 years, and 12 percent between 50 and 64 years of age. These are the key working age groupings.

Employment and The Economy

     The employment picture has a very significant effect on the demand for real estate. High unemployment rates and business downsizing, for example, reduce the number of households able to buy homes. Similarly, a growth economy creates increasing demand for goods and services. This section will review the recent trends and the outlook for employment in the Washington, D.C. region.

Employment Characteristics

     The table on the next page shows the area's total employment as a percent of total employment for each industry group for the past eight years, and the year-to-year growth rates in total employment.

================================================================================

                                                             Regional Analysis
================================================================================




====================================================================================================================================
                                                     Non-Agricultural Employment
                                                Percent Share of Total Employment (%)
====================================================================================================================================
      Industry                     1988       1989       1990       1991      1992        1993       1994       1995       Annual
                                                                                                                (Dec)     Growth %
====================================================================================================================================
Manufacturing                        4.1        4.0        3.9        3.8        3.6        4.0        3.9        4.9        2.4
------------------------------------------------------------------------------------------------------------------------------------
Construction                         6.6        6.6        6.0        4.8        4.4        4.4        4.8        4.0       -4.9
------------------------------------------------------------------------------------------------------------------------------------
T.C.U. (1)                           4.9        4.9        4.8        4.8        4.7        4.5        4.6        4.5       -1.0
------------------------------------------------------------------------------------------------------------------------------------
Wholesale Trade                      3.6        3.5        3.5        3.4        3.3        3.3        3.3        3.2       -1.4
------------------------------------------------------------------------------------------------------------------------------------
Retail Trade                        16.2       16.1       15.9       15.6       15.4       15.6       15.7       16.6        0.3
------------------------------------------------------------------------------------------------------------------------------------
F.l.R.E (2)                          5.9        5.8        5.9        5.9        5.8        5.7        5.9        5.5       -0.8
------------------------------------------------------------------------------------------------------------------------------------
Services                            32.4       33.0       33.7       34.3       34.9       35.1       35.4       36.3        1.5
------------------------------------------------------------------------------------------------------------------------------------
State Government                     3.7        3.6        3.6        3.6        3.6        3.7        3.6        3.4       -1.0
------------------------------------------------------------------------------------------------------------------------------------
Local Government                     6.0        6.1        6.4        6.7        6.7        6.9        6.9        7.3        2.7
------------------------------------------------------------------------------------------------------------------------------------
Federal Government                  16.6       16.4       16.3       17.1       17.5       16.8       15.9       14.4       -1.7
====================================================================================================================================
Total Employment                   2,167      2,226      2,242      2,190      2,186      2,317      2,373      2,425        1.5
(Thousands)
====================================================================================================================================
Yr-to-Yr Growth (%)                  N/A       +2.7       +0.7       -2.3       -0.2       +5.6       +2.4       +2.2        N/A
====================================================================================================================================

(1) Transportation, Communications, Utilities

(2) Finance, Insurance, Real Estate

Source:   U.S. Department of Labor, Bureau of Labor Statistics, Wage and Salary Employment, 1988 1993; Obtained From the
          District of Columbia Department of Employment Services

     The region enjoyed a period of unusual growth during the 1980s. The peak year for job growth in the region was 1984, when growth reached 107,000 jobs. The growth fell to 100,000 in 1985, and to 82,000 jobs in 1986. From 1986 to 1988, job growth settled at around 80,000 to 90,000 jobs per year, or in the four percent range. Job growth dropped to 59,500 jobs (2.9 percent) in 1989, and declined by another two percent to only 15,900 jobs in 1990. By this time, the economy was being affected by the national recession with the area's total employment declining by 52,100 jobs (minus 2.3 percent) in 1991 and remaining relatively flat in 1992. From 1992 to 1993, however, the area experienced 5.6 percent growth. This growth was found in the suburban areas as opposed to the District of Columbia and was evenly distributed through all industry types. The average growth rate for the 1988 to 1995 period reflects a 1.5 percent per year average.

     During 1994, employment in Northern Virginia grew by a strong 3.5 percent but in the Maryland suburbs, the figure was only 2.1 percent while for the District of Columbia it was less than 1 percent. Job growth in the region fell below the average for the nation of 2.5 percent.

     Although the federal government has historically been the major employer in the region, its share of employment has remained around 15 to 17 percent. The aggregate federal employment grew at an average annual rate of 1.7 percent between 1988 and 1995 and was 14.4 percent of total civilian employment in 1995.

     The most dramatic change in employment in the Washington area has been in the private sector, particularly the emergence of the service industry as the fastest growing and now largest employment opportunity. In 1960, the services industry employed 18 percent of all non-agricultural workers and has grown to
36.3 percent by 1995. Retail and wholesale trades have

================================================================================

                                                             Regional Analysis
================================================================================

maintained a steady portion of total employment, thus indicating that employment in these sectors expands and contracts with the economy.

     Construction employment fell dramatically in 1991. The construction boom of the late 1980s came to an abrupt halt by late 1990, and the percent share of employment held by the construction sector fell from 6.6 percent in 1988 and 1989 to 4.0 percent in 1995. The average annual rate of decline over the period was 4.9 percent.

     We noted earlier a growing diversification of the area's employment base. The following list of major employers in the Washington area reflects the growing diversity of the local economy, the continuing influence of educational institutions, and the emergence of service oriented firms.

     ======================================================================
                            Largest Private Employers
                    Ranked by Total Employees in Metro Area
     ======================================================================

                                                              Metro Area
      Rank      Company Name                                   Employees
     ======================================================================
       1 Inova Health Systems                                    9,500
     ----------------------------------------------------------------------
       2 Hechts                                                  8,000
     ----------------------------------------------------------------------
       3 Medlantic Healthcare Group                              6 000
     ----------------------------------------------------------------------
       4 Long & Foster Real Estate                               5 300
     ----------------------------------------------------------------------
       5 Shoppers Food Warehouse                                 3,800
     ----------------------------------------------------------------------
       6 Booz Allen & Hamilton                                   3,100
     ----------------------------------------------------------------------
       7 Dyncorp                                                 3,000
     ----------------------------------------------------------------------
       8 Holy Cross Hospital                                     2,300
     ----------------------------------------------------------------------
       9 Providence Hospital                                     2,000
     ----------------------------------------------------------------------
      10 Alexandria Hospital                                     1,742
     ======================================================================
            Source: Washington Business Journal, November 17-23, 1995


     If the federal government were included in the above list, the Department of Defense would be the largest local employer, with over 86,000 employees. The next closest is the Department of Health and Human Services with over 30,000 employees. The Treasury, Justice, Postal Service, and Commerce Departments all have over 20,000 employees, and are larger individual employers than any other local private firm.

     The local governments are also major employers in the region. For example, the City of Alexandria had over 5,100 employees between the city government, Alexandria Hospital, and the public school system. Arlington, Fairfax, and Loudoun Counties have, respectively, over 6,800, 25,500, and 3,900 employees for the same functions. Montgomery County and Prince George's Counties are similarly large local employers.

Unemployment Rates

     According to the Census reports, the Washington region has one of the highest labor force participation rates in the country, with more than 75 percent of the population between the ages of 16 and 65 being part of the labor pool. This is ten percent higher than the national average.

================================================================================

                                                             Regional Analysis
================================================================================

     For most of the 1980s, the demand for workers was increasing at a faster rate than the number of workers in the area, causing a labor shortage. The 1991 through 1993 recession, however, halted job growth in the area and drove up unemployment rates. The related statistics are summarized below.

================================================================================
                               Unemployment Rates
================================================================================
Year               1988    1989    1990    1991    1992    1993    1994    1995
                                                                           (Nov)
================================================================================
Washington MSA      2.9%    2.7%    3.4%    4.5%    5.0%    4.5%    4.1%    3.9%
--------------------------------------------------------------------------------
United States       5.5%    5.3%    5.5%    6.7%    7.4%    6.8%    6.1%    5.3%
================================================================================

Source: Metropolitan Council of Governments: Economic Trends in Metropolitan Washington. 1988-1991 (The unemployment rates are not seasonally adjusted.) Updated figures including 1992 through year-to-date 1995 obtained from the District of Columbia Department of Employment Services.

     The outlook for employment in the region continues to be strong despite the recent recession. Obviously, federal and local government employment is a major contributor to the region's stability. Most of the swings in employment have been experienced in the construction trades and retail employment. These last two sectors are expected to remain soft for the next few years with slow gains made as the economy stabilizes and demand for new housing and commercial construction increases.

Employment Outlook

     The Greater Washington Research Center reported that growth in the Washington area economy finally resumed during the latter part of 1993 after staggering through the previous six years. In early 1994, most of the nine indicators that the research group uses to track the health of the economy and to predict its direction were up, the only exception being the employment index which showed the number of jobs increasing at a pace somewhat slower than the seasonal norm. On the positive side, however, the number of jobs increased by the largest margin since mid-1993. Job gains in the private sector seem to be leading those in the government.

     The indicators utilized by the Research Center seem to suggest that the economy is continuing to gain strength. However, the level of improvement still falls short of generating the number of jobs the Washington area produced during the boom of the 1980s. The number of jobs in the area increased by 18,900 in March but the total number of jobs so far this year is still short of pre-recession peak employment.

     Job gains have been concentrated in the government and service sector, with employment in retailing and construction still relatively depressed. The new jobs numbers may be understated because they don't include self-employment. In addition to employment, other guideposts to the state of the region's economic health - airport boardings, classified advertising lineage and the national consumer confidence index - all improved in 1994.

     Even though the recovery in the Washington area may be slow, the region is strong economically. The office vacancy rate in the Washington area is below that in most

================================================================================

                                                             Regional Analysis
================================================================================

metropolitan areas and unemployment is lower than the national average. The indicators that the Greater Washington Research Center uses to forecast economic growth six to nine months from now were up as well, albeit less strongly.

     Increases in the sales of durable goods, in the number of business telephone lines installed, in housing sales, in the Johnston, Lemon Index of local stocks and in the national leading index, produced a modest gain of 0.09 percent in March.

     Overall, the region's 1993 performance was described as a year of recovery as evidenced by the net increase in wage and salary jobs, with the services and government sectors adding the most positions. For 1994 through 1996, we witnessed further employment gains for the region and a strengthening economy, as the recovery broadened and deepened.

Household Demographics

     One of the more important demographic factors influencing the demand for goods and services is the household. The household is the basic consuming unit in the housing market. It is defined by the U.S. Census as a person or group of people who jointly occupy a dwelling unit and who constitute a single economic unit for the purposes of meeting housing expenses. The household unit can be a family, two or more individuals living together, or a single person.

     The historical household growth patterns help define the region and are shown in the following table. The forecasts were published by Equifax National Decision Systems and were tabulated for them by an econometric modeling service associated with a major university.

     The figures show that the number of households in the region grew at an average annual rate of 2.4 percent during the 1980s. The rate has slowed to about 2.1 percent per year for 1990 through 1994, and is projected to slow to about 1.5 percent for the next five years. As with the population figures presented earlier, household formation has become negative in the District of Columbia. However, the inner suburbs have showed continued growth with the strongest counties being Fairfax and Prince George's. The outer suburbs had the strongest 1980s and early 1990s growth rates, but are projected to slow to an average annual rate of 2.6 percent.

                                                               Regional Analysis
================================================================================



====================================================================================================================================
                                                          Household Changes
                                              1990 Census Estimates Versus 1980 Census
====================================================================================================================================
                                                            Households                                      Annual Average
       Jurisdiction                                        (Thousands)                                       Growth Rate(%)
                                        ============================================================================================
                                                                                                               1990-      1993-1999
                                         1980          1990          1994          1999          1980-         1994 Est      Fcst
                                                                      Est.         Fcst          1990
====================================================================================================================================
District of Columbia                     253.1         249.6         240.8         231.1          -0.1          -0.9          -0.8
------------------------------------------------------------------------------------------------------------------------------------
Arlington County                          71.6          78.5          79.2          80.0           1.0           0.2           0.2
------------------------------------------------------------------------------------------------------------------------------------
City of Alexandria                        49.0          53.3          56.1          58.2           0.9           1.3           0.7
====================================================================================================================================
Central Jurisdictions                    373.7         381.4         376.1         369.3           0.2          -0.3          -0.4
====================================================================================================================================
Fairfax County                           205.2         292.3         331.3         373.7           4.3           3.3           2.6
------------------------------------------------------------------------------------------------------------------------------------
City of Fairfax                            6.9           7.4           7.8           8.1           0.7           1.4           0.8
------------------------------------------------------------------------------------------------------------------------------------
City of Falls Church                       4.3           4.2           4.3           4.4          -0.2           0.6           0.5
------------------------------------------------------------------------------------------------------------------------------------
Montgomery County                        207.2         282.2         304.6         326.5           3.6           2.0           1.4
------------------------------------------------------------------------------------------------------------------------------------
Prince George's Cnty                     224.8         258.0         281.7         308.1           1.5           2.3           1.9
====================================================================================================================================
Inner Suburban Area                      648.4         844.1         929.7       1,020.8           3.0           2.5           2.0
====================================================================================================================================
Loudoun County                            18.7          30.5          35.3          39.1           6.3           3.9           2.2
------------------------------------------------------------------------------------------------------------------------------------
Prince William Cnty                       43.8          69.7          81.7          93.8           5.9           4.3           2.9
------------------------------------------------------------------------------------------------------------------------------------
Cities of Manassas/                        6.9          11.7          14.3          17.0           7.0           5.6           3.8
Manassas Park
------------------------------------------------------------------------------------------------------------------------------------
Frederick County                          37.5          52.6          59.8          66.0           4.0           3.4           2.1
------------------------------------------------------------------------------------------------------------------------------------
Calvert County                            10.7          17.0          20.6          23.4           5.9           5.3           2.7
------------------------------------------------------------------------------------------------------------------------------------
Charles County                            21.4          32.9          37.6          42.0           5.4           3.6           2.3
------------------------------------------------------------------------------------------------------------------------------------
Stafford County                           12.2          19.4          24.3          27.9           5.9           6.3           2.0
====================================================================================================================================
Outer Suburban Area                      151.2         233.8         273.6         309.2           5.5           4.3           2.6
====================================================================================================================================
REGION TOTAL                            1173.3        1459.3        1579.4        1699.3           2.4           2.1           1.5
====================================================================================================================================

Source:   U.S. Census Data Provided By National Decision Systems, Inc.

Note:     The list of municipalities corresponds to the DGVAMD MSA prior to the December 31, 1992 expansion.







================================================================================

                                                             Regional Analysis
================================================================================

     The key items relating to Household (HH) Income and Statistics relating to persons per dwelling unit (DU) are summarized below.

==============================================================================================================================
                                      Selected Household Demographics for the Metropolitan Area
==============================================================================================================================
Category                    1990                1995                2000              % Change            % Change
                                              Estimate            Forecast            1990-1995           1995-2000
==============================================================================================================================
Average HH Income          $55,693             $67,747             $89,806              21.6%               32.6%
------------------------------------------------------------------------------------------------------------------------------
Median HH income           $46,196             $55,684             $68,889              20.5%               23.7%
==============================================================================================================================
Population by HH         % Family HH       81.1% (degree)          % Non-               16.4%
Type (1990)                                                       Family HH
==============================================================================================================================
  No. Of Persons             One                Two                 Three               Four            Five or More
==============================================================================================================================
Persons Per DU              24.9%               30.8%               18.5%               15.3%               10.5%
(% of Total)
==============================================================================================================================
Characteristics:         Single Male           Single              Married          Other Family         Non-Family
                                               Female              Couple               Head                Head
==============================================================================================================================
HH Type (% of
Total)                      10.5%               14.4%               51.7%               15.4%               8.0%
==============================================================================================================================

Source: U.S. Census Data and Projections Provided by Equifax National Decision Systems, Inc.

     Since 1980 there has been a drop in household size and, correspondingly, a growth in the number of non-family households. Married couples continue to represent over 50 percent of the total households. Single person households grew at an annual rate of 2.5 percent and non-family households grew at an annual rate of 6.1 percent during the last decade while single parent households grew at an annual rate of 3.0 percent during the 1980s. The growth in the single person and non-family household categories of households contributes to housing demand, which generates demand across the economy.

     Another important issue affecting the demand for real estate is household income. The following table shows the percent distribution of income within the different jurisdictions.

================================================================================

                                                             Regional Analysis
================================================================================



===========================================================================================================================
                                              1994 Percent Distribution of Household Income
===========================================================================================================================
           Jurisdiction                Less Than       $25-          $35-          $50-          Over            No. Of
                                         $25K          34.9K         49.9K        74.9K          $75K           Household
===========================================================================================================================
District of Columbia                       33.4          13.3          15.6          16.5          21.2          240,777
---------------------------------------------------------------------------------------------------------------------------
Arlington County                           17.0          11.2          17.2          22.3          32.3           79,254
---------------------------------------------------------------------------------------------------------------------------
City of Alexandria                         17.4          13.4          21.0          22.0          26.3           56,113
===========================================================================================================================
Central Jurisdictions                      27.9          12.8          16.7          18.4          24.2          378,144
===========================================================================================================================
Fairfax County                              8.5           6.6          12.5          26.2          46.1          331,334
---------------------------------------------------------------------------------------------------------------------------
City of Fairfax                            13.4          10.2          15.3          30.7          30.4            7,775
---------------------------------------------------------------------------------------------------------------------------
City of Falls Church                       15.5           8.7          15.0          23.8          37.0            4,284
---------------------------------------------------------------------------------------------------------------------------
Montgomery                                 13.0           8.7          14.6          22.8          40.9          304,627
---------------------------------------------------------------------------------------------------------------------------
Prince George's                            18.2          13.2          20.0          26.4          22.6          281,732
===========================================================================================================================
Inner Suburban Area                        12.9           9.3          15.5          25.2          37.1          929,752
===========================================================================================================================
Loudoun County                             10.8           8.0          17.0          32.6          31.5           35,267
---------------------------------------------------------------------------------------------------------------------------
Prince William County                      10.4           9.2          19.8          33.6          27.1           81,669
---------------------------------------------------------------------------------------------------------------------------
Cities of Manassas/                        27.5          28.4          53.3          57.4          33.5           14,340
Manassas Park
---------------------------------------------------------------------------------------------------------------------------
Frederick County                           20.4          13.0          22.6          26.6          17.4           59,763
---------------------------------------------------------------------------------------------------------------------------
Calvert County                             15.7          10.5          18.4          29.3          26.2           20,596
---------------------------------------------------------------------------------------------------------------------------
Charles County                             17.0           9.9          20.1          28.5          24.4           37,600
---------------------------------------------------------------------------------------------------------------------------
Stafford County                            15.1          11.4          22.3          29.7          21.5           24,312
===========================================================================================================================
Outer Suburban Area                        15.3          11.0          20.0          30.8          22.9          273,547
===========================================================================================================================
Totals                                     16.8          10.5          16.1          24.7          31.9        1,581,443
===========================================================================================================================

Source: Equifax National Decision Systems, Inc.


     The metropolitan area as a whole shows a heavy distribution of households with incomes on the high end of the range. Over 55 percent of the households have an annual income over $50,000 per year and the highest grouping is those at $75,000 per year or higher (31.9 percent).

     This relationship is not true of the central jurisdictions and the outer suburban areas where the highest concentration of households is in the $50,000 to $75,000 per year range. The inner suburban areas, however have an overwhelming percentage of households - 37.1 percent in the over $75,000 per year range.

Summary

     The long-term outlook for the metropolitan Washington area continues to be good. The expanding population of the area indicates an increase in demand for goods and services. The trend toward smaller household sizes provides additional demand pressures for new housing. The major factors affecting real property values are sound, and future trends appear to point toward continued economic vitality for the region.

     In the short term, the region has experienced the effects of the recent recession. Total employment in the region declined during the recent recession. However, unemployment levels were moderated by the influence of federal and local government employment and contracts for


================================================================================

                                                             Regional Analysis
================================================================================

services. The Washington region continues to have one of the lowest unemployment levels in the United States.

     Overall, we believe that 1997 will be a period of continued moderate growth and steady improvement in the underlying factors affecting the real estate markets. More importantly, we do not anticipate any further downturn in the local economy on the scale of what has occurred in other regions of the country. Many local economists and developers are signaling their belief that the real estate market is strengthening.

     Real estate values are volatile in this climate, with some property values on the increase while other areas remain stable. For the short-term, we expect that real estate values will show improvement in value in certain sectors. For the long-term, the market appears to be sound, with strong demographics and reasonable prospects for increasing values in the future.
























================================================================================

                                                        OFFICE MARKET ANALYSIS
================================================================================

Investment Market

     The investment market in the metropolitan Washington area has been active as 21 office buildings sold for more than $10 million in 1996 following 25 buildings during 1995. Within Washington, D.C. itself, seven buildings sold for over $10 million at an average price of $202 per square foot. The composition of investors in the metropolitan Washington area is largely institutional, consisting mainly of insurance companies, pension funds and fund advisors. In addition, the market has seen increased investment activity from offshore capital sources and individual syndicates.

     With a higher concentration of available capital, the metropolitan market has experienced rising prices on average. For example, most recently, a true trophy property developed by Copley and Prentiss Properties (1301 K Street) sold for $306 per square foot. Another similar quality building built by Manulife (1350 Eye Street) was purchased for almost $350 per square foot. In 1994, the Government of Singapore Investment Corporation purchased the 242,000 square foot office building at 901 E Street, NW, for $66 million, or $272 per square foot. These sales provide evidence that the metropolitan Washington office market continues to be among the more desirable markets in the nation for institutional investment.

Metropolitan Office Market

     Supply and Demand Factors

     In order to report on the state of the office market and to project future trends, we have collected information on the metropolitan Washington Office Market, the relevant submarket and the ounce projects that compete directly with the subject. Cushman & Wakefield of Washington, D.C., maintains a database comprised of multi-tenant office buildings of at least 20,000 square feet. The following categories of buildings are specifically not included in our survey: medical and professional buildings, government buildings, owner-occupied projects and office/ showroom/ warehouse complexes. Cushman & Wakefield also produces a quarterly Office Market Survey entitled Metropolitan Washington, D.C. Office Market Report. Additional information was obtained through conversations with knowledgeable market participants.

     The metropolitan Washington, D.C. office market includes the following jurisdictions: the District of Columbia, Arlington and Fairfax Counties and the City of Alexandria in Northern Virginia and Montgomery and Prince George's Counties in Suburban Maryland. The market contains over 200 million square feet of privately owned office space distributed among 31 submarkets within the seven jurisdictions. The District of Columbia contains 39 percent of the metro area's total square footage. The following table presents the geographic distribution of the office inventory in the metropolitan area, along with other statistical data:

================================================================================

                                                       Office Market Analysis
================================================================================



================================================================================
                      Geographic Distribution of Inventory
                     Metropolitan Washington Office Market
                               First Quarter 1997
================================================================================
 Jurisdiction          Inventory  Overall     SF Under   Weighed Avg.  Y-T-D Net
                       SF (000)   Vacancy  Construction    Class A    Absorption
                                                         Rental Rate
================================================================================
Washington, D.C.         80,523    12.7%     1,983,260     $35.09        55,852
Arlington County         24,995     6.3%       153,000     $26.34       239,351
Alexandria               12,120     5.4%             0     $22.49         1,791
Fairfax County           48,090     6.4%       510,000     $23.15       512.052
Loudoun County            2,355     4.9%        73,500     $17.75        (3,120)
Montgomery County        32,140    10.2%             0     $19.80       512,059
Prince George's County   10,128    18.2%             0     $18.85        73,603
--------------------------------------------------------------------------------
Total                   204,350    10.0%     1,983,260     $27.69     1,391,588
================================================================================

     As of the end of 1996, the overall vacancy rate stood at 10.8 percent, reflecting both direct vacancies and sublet space, continuing a slow recovery from the end of year 1992 vacancy of 14.7 percent. Although the Washington region is now and has over the past experienced generally higher overall occupancies levels than most major metropolitan areas in the United States, the current statistics, as presented in this section, reflect recent trends which in general, support only limited optimism for an overall improving market as a whole. Specifically, the Class A market appears sound, but there are unsettling currents affecting older buildings throughout the city.

     Furthermore, build-to-suit activity on the part of the World Bank and the International Monetary Fund (IMP) will likely prove problematic over the next couple of years, particularly in the Class B and C properties in the city's Central Business District office submarket (submarket boundaries will be defined later in this section). Also, the issue of government downsizing, both locally and nationally, cannot be dismissed lightly. The 1994 Congressional election brought the first change in the control of both Houses of Congress in 40 years. Thus, it is difficult to reliably predict the upshot. Accordingly, at the very least, caution is in order as we are traveling uncharted territory. These issues are discussed in greater detail later in this section.

     As noted above, there are positives in the market. We do expect Class A properties to fair well over the near term. As will be repeatedly indicated in the following discussion, there appears to be a continuing shortage of Class A office space and a plethora of Class B and C space.

     The following table presents the historical vacancy, rental rate and absorption data, showing a steadily declining vacancy rate and a possible increase in rents:

================================================================================

                                                       Office Market Analysis
================================================================================



================================================================================
                                 Historical Data
                      Metropolitan Washington Office Market
                                   1992 - 1996
================================================================================
Year  Inventor SF (000)  Vacancy      SF Under     Rental Rate Net Absorption SF
                                    Construction
================================================================================
1992     204,427          14.7%       2,301,986       $22.80       2,833,422
1993     205,629          13.5%         874,631       $21.38       3,763,144
1994     206,337          12.7%       2,124,631       $21.44       2,319,175
1995     206,794          12.3%       1,004,272       $21.75       2,642,126
1996     212,389          10.8%       1,878,016       Class A      2,921,573
                                                      $27.35
================================================================================
    Annual Averages                   1,636,707                    2,895,888
================================================================================


     The above table presents several important changes: the inventory increased by the inclusion of Loudoun County in the first quarter 1996; the square footage under construction jumped dramatically as new build to suits commenced. As the economy continues to improve, we anticipate a slow return to development.

Demand for Office Space

     As shown above, the overall vacancy has been gradually declining. The office market is demonstrating improvement, although it varies from market to market. Northern Virginia and Fairfax County specifically continue to be the strongest submarkets with low vacancies and strong absorption. In contrast, Washington, D.C. has demonstrated weak absorption and stable vacancy rates.

     Traditionally, the office market's vigorous leasing activity has been supported by the growth of the white collar employment base. Additionally, one of the major players in the local market is the federal government (largely the General Services Administration or GSA) which leases just over 20 percent of the office space in the metropolitan area. Government leasing has historically accounted for about 40 percent of gross leasing activity, but dropped to the 25 percent range in 1993 before falling to less than ten percent in 1994 and 1995 and then rising above ten percent in 1996. Furthermore, due to the new political climate in Washington and continuing efforts to cut the size of the federal government, future absorption projections are uncertain.

     In July 1996, GSA announced that government agencies will be allowed to control their own leasing using outside third party vendors, if they prefer. It is too early to tell what effect this will have on overall government leasing, but the change in the status quo is worth noting.

     Government activity notwithstanding, the primary influence on net office absorption is job formation, in particular, white collar employment. An historical summary of office type employment is shown in the following table, encompassing the categories of Government, Finance, Insurance, Real Estate
(FIRE), Transportation, Communications, Utilities (TCU) and Services. The compound annual growth rate from 1984 to 1994 was 3.0 percent. However, real growth occurred only in the 1984 to 1989 time frame with 5.0 percent compound growth rate while there was very modest compounded job growth of 1.6 percent from 1989 to 1994. In

================================================================================

                                                        Office Market Analysis
================================================================================

contrast, the future job growth over the next ten years is expected to be 6.6 percent for the Service sector, 1.3 percent for the Finance, Insurance & Real Estate sector and 1.4 percent for the Government sector. Obviously, the projection for growth in the Government sector merits caution as previously addressed.

================================================================================
                             Metropolitan Washington
                           Office Related Employment*
                                    1987-2004
================================================================================
 Year            Total           New Jobs Created Office
              Employment             Previous Period             Absorption
                (000s)                   (000s)              (000s Square Feet)
================================================================================
 1987           1,500.6                    N/A                       N/A
 1988           1,545.5                   44.9                       N/A
 1989           1,604.3                   58.8                       N/A
 1990           1,639.1                   34.8                       N/A
 1991           1,641.0                    1.9                      3,317
 1992           1,661.0                   20.0                      2,733
 1993           1,686.5                   25.5                      3,753
 1994           1,739.8                   53.5                      2,319
 1995           1,812.6                   72.8                      2,642
 1999           2,155.3              342.7 or 68.5/yr
 2004           2,688.6             533.3 or 106.7/yr
================================================================================
Source: The WEFA Group - Regional Economic Service, Spring 1994; Net Absorption data from C&W
* Service, FIRE, TCU and Government sectors
================================================================================

     For the years for which data is available, the table also shows the historical relationship between job formation and office absorption in the metropolitan area. Coinciding with the depths of the recession, the 1991 job growth of only 1,900 jobs corresponded with a healthy absorption of 3.3 million square feet. We would typically expect lower absorption in years with little job growth. Possibly the low absorption was due in part to the high level of job growth in the immediate preceding years. In the following years, net absorption fluctuated between 2,319,000 to 3,753,000 square feet against a steadily growing job formation trend.

     Perhaps having some effect on the data is the national and local pattern of corporate down-sizing and consolidation, leaving less office space per employee. As one observer recently put it, "historically, 250 square feet per office employee was the standard rule-of-thumb ratio. Today, this ratio is working itself down to 160 feet per employee." A recent market example of this trend is AT&T's current target of 180 square feet of net rentable area per employee, down from 200 square feet a few years ago. Also, the federal government is now targeting less than 150 feet per employee.

     Although the above statistics produce unclear trends, the relationship between white collar job formation and net office space absorption, while not always obvious, is a key component of the demand side of the office space equation. With regular job growth, net absorption will occur and gradually draw down the supply of vacant office space, albeit probably at a slower pace than history would suggest.

================================================================================

                                                        Office Market Analysis
================================================================================

     The number of years' supply of available space is one method of evaluating the relative health of a market. If one defines market equilibrium to be occupancy in the 95 percent range, then about 5.0 percent of the total inventory needs to be absorbed in order to achieve equilibrium (or about 10.2 million square feet). This is calculated by subtracting from the overall vacancy rate the defined 5.0 percent stabilized vacancy. Assuming a future absorption rate equal to the past five year average annual net absorption of 2.9 million square feet, an approximate 3.5 year supply of vacant office space (all classes) is indicated. This issue is discussed in greater detail once we look at the more distinct Washington, D.C., market versus the metropolitan area as a whole.

     Until recently, an exodus of businesses from the District to the suburbs compounded the recent downward absorption cycle. The exodus was attributable to the continuing cost cutting in large regional and national firms which fled the higher rates of the downtown market. Even so, the overall strength of the Washington area, based primarily on the influence of the federal government, should not be ignored. In addition, as occupancies increase and asking rental rates in the preferred close-in suburbs rose dramatically, the cost spread between downtown and the suburbs narrowed and seemingly stanched the outflow of major tenants.

     Nevertheless, within the Central Business District Submarket (CBD) of the downtown office district in Washington, D.C., an ominous cloud threatens prospective leasing for the next several years. This is particularly true for Class B and C buildings. As previously alluded to, the World Bank and IMP will have new headquarters buildings operational by 1997 and 1998. As these and other related tenants leave their CBD space, most of which is Class B, an additional
1.5 million square feet will become available, just within the next 12 months. While this is not expected to severely impact Class A buildings, it will definitely prove problematic for the Class B sector and likely disastrous for Class C and D buildings, over the short term at least.

     In the final analysis, we anticipate a return to equilibrium in the metropolitan Washington office market only after the turn of the century. We have defined this equilibrium in terms of occupancy and market rents with stabilized occupancy in the 95 percent range, and market rents at sufficient levels to support new construction. We expect the phenomena of free rent and above standard concessions to generally disappear over the next several years with market rents and the overall level of economic growth again achieving some sort of parity prior to the term of the century. The exception may be the older Class C and D product, assuming it will rent at all.

Rental Rates

     Based on Cushman & Wakefield's survey of market rents, the weighted average asking rental rate drifted downward from 1991 to 1993 when it appears to have reversed directions. The following chart demonstrates the trend in overall rental rates since 1991. Note that Class A rates have been steadily rising as a result of the shrinking inventory of available space.

================================================================================

                                                        Office Market Analysis
================================================================================

              ===================================================
                      Overall Weighted Average Rental Rates
                   Washington Metropolitan Area Office Market
              ===================================================
                             1991 - 1st Qtr 1997
                Year           Class A Rental      Overall Rental
                                Rates per SF        Rates Per SF
              ===================================================
                1991                N/A               $23.34
                1992                N/A               $22.80
                1993              $21.88              $21.38
                1994              $23.25              $21.44
                1995              $25.07              $21.75
                1996              $27.35              $23.07
                1997              $27.69                N/A
              ===================================================

     Recent rental trends show signs of improvement in many submarkets, particularly in Northem Virginia. Further, an increasing portion of the remaining available Class A and B space is commonly referred to as back space, including inferior back office space with poor or no window lines, encumbered space, and less desirable configurations. The encumbered space includes Class A premises that are encumbered by existing tenants through expansion options. Overall, this back space is less desirable, has lower asking rates, and tends to be the last areas leased, all of which tends to skew the average asking rents downward. The reality is that the better Class A space is likely achieving higher rates than the statistics indicate.

     The lack of significant new construction, coupled with positive, albeit slower absorption, has led to a shortage of large blocks of Class A office space in the preferred submarkets. The emergence of back space is one indicator of this trend as is the recently completed speculative building at 1900 K Street in the CBD and other build to suits in the downtown area. Given the lack of overall speculative development, coupled with overall positive absorption, we do not anticipate any further decline in rental rates.

     Regarding the issue of rent spikes, we have recently observed above average rent jumps in some Northern Virginia submarkets and may be seeing the start of a similar occurrence in portions of Montgomery County, Maryland. Therefore, we believe real increases in market rental rates are likely over the next two to three years in selective markets as existing office inventory is absorbed and before funds for new speculative development become available and new construction begins. Again, due to the tight supply in some submarkets, there may be rent spikes for newer space within the next twelve month period. However, in only some instances has it been clear that investors were willing to pay for prospective rent spikes.

Summary of Metropolitan Office Market

     Although some submarkets remain soft, the overall vacancy rate continues to decline, and the remaining available space tends to be less desirable. Northern Virginia, in particular, is leading the region in net absorption, and has shown above average increases in rental rates. We believe that over the next several years, the metropolitan office market should reach a more stabilized position both from an occupancy and lease rate standpoint. Until equilibrium is reached, however, overall rental rates for all classes of space will probably not grow at a compound rate that exceeds the rate of inflation.

================================================================================

                                                        Office Market Analysis
================================================================================

     In contrast, Class A space has demonstrated strength in the overall market, absorbing clearly more than its fair share of the total market absorption. While some Class B product may mirror the growth rates for Class A space, the majority will most likely only experience marginal growth given the excessive supply of Class B space compared to the demand for it. Finally, most Class C and D buildings will have difficulty renting at any rate.

Northern Virginia

     The subject property is located in the Fairfax/Oakton/Vienna submarket of Fairfax County in Northern Virginia. According to the First Quarter 1997 Metropolitan Washington, D.C. Office Market Report, published by Cushman and Wakefield, Northern Virginia has about 87.5 million square feet of privately owned office space distributed in four large submarkets, stretching from Arlington to Dulles International Airport in Fairfax and Loudoun counties. The following table presents the historical vacancy, rental rate and absorption data for the Northern Virginia segment of the region. It illustrates steadily declining vacancy rates and a gradual increase decrease in asking rents over the past three years despite a reduction in concessions.

   =========================================================================
                                 Historical Data
                        Northern Virginia Office Market
                            1992 to 1st Quarter 1997
   =========================================================================
    Year    Inventory     Overall      Class A       Average          Net
            SF (000)      Vacancy      Asking        Asking       Absorption
                                     Rental Rate   Rental Rate        SF
   =========================================================================
    1992     82,082        15.6%       $18.09        $17.48          480,448
    1993     81,863        13.8%       $17.81        $17.05        1,140,425
    1994     81,944        11.0%       $20.04        $17.27        1,877,617
    1995     82,409         9.2%       $21.32        $17.65        1,730,313
    1996     87,251         7.5%       $23.97        $20.68        1,882,407
   1Q 1997   87,560         6.2%       $24.64        $21.19          750,074
   =========================================================================

     It should be noted that the significant increase in inventory in 1996 is attributed to the inclusion of Loudoun County to the survey. Taken as a whole, the Northern Virginia office market exhibited an overall vacancy rate of 6.2 percent as of the first quarter 1997. This is down 1.3 percentage points from year end 1996 when the vacancy rate was 7.5 percent and represents a continued decrease in vacancy as the amount of available and desirable office space dwindles.

     Within the various jurisdictions, Fairfax County has the highest vacancy rate at 6.4 percent, a more 20 basis points difference from Northern Virginia. Loudoun County reports a 4.9 percent vacancy here, however, it should be noted that they also have the lowest amount of inventory. Overall, each jurisdiction is performing well and contributing to the area's strong performance.

     Since 1994, average asking rental rates have been climbing and reached $21.19 per square foot in the first quarter 1997, with Class A rents at $24.12 per square foot. Between 1994 and 1996, rents increased between $0.25 and $3.00 per square foot for the market as a whole, with the most significant rent spike occurring between 1995 and 1996. Since year-end 1996, rents have increased an additional $0.50 per square foot. Class A rents have spiked at a slightly higher overall pace, with increases of $1.30 to $2.65 per square foot between 1994 and 1996. Again, the most significant increase occurred between 1995 and 1996. Since year-end

================================================================================

                                                        Office Market Analysis
================================================================================

1996, Class A rents have increased an additional $0.70 per square foot. The following table reiterates historical asking rents for the Northern Virginia submarket.

                 ===============================================
                                 Historical Data
                         Northern Virginia Office Market
                            1992 - First Quarter 1997
                 ===============================================
                    Year            Class A            Average
                                    Asking             Asking
                                  Rental Rate        Rental Rate
                 ===============================================
                    1992            $18.09             $17.48
                    1993            $17.81             $17.05
                    1994            $20.04             $17.27
                    1995            $21.32             $17.65
                    1996            $23.97             $20.68
                   *1997            $24.64             $21.19
                 ===============================================

     The Fairfax/Oakton/Vienna office submarket is part of Fairfax County. The county is the largest of the major market segments in Northern Virginia, with
48.1 million square feet of office space. Fairfax County represents 54.9 percent of the Northern Virginia market.

     Fairfax County has six submarkets: Springfield/Seven-Comers/Baileys, City of Fairfax/Route 50, Fairtax/Oakton/Vienna, Tyson's Comer/McLean, Reston/Herndon, and Route 28 Corridor/Dulles. Each of these submarkets competes predominantly within its own boundaries. The following table presents the geographic distribution of the office inventory in Fairfax County, along with other statistical data.

================================================================================================================
                                      Geographic Distribution of Inventory
                                          Fairfax County Office Market
                                               First Quarter 1997
================================================================================================================
       Submarket                         Inventory         Direct        Overall          Under      Y-T-D Net
                                                          Vacancy        Vacancy  Construction      Absorption
================================================================================================================
Springfield/7 Corners/Baileys            3,446,524           14.8%          15.4%             0         42,568
Merrifield/Route 50                      4,163,635            4.4%           4.8%       150,000         37,290
Fairfax/Oakton/Vienna                    8,705,680            6.2%           6.3%             0        195,130
Tyson's Corner/McLean                   17,964,618            4.3%           5.2%        20,140        -71,478
Reston/Herndon                           9,999,213            6.1%           6.7%       102,874         70,381
Route 28 Corridor/Dulles                 3,810,532            4.1%           5.5%       300,000        238,161
----------------------------------------------------------------------------------------------------------------
Total                                   48,090,202            5.8%           6.4%       573,014        512,052
================================================================================================================

     The Route 28/Dulles and Fairfax/Oakton/Vienna submarkets experienced the largest gain in net absorption due to the signing of several large lease deals. MCI Communications leased 154,000 square feet on Meadow Wood Lane in the Route 28/Dulles submarket, while Columbia Gas and Mantech leased 45,000 and 40,000 square feet, respectively, in the Fairfax/Oakton/Vienna submarket. There are currently four office buildings which can accommodate a tenant looking for 100,000 square feet or greater in Fairfax County. These buildings are located in Fairfax, Herndon, Falls Church, and Tysons Corner. Reportedly, many tenants are already vying for these blocks of space and several large leases are out for signature.

================================================================================

                                                        Office Market Analysis
================================================================================

     The Fairfax/Oakton/Vienna submarket, with 8.7 million square feet of space, has a 6.2 percent vacancy rate as of the first quarter 1997. This is significantly below the level posted one year prior when the vacancy factor was
13.9 percent (first quarter 1996). Overall, the vacancy rate has been steadily declining since the beginning of the decade. The submarket is typical of the county as a whole and should remain competitive into the future.

     The following chart presents historical vacancy, rental rates and absorption data for the Fairfax/Oakton/Vienna submarket.

     =====================================================================
                                 Historical Dam
                     Fairfax/Oakton/Vienna Office Submarket
                            1990 - First Quarter 1997
     =====================================================================
        Year     Vacancy     Overall Asking Rental Rate  Net Absorption SF
     =====================================================================
        1990       25.1%             $22.66                   239,663
        1991       29.3%             $19.28                  (387,584)
        1992       27.9%             $15.66                  (61,4532)
        1993       20.3%             $14.27                   438,043
        1994       19.0%             $13.44                   113,272
        1995       13.8%             $13.02                   409,131
        1996        9.1%             $18.32                   525,276
      1Q-1997       6.3%             $19.48                   195,130
     =====================================================================

     As noted, the Fairfax/Oakton/Vienna submarket is one of the medium-sized submarkets in Northern Virginia. It has been stable compared to the larger markets and its access to the County offices makes it very attractive.

     As can be seen, there have been significant rent spikes over the last two years that are directly the result of strong absorption and diminishing availabilities. Rental rates have risen to the point in other parts of Fairfax County (Tysons Corner and Reston) that speculative office construction has begun. The lack of availabilities in this area is likely to be accompanied by similar construction efforts. As a result, we do not expect to see a continuation of material rent spikes above normal inflationary trends.

Current Construction Activity

     With continued tenant demand for quality office space and the desire of many tenants to locate to northern Virginia, this area has already experienced some speculative development. Fore example, in the Dulles Corridor submarket, there is currently one project slated for speculative development which is a six story, 135,000 square foot building scheduled to break ground in September of this year. This project is adjacent to BDM's build-to-suit located at Reston Parkway and Sunset Hills Road which is also scheduled to start construction during September.

Micro Market Analysis

     The subject consists of a 15-year old, seven-story office building located near the interchange of I-66 and U.S. Route 50 in central Fairfax County. It has good accessibility to the rest of the county and is rated as a Class B property.

     On the following page, we have listed eight buildings, exclusive of the subject, containing a total of 1.5 million square feet that are deemed to compete for tenants within the same

                                                        Office Market Analysis
================================================================================

submarket. The buildings were selected based on age and non-owner occupied status. The available space represents only 6.1 percent of this sample. Asking rents range from $11.00 to $21.00 per square foot, full service.











































================================================================================

                                             Competing Office Buildings
                                                 Micro Market Survey
===============================================================================================================
                                                                            Average
  Rental                                   Size       Year                   Floor      Quoted Rental Rates
    No.      Name/Address                  (SF)       Built       Occupancy  Plate      ($/SF, Full Service)
===============================================================================================================
    1.    Fair Oaks Plaza                177,789      1986           95%     22,224      $18.00  -   $18.00
          11350 Random Hills Road
          Fairfax, Virginia

    2.    Headquarters Building           81,000      1986          100%     16,200      $19.75  -   $19.75
          11351 Random Hills Road
          Fairfax, Virginia

    3     Fair Oaks Commerce Center      135,961      1988          100%     22,660      $20.00  -   $20.00
          11320 Random Hills Road
          Fairfax, Virginia

    4     One Monument Place             202,608      1990           91%     25,326      $10.00  -   $21.00
          12150 E. Monument Drive                                                         (LL)
          Fairfax, Virginia

    5     Crown Ridge Plaza              188,600      1989          100%     23,575        N/A   -      N/A
          4305 Ridgetop Road
          Fairfax, Virginia

    6     Center Pointe I & II           201,505      1988          100%     18,319      $21.50  -   $21.50
          4000 & 4050 Legato Road        204,000      1990          100%     18,545      $21.50  -   $21.50
          Fairfax, Virginia

    7     One Fair Oaks                  205,000      1987          100%     16,000      $21.00  -   $22.00
          4114 Legato Road
          Fairfax, Virginia

    8     Fifty West Corporate Center I  203,440      1990          100%     40,688      $22.50  -   $22.50
          3975 Fair Ridge Drive
          Fairfax, Virginia

   10.    Fair Lakes Court South         117,500      1988          100%     22,800      $17.50  -   $17.50
          4300 Fair Lakes Court
          Fairfax, Virginia

    9     Oakwood Centre                 128,353      1982          100%     18,336      $20.00  -   $20.00
          11781 Lee Jackson Hey
          Fairfax, Virginia

 Subject  Greenwood Plaza                150,961      1985           87%     18,870      $20.00  -   $25.00
          12150 Lee Jackson Hwy
          Fairfax, Virginia

                                     -----------                   ----
          Totals:                      1,996,717                     98%


                                                        Office Market Analysis
================================================================================

Neighborhood Analysis

     The subject property is situated at the western quadrant of I-66 and Route 50 (Lee Jackson Memorial Parkway) in an area of Fairfax County generally referred to as Fair Oaks / Fair Lakes, after the Fair Oaks Regional Mall and the Fair Lakes planned community. The office building is a part of the complex of retail, office, hotel, and residential properties surrounding the Fair Oaks Regional Mall. Greenwood Corporate Center is located on the southwest side of the mall on the drive that circulates traffic around the mall. The subject's neighborhood can be defined as an east/west corridor along U.S. Route 50, extending from I-495 to the east and Centreville Road (Route 28) to the west and extends several miles on each side of the corridor.

Access/Linkage

     The subject neighborhood is part of a rapidly growing area near Fair Oaks Regional Mall. Access to the area is most easily achieved from U.S. Route 50 (east/west) and Legato Road (north/south). Regional access is available via Interstate 66, which has its interchange with U.S. Route 50 a short distance east of the subject. The subject is visible from Route 50.

     The primary traffic carriers in the area include Lee Jackson Memorial Highway (Route 50), West Ox Road, Fairfax County Parkway (north/south), Lee Highway (Route 29, east/west), and Waples Mill Road. Waples Mill Road is a four lane road in the vicinity of the subject, linking the neighborhood with Braddock Road to the south and the Reston/Hemdon area to the north. U.S. Route 50 is a four to six lane major arterial in the vicinity of the subject, running east/west. It is one of the most heavily trafficked arterials in the Northern Virginia area. West Ox Road is a six-lane divided arterial in the vicinity of the subject.

     Ingress and egress to the neighborhood is primarily via Route 50 and Waples Mill Road, along with Routes 29 and the Fairfax County Parkway. All of the major arteries are being or have been developed with major commercial projects. The major collector artery in the subject neighborhood is I-66.

Surrounding Land Use Patterns

     Predominant land uses in the subject neighborhood consist of a mixture of commercial developments, including retail centers, office buildings, a regional mall, single-family detached, single-family attached and multi-family residential developments, the Fairfax County government center, and a wide variety of highway commercial uses along the major roadways.

     The Fair Oaks Regional Mall, until the reopening of Tyson's Corner Center after its expansion and renovation in 1990, was the largest (1.4 million square feet) regional mall in the Washington Metropolitan area. It is a two level mall that opened in 1981 and has anchor tenants Hecht's, Lord & Taylor, J.C. Penney and Sears. There are an additional 179 specialty stores and 14 restaurants in the mall. This project has been one of the primary stimuli for the development in the Fair Oaks area.

     The Mall has several outparcels which are occupied with office buildings. Two office buildings were built in 1982 and were leased on a multi-tenanted basis. These buildings include The Fair Oaks Building located along Route 50 and Greenwood Corporate Center located at the intersection of Route 50 and I-66. In addition, the Fair Oaks Holiday Inn, also adjacent to

================================================================================

                                                        Office Market Analysis
================================================================================

the mall was enlarged to contain 301 rooms in 1986. The third office building constructed as an outparcel was Oakwood Center.

     Across Legato Road and to the west of Fair Oaks Mall, the Evans Company constructed One Fair Oaks in 1987, a twelve-story, 214,000 square foot ounce building leased in its entirety to Mobil Oil. Just north of One Fair Oaks, at the intersection of West Ox Road and Legato Road, is the Center Pointe project by Richmarr Construction Company. The phased development is improved with twin ounce buildings (Centerpointe I and II) totaling 424,143 square feet of GBA. In addition, a 180,176 square foot, 12-story, 240 unit residential building is planned for the site.

     Fair Lakes is a mixed-use development about two miles west of the Fair Oaks development and is the largest along the I-66 corridor with a total potential office development of 4.5 million square feet of space. Buildings already completed include the 126,000 square foot Fair Lakes I which was delivered in July 1986; the 44,000 square foot AFCEA Building which was delivered during the summer of 1986 and is 100 percent leased; the 230,000 square foot TRW Building which is 100 percent owner-occupied; the 65,000 square foot NVBIA Building; the 186,000 square foot Fair Lakes II Building; the 63,000 square foot Mohasco Building which is 100 percent owner-occupied; the approximately 65,000 square foot AAA building and the 75,000 square foot Datatel Building. A new ounce project was recently delivered as a build-to-suit for AMS.

     Additional projects within Fair Lakes include The Pentlands, mirror image six-story 115,000 square foot office buildings, a Hyatt Hotel and the adjacent 11-story, 275,000 square foot Hyatt Plaza Office Building which is leased to Aetna. The residential component of Fair Lakes includes three apartment projects and several townhouse / condominium projects. A small strip retail plaza (tenants such as Mobil Oil, a dry cleaner, beauty salon, restaurant, branch bank) is located within the park. The Galleria At Fair Lakes, an upscale, three-level mall in Fair Lakes was proposed on the site. However, due to changes in the local market and the economy, the site was developed with a major retail project that includes BJ's Wholesale Club, Walmart, and Hechingers as anchors. Several restaurants have also been constructed on pad sites at the center.

     The Centennial Gateway Center, slated to total 1.8 million square feet of space upon completion, is a mixed-use development including residential, commercial and office space. The Gateway project is located at the intersection of Route 50 and West Ox Road. The first office building within Gateway, One Monument Place, a 9-story office building containing 194,000 square feet, was completed in 1989.

     FairField, a $90 million proposed project by NVCommercial, is located at the intersection of West Ox Road and I-66, just west of Fair Oaks Mall. The project will include four office buildings with a total of 437,000 square feet of space. The buildings will range in size from two- to seven-stories in height and will be built over the next three to four years. Kaiser Permanante has purchased one of the sites and completed a build-to-suit office building. The road construction of FairField now extends Fair Lakes Parkway from West Ox Road to Monument Drive, thereby connecting Fair Oaks Mall to the Fairfax County Parkway (formerly known as the Springfield Bypass).

================================================================================

                                                        Office Market Analysis
================================================================================

     Located diagonally across the intersection of Route 50 and I-66 from the Fair Oaks Mall is the Fairfax Executive Park, the oldest of the office parks in the area. Some brokers refer to it as the "brickyard", due to the abundance of low-rise red brick buildings erected there in the early 1980s. This park is located at Waples Mill Road north of Route 50, and is the least controlled environment of the parks in the area. E Systems is the largest tenant, with around 200,000 square feet (E Systems plans on vacating this building in the near future). The park has a total of around 1.45 million square feet. Because these buildings are older and stabilized, the occupancy is relatively high. There are about two or three first-class structures in this park.

     Directly across Route 50 from Waples Mill Road are a few ounce buildings along Random Hills Road. This area is not really connected to any particular ounce park, although the completion of Random Hills Road to the new Government Center Parkway ties the above Fairfax Executive Park with these area. Due to the very large wooded tract separating the government center and those buildings on Random Hills Road at Route 50, most persons do not consider them one park, and indeed Random Hills Road was somewhat of an orphan subdivision until the government center was built there this year. Prominent buildings in this area are Fair Oaks Commerce Center, Fair Oaks Plaza, and Crown Ridge Plaza.

     The primary retail facility in the area is Fair Oaks Regional Mall, and development extends along all sides of the intersection of Routes 50 and 29. Strip shopping centers are common in this area, and include centers such as Price Club Plaza, Fairfax Court, Greenbriar Towne Center, Fair Lakes Center, Fairfax Center, Jermantown Square, K-Mart Plaza, Kamp Washington Shopping Center, and Sully Place.

Summary

     The subject property benefits from its location at an easily accessible intersection in central Fairfax County. Based on the improvements in ounce occupancy and anticipated increases in rental rates, along with the area's good accessibility, it is clearly capable of capturing a fair share of the demand of ounce space as the Fairfax County economy grows. The neighborhood has good regional drawing power by virtue of the roadway network serving it. The anticipated trend for the subject neighborhood is for continued growth and stabilization into the foreseeable future.

                                                          PROPERTY DESCRIPTION
================================================================================
Site Description

Location:                          12015 Lee Jackson Memorial Highway
                                   (U.S. Route 50)
                                   Fairfax, Fairfax County, Virginia
                                   (The building is referred to on the county tax rolls as 12015 Legato Road)
                                   Southwest side of the ring road surrounding
                                   Fairoaks Regional Mall

Shape:                             Irregular (See facing page)

Land Area:                         5.1436 acres, 224,055 square feet

Frontage:                          780 feet along ring road
                                   506 feet along I-66
                                   629 feet along Legato Road

Topography:                        Generally level and on-grade with the
                                   ring road

Street Improvements:               Curb and gutter, paved parking lot,
                                   landscaping

Access: Access to the subject is direct via Legato Road to the ring road, with West Ox Road, U.S. Route 50 and I-66 being primary collector arteries. Access to the site is considered good.

Site Disclaimers

Soil Conditions:                   We did not receive nor review a soil report.
                                   However, we assume that the soil's
                                   load-bearing capacity is sufficient to
                                   support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Land Use  Restrictions:            We were not given a title report to review.
                                   We do not know of any easements,
                                   encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                      Drainage of the tract appears to be adequate
                                   and ties into the overall Fair Oaks Mall drainage system. According to the Fairfax
                                   County Mapping Service, Base Property Mapping
                                   Branch, Division of Communications, the
                                   subject parcel does not lie in floodplain, based on studies done of the County by the U.S. Geological Survey.

================================================================================

                                                          Property Description
================================================================================

Wetlands:                          We were not given a Wetlands survey. If
                                   subsequent engineering data reveal the
                                   presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Hazardous Substances:              We observed no evidence of toxic or hazardous
                                   substances during our inspection of the site.
                                   However, we are not trained to perform
                                   technical environmental inspections and
                                   recommend the services of a professional engineer for this purpose.

Improvements Description

     The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the building manager.

General Description

     Year Built:                   1985

     Number of Floors:             8

     Gross Building Area:          157,637 square feet

     Net Rentable Area:            150,961 square feet (Excluding auditorium and
                                   lunch room)

     Typical Floor Plate:          19,872 square feet

Construction Detail:

     Foundation:                   Reinforced concrete slab on grade over washed
                                   gravel and polyethylene vapor barrier.

     Framing:                      Structural steel

     Floors:                       Reinforced concrete on metal decking

     Exterior Walls:               Pre-cast concrete panels and grey insulated
                                   glass

     Roof Cover:                   Membrane covered with gravel ballast on
                                   insulated concrete slab.

     Windows: Exterior windows have anodized black metal frames with grey insulated glass.

     Pedestrian Doors:             Glass in metal frame

================================================================================

                                                          Property Description
================================================================================

     Loading Doors                 Metal doors.

Mechanical Detail

     Heating and Cooling:          Water cooled, self contained VAV air
                                   conditioning system; electric heat.

     Elevator Service:             4 elevators, including one for freight use

     Fire Protection:              Fully sprinklered, fire alarm system and
                                   smoke control system

     Security:                     Electronic control cards for after hours
                                   access

Interior Detail

     Layout: The core area includes four elevators, one men's and women's restroom, one telephone closet, two staircases and two mechanical closets.

     Floor Covering:               Commercial grade carpet and/or vinyl tiles.
                                   The lobby area has marble based floors.

     Walls: Drywall finished with paint or vinyl wall coverings.

     Ceilings Acoustic ceiling tiles in suspended metal grid

     Lighting:                     Recessed florescent and incandescent lighting

     Restrooms:                    Ceramic tiled floors and vinyl covered walls
                                   with Mylar counters around sinks. Ceramic wall covering around the stalls.

Special Features:                  Security equipped offices in some SCIF
                                   finishes. A 175 seat security rated
                                   auditorium, and mid-sized sit down lunch room.

Site Improvements

     Parking: An asphalt paved and striped lot marked for 523 vehicles

     On-Site Landscaping:          Perimeter heavily landscaped with trees,
                                   shrubs and grass.

Improvements Disclaimers

Americans With Disabilities Act:   The Americans With Disabilities Act (ADA)
                                   became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance

================================================================================

                                                          Property Description
================================================================================

                                   survey and a detailed analysis of the
                                   requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:              We are not aware of any potentially hazardous
                                   materials (such as formaldehyde foam
                                   insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements.
                                   However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Design Features and Functionality: The building has a very functional floor plate size and arrangement that accommodates both single and multi tenant layouts.

Physical Condition:                The premises appear to be in good condition
                                   overall. The main lobby area is attractively finished, though the upper level elevator lobbies are small compared to Class A buildings in the neighborhood.

                                   We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Personal Property Included         None
 In Value Estimate

================================================================================

                                           REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The subject property is in the taxable jurisdiction of Fairfax County, which assesses real property at a ratio of 100 percent of ad valorem value on a calendar year basis. The 1997 calendar year is the most recent year for which assessed valuation and property tax information is available. The 1998 assessments and tax rates will be available in March or April of that year. For tax assessment purposes, the subject property is identified as Tax Parcels 056-1-12-19 and 046-3-8-12.

Tax Rates

     The 1997 tax rate for Fairfax County, along with a five year prior history, is presented in the following table.

   =========================================================================
                       Tax Rate Per $100 of Assessed Value
   =========================================================================
   Taxing Authority       1993       1994       1995       1996       1997
                        Tax Rate   Tax Rate   Tax Rate   Tax Rate   Tax Rate
   =========================================================================
   Fairfax County        $1.1828    $1.1614    $1.1614    $1.2310    $1.2300
   =========================================================================

     As can be seen, the tax rates were relatively flat through 1995. In 1996, however, the rate increased by six percent over the 1995 rate, with little change going into 1997.

     It is difficult, at best to judge the likelihood of future tax rate increases when viewing only a short history. Tax rates tend to increase or decrease based upon the combined influences of changes in property values and increasing governmental budgetary needs as the jurisdiction tries to maintain a pace with inflationary pressures. Nonetheless, over the long term the county tax rates show an upward trend and we would expect tax rates to increase in incremental bumps.

Tax Assessment

     The subject's current assessment is presented in the following table.

     =====================================================================
                  Greenwood Corporate Center: 1997 Assessments
     ---------------------------------------------------------------------
          Assessment         056-1-12-19     046-3-8-12          Total
     ---------------------------------------------------------------------
          Land               $ 1,833,695        548,030    $ 2,381,725

          Improvements       $12,732,175    $      --       12,732,175
                             -----------------------------------------
          Total              $14,565,870    $   548,030    $15,113,900

          Tax Rate                                        x     0.0123
                                                           -----------
          Tax Liability                                    $   185,901

          S/SF NRA                                         $      1.23
     =====================================================================

     The current assessment of $15,113,900 is 19.6 percent less than the value conclusion reached in the report. The 1997 assessment reflects a significant increase over the 1995 assessment of $9.8 million and is following the upward trend in Fairfax County property values. With rental rates and selling prices increasing in Fairfax County, it is likely that the Assessor's Office will continue to seek increases in assessments. Accordingly, we have assumed a step

================================================================================

                                           Real Property Taxes And Assessments
================================================================================

increase to the value conclusion reached in the report, or about $18.8 million, in the first year of the analysis, followed by a general inflationary trend.

Ad Valorem Tax Conclusions

     As discussed above, the current tax associated with the property is $185,901 for the tax year ending December 31, 1997. The taxes are current. Taking into consideration future tax rate increases as well as the potential increases in the subject's assessed value, we have projected that taxes will increase to $231,240 in 1998, and then increase at a rate consistent with inflation, or 3.5 percent annually. We have assumed that most of the increase in the tax liability can be "contractually" passed through to the tenants. There is risk in this assumption, however, as some tenants may strenuously object, thus ownership is required to make a "business decision", if you will, regarding the pass through. In other words, the landlord may waive part or all of the pass through in some cases to strengthen the chance of retaining particular tenants. In our analysis, we have attempted to account for the increased risk in the selection of rates. Overall, the increase is in keeping with historical trends in Fairfax County, in general and the subject property, in particular.




















================================================================================

                                                                        ZONING
================================================================================

     The governing for zoning is the Fairfax County Planning and Zoning Commission. The zoning designation of the subject property is C-7, Regional Retail Commercial District. The C-7 zoning category has been established to provide locations for a full range of retail commercial and service uses which are oriented to serve a regional market area containing 100,000 or more persons. The district should be located adjacent to major transportation facilities and development within the district should be encouraged in centers that are planned as a unit. (Source: Fairfax County Zoning Ordinance Chapter 112, as of August, 1988, Article 4 Part 7 Section 4-701, Page 4-29.)

     Uses permitted under the C-7 zoning include amusement arcades, churches, drive-in banks, eating establishments, funeral homes, health clubs, hotels, motels, offices, retail sales establishments, theatres, veterinary hospitals, etc.

     Uses permitted by a special permit include child care centers and nursery schools with less than 100 students daily, commercial recreation uses limited to billiard and pool halls, bowling alleys, commercial recreation parks, commercial swimming pools, tennis courts, miniature golf courses, outdoor recreational uses limited to baseball hitting and archery ranges and golf courses, etc. In addition, there are also special exception uses which are permitted which are further detailed in the zoning regulations.

     Under the original C-7, Regional Retail zoning, the following restrictions apply:

     Minimum Lot Area:           40,000 s.f.
     Minimum Lot Width:          200 feet
     Building Height:            90 feet(1)
     Front Setback:              45 degree angle
                                 of bulk plane, not
                                 less than 40'
     Side Setbacks:              None
     Rear Setback:               20 feet
     Maximum FAR:                0.802
     Green Area:                 15% of site
     Parking:                    4.5 spaces / 1000 SF NRA, or 577
                                 spaces

     -----------------------------------------------------------------------
     1. The maximum building height restriction is often waived during the site plan approval process.

     2.   An increase to 1.00 FAR may be permitted by the Board

     We are not experts in the interpretation of complex zoning ordinances. Based on a gross building area of approximately 157,637 square feet, the property is improved to about a 0.68 FAR density. As the building went through the approval process at the time of construction, we assume that its height variance was approved and that it is a legal, non-conforming structure. The formal determination of compliance is beyond the scope of a real estate appraisal.

     To the best of our knowledge, there are no known deed restrictions (private or public) which would further limit the use of the subject property. This statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and

================================================================================

                                                                Zoning
==============================================================================
only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an examination by a title attorney is recommended on the subject property if any questions regarding such restrictions arise.












==============================================================================

                                                                Zoning
==============================================================================

Highest and Best Use of Site as Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Legally Permissible

     The subject's zoning classification permits development of office, retail, and service related uses. Office uses with a ground level retail or service components are consistent with the overall development of the area.

Physically Possible

     The subject site contains approximately 5.14 acres of land, with frontage along the ring road surrounding Fairoaks Regional Mall and visibility above the tree lines to 1~66 and Legato Road. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible and ordinary suburban land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Financially Feasible

     Several features of the subject property indicate that office or hotel use is the highest and best use of the subject property. First, while a retail use is an obvious use given the proximity to the mall, retail uses are typically low density, and would not, therefore, generate the greatest overall site value. Second, a motel already exists adjacent to the subject and there is only moderate demand for hotel space in the locale, suggesting that another hotel at this site might be in advance of demand. Finally, the office markets have returned to the point where rents are supporting new development, occupancies are very high and new development is occurring or being discussed in many locations in Fairfax County. Office uses are usually at a high density and would create incremental value over lower density uses.

     Based on the above, we have concluded that the highest and best use of the subject, as vacant, is as an office building with surface and/or decked parking.

Highest and Best Use of Property as Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

==============================================================================

                                                     Highest and Best Use
==============================================================================


     Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Legal Considerations

     The subject site, as presently improved, represents a legal, conforming use.

Physical Considerations

     The subject site has been improved with the existing structure and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Financially Feasible

     The use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at the subject property are slightly consistent with competing buildings in the market.

     Land sales for speculative office development have begun to occur in the western portions of Fairfax County where land is most plentiful. Unit prices have generally been between $18 and $25 per FAR foot. However, a brief test of reasonableness tells us that redevelopment of the site is not likely. Given the range of value indicators developed in this report, or generally in the $18.0 to $20.0 million range, and assuming an office project could be built on the site to the legally permissible density of 0.80 FAR, the land's value would have to be in excess of $100 to $112 per FAR foot to justify buying the property, demolishing the improvements, and beginning anew. Hence, given our final value conclusion there is obviously sufficient value in the property, as improved, to negate any possible redevelopment of the tract for the foreseeable future.

     As a result, the subject is forecast to provide an adequate return to the land, both on an intermediate and long-term basis. This conclusion is supported by the data and analysis presented in the balance of this report. Our conclusion is contingent upon property management maintaining a course of action which will be conducive to maximizing value.



==============================================================================

                                                        Valuation Process
==============================================================================






     In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

The Cost Approach has been omitted from this analysis for the following reasons:

     First and foremost, the value being sought is the leased fee estate, whereas the Cost Approach normally depicts the fee simple estate. Therefore, the interest being appraised cannot be reflected by the Cost Approach in its traditional form. The current average rent at the subject property is $14.50 per square foot, where new construction is being justified at full service rents at or above the mid-$20s per square foot. Thus, the leased fee impact on the subject's value is significant.

     Lastly, one of the most persuasive reasons for not using the Cost Approach is the fact that market participants do not typically use this approach as a determinant of value but rather as a reasonableness test that they are paying less than replacement cost. While not justification in itself to omit the approach, it does underscore its overall lack of relevance in the market place. Accordingly, while we have omitted a full Cost Approach analysis, we have included a replacement cost estimate in the Addenda to the report.

In the Sales Comparison Approach, we performed the following steps:

o Searched the market for recent office sales within the Northern Virginia market which contain similar physical and economic characteristics to the subject property.

o Analyzed differences between those sales and the subject on the basis of the sales price per square foot and extracted overall capitalization rates.

o Correlated the various value indications into a point value estimate from within the range.

In developing the Income Capitalization Approach, we:

o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

==============================================================================

                                                        Valuation Process
==============================================================================

In estimating the final value, we performed the following:

o Reviewed and re-examined each of the approaches to value which were employed.

o Considered the type and reliability of the data used and applicability of each approach.

o    Reconciled the approaches to a final value conclusion.


==============================================================================

                                                Sales Comparison Approach
==============================================================================




Methodology

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1. research recent, relevant property sales and current offerings throughout the competitive area;

2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3. identify sales that include favorable financing and calculate the cash equivalent price;

4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.   interpret the adjusted sales data and draw a logical value conclusion.

     In this instance, the sale prices inherent in the comparables were reduced to those common units of comparison used to analyze improved properties that are similar to the subject. Of the available units of comparison, the sales price per square foot of net rentable area (used by buyers, sellers, and brokers), as well as the effective gross income multiplier (EGIM), employed predominately by appraisers, are the most commonly used measurements to value office buildings in the marketplace.

     From an appraiser's perspective, the EGIM is probably a more discernible indicator of value because it considers the income characteristics which in turn dictate the price per square foot paid. Also, the selection of an EGIM is generally less subjective than trying to correlate the sales price per square foot methodology. However, given the limited number of recent data points, this latter approach will not be applied and we will rely on the per square foot analysis.

     The comparable sales included herein were selected for their high occupancy levels, ranging from 95 to 100 percent at the time of sale. On the following page is a summary of recent market data considered to be most indicative of the subject's current market value. Detail sheets describing these sales can be found in the Addenda of this report.

==============================================================================

                                                           Oakwood Center
                                                      Fairfax County, Virginia
                                              Comparable Office Building Sales Summary
====================================================================================================================================
                                                                                                                            Overall
Comp.                                    Year               Net     Land                 Cash     Sale Price       Expense  Capital-
Sale                             Sale    Built/    No.   Rentable   Area     Percent   Equivalent   Per SF          Ratio    ization
 No.  Name/Location:             Date  Renovated Stories  Area(SF) (Acres)   Occupied  Sale Price    NRA     EGIM   (EGI)     Rate
====================================================================================================================================
I-1 Centrepolnte I & II         May-97     1988     11    408,111   17.00     100.0%  $55,000,000   $134.77  N/A     N/A      N/A
    4000 and 4050 Legato Road              1990
    Fairfax, VA

I-2 8280 Greensboro Drive       Apr-97     1985      9    205,341    2.64      97.0%  $30,000,000   $146.10  N/A     N/A     8.75%
    McLean, VA                                                              (Estimate)

I-3 Tysons Office Center        Apr-97     1981      9    142,000    2.58     100.0%  $16,000,000   $112.68  N/A     N/A      N/A
    8133 Leesburg Pike
    Vienna, VA

I-4 Cameron Office Park I       Oct-96     1991      6    143,707    4.28      95.0%  $15,400,000   $107.16  6.97   40.6%    8.52%
    3601 Eisenhower Avenue
    Alexandria, VA

I-5 Nortel Building             Aug-96     1989     10    252,315    6.61     100.0%  $35,000,000   $138.72  N/A     N/A     9.00%
    2010 Corporate Ridge Road
    McLean, VA

I-6 Reston Plaza I and II       Jul-96     1985      3    126,557    4.72     100.0%  $13,650,000   $107.86  6.86   49.2%    7.40%
    12020 and 12030
    Sunrise Valley Drive
    Reston, VA

I-7 Executive Park III          May-96     1985      6    104,620    5.31     100.0%  $12,200,000   $116.61  6.89   40.2%    8.70%
    1850 Centennial Park Drive
    Reston, VA
====================================================================================================================================
Subject Greenwood Corporate Center
 12015 Lee Jackson Memorial       N/A      1985      8    150,961    5.14      87.0%                                41.7%
 Fairfax, Fairfax County, VA
====================================================================================================================================
                                Low:       1981           104,620    2.58     95.00%  $12,200,000   $107.16  6.86   40.2%     7.4%
 Data Range:                   High:       1991           408,111   17.00    100.00%  $55,000,000   $146.10  6.97   49.2%     9.0%
                               Mean:       1987           197,522    6.16     98.86%  $2S,321,429   $123.41  6.91   43.3%     8.5%
====================================================================================================================================


 *   Projected from first year of DCF Analysis
NRA  Net Rentable Area
EGI  Effective Gross Income
====================================================================================================================================

                                                Sales Comparison Approach
==============================================================================


Sales Price Per Square Foot Analysis

     The seven comparables indicate sales prices ranging from $107.16 to $146.10 per square foot of net rentable area on a cash equivalent basis. These prices per square foot have been influenced by differences in construction quality, condition of the premises, character of the tenancy, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology. These same three factors must also be addressed before the selection of an effective gross income multiplier.

Property Rights Conveyed

      As shown in the summary table, all of the comparables are encumbered by existing leases; therefore, the leased fee estate was conveyed in each case. As such, no adjustments are warranted for differences in property rights conveyed.

Seller Financing/Cash Equivalency

     All of the comparables were sold on the basis of cash to the seller. Thus, we have made no adjustments to the comparables for seller financing.

Conditions of Sale

     We identified no special motivational conditions concerning the comparables; therefore, no adjustments for conditions of sale were made.

Date of Sale

     As shown in the summary table, the transactions occurred between May 1996 and May 1997, a period of one year. As mentioned in the preceding Office Market Analysis, the overall office market in the Washington, D.C. metropolitan area has strengthened over the past 12 to 24 months, with the Northern Virginia markets being the most active and rapidly improving section of the metropolitan area.

     All of the comparables sold during a period of continuing improvement and active investment. Sales prices appear to be showing an increasing trend, though the short time period in which the transactions occurred as well as the various physical and economic differences between them make a definitive analysis difficult. Thus, while interviews with investors and our own analysis of the data suggests values may have increased over this period, we have not specifically made a market conditions adjustment. Rather we will conclude to the upper end of the adjusted value indications.

Other

     Most of the additional considerations for the comparables involve locational issues, design and quality elements, and economic factors. Location and economics are interrelated and the following chart provides pertinent information about the various submarkets in which the subject and the comparables are located. The data, which is as of First Quarter 1997, relates to the overall markets. It is noted that the subject's average rental rate is currently $19.34 per square foot, with its most recent leases being between $19.00 and $21.75 per square foot.


==============================================================================

                                                Sales Comparison Approach
==============================================================================





==============================================================================
                    Occupancy and Rental Data by Submarket
==============================================================================
                                         Average Class A       Average Overall
   Submarket          Occupancy Rate       Rental Rates          Rental Rates
                                              Per SF                Per SF
==============        ================   =================      ===============
Fairfax/Oakton/Vienna      93.7%              521.96                 S19.48
Merrifield/Route 50        95.2%              $23.54                 $17.65
Tysons Comer/McLean        94.8%              $24.12                 $22.46
Reston/Hemdon              93.3%              $23.17                 $20.02
Huntington/Eisenhower      96.3%              $19.50                 $21.16

Analysis of Specific Comparables

     Comparable I-1, Centrepointe I and II, are located a mile or two west of the subject. The project consists of two, eleven story, Class A office buildings that were 100 percent occupied, primarily by AMS. The tenant was expanding in the second building. Rental rates were reported to be below market. They are superior quality buildings with a better location, and are superior in that respect. The buildings are very superior to the subject in terms of quality, and somewhat superior in terms of location and rent roll. Overall, a downward adjustment is necessary to equate the comparable to the subject.

     Comparable I-2, 8280 Greensboro Drive, is a Class A-, nine-story office building in the Tysons Corner market. It was close to 100 percent occupied according to the buyer, who would disclose only that their going in capitalization rate was near 8.75 percent. The building is in a superior location to the subject and is a superior quality. As perspective on the differential, recent lease comparables for this quality building in Tysons Corner have been in the mid-$20s per square foot. From an economic standpoint, existing net operating income at the comparable was $2.91 per square foot higher than the subject. Overall, a downward adjustment is necessary to equate the comparable to the subject.

     Comparable I-3, Tysons Office Center, is a Class A-/B+, nine-story office building located on Route 7 in the Tysons Corner submarket. While in a superior market to the subject, it is of a similar vintage, though with a more appealing exterior facade. The asking rents at the time of sale were $20 per square foot and are generally consistent with the subject's. While superior in some respects, it is significantly inferior to the subject in that it has a many leases at below market rents which the purchaser expects to roll to market over the next three years. Given the locational superiority being offset by the economic inferiority, the building is rated as being inferior to the subject. Overall, an upward adjustment is necessary to equate the comparable to the subject.

     Comparable I - , Cameron Office Park, Building I, is a six story, Class A office building constructed in 1991 and 95 percent occupied at the time of sale. It has good access and visibility to the interstate highways. The tenancy was very stable until 1999 and 2000 when 80 percent of the building rolls over. The buyer did not perceive this as a problem, but as an

==============================================================================

                                                Sales Comparison Approach
==============================================================================



opportunity to increase the rents. Nonetheless, the comparable has a lower existing net operating income than the subject for several years and is inferior to the subject in this regard. Overall, an upward adjustment is deemed necessary to equate the comparable to the subject.

     Comparable I-5, the Nortel Building on Corporate Ridge Road in McLean, is a good quality, ten-story, office building constructed in 1989 that was 100 percent occupied at the time of sale. The seller occupied 57 percent of the building and had signed itself to a market level lease prior to sale. There is limited tenant turnover until 2001. From an economic standpoint, existing net operating income at the comparable was $2.61 per square foot higher than the subject. Downward adjustments are necessary, therefore, to equate the comparable's superior rent levels and tenant stability to the subject.

     Comparable I-6, Reston Plaza I and 11, are two, three-story brick office buildings on Sunrise Valley Drive in Reston, Virginia. They are physically similar to the subject. They sold 100 percent occupied with average rents several dollars below market, but with a net operating income about $1.90 per square foot less than the subject. Thus, the purchaser acquired the property recognizing that there was significant room for increasing income. Overall, the project was inferior to the subject in terms of existing income. Overall, an upward adjustment is deemed necessary to equate the comparable to the subject.

     Comparable I-7, Executive Office Park III, also in Reston, was the sale of a 100 percent occupied, six-story, brick office building constructed in 1985. This building was leased at below market rents, estimated by the seller to be about $3.40 per square foot. Net operating income was roughly $0.27 per square foot more than the subject. Their estimate of market rent for the building was less than the subject's, however, suggesting various physical and/or locational differences. Tenancy was stable for three years then followed by 59 percent turnover in 1999 and 2000. Thus, the comparable's turnover risk makes it inferior to the subject. Overall, an upward adjustment is necessary to equate the comparable to the subject.

     The following chart summarizes how each sale compares to the subject property from a physical, locational and economic (occupancy and rental rate) standpoint.

==============================================================================

                                                Sales Comparison Approach
==============================================================================


==============================================================================
                          Improved Sales Comparison
==============================================================================
                                             Sales           Overall Rating
Comp.          Property                      Price             Relative to
No.                                          Per SF            the Subject(1)
=====    =============================    =============     ==================
 I-1      Centrepointe I & II              $134.77                 Somewhat
          Fairfax, VA                                              Superior
 I-2      8280 Greensboro Drive            $146.10                 Superior
          McLean, VA
 I-3      Tysons Office Center             $112.68                 Inferior
          Vienna, VA
 I-4      Cameroon Office Park I           $107.16                   Very
          Alexandria, VA                                           Inferior
 I-5      Nortel Building                  $138.72                 Somewhat
          McLean, VA                                               Superior
 I-6      Reston Plaza I and 11            $107.66                     Very
          Reston, VA                                               Inferior
 I-7      Executive Park III               $116.61                 Inferior
          Reston, VA
==============================================================================
Note 7: Considers the effect of all adjustments.
==============================================================================


      Because of the multiple differences inherent in office properties with respect to quality and design, location, and economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best. The two comparables rated somewhat superior to the subject are I-1 and I-5, with unit prices of $134.77 and $138.72 per square foot respectively. They set the upper limit of likely values. Comparables I-3 and I-7 are rated inferior to the subject, but less so than some of the other sales. Their unit prices are $112.68 and $116.61 per square foot, respectively, and they set the lower limit of likely unit values. Thus, the range of unit values is between say $115 and $130 per square foot. Further review suggests that the subject, with many new leases at market rents is more likely to be at the upper end of this range, or say $125 to $130 per square foot. Accordingly, we have concluded to this range. When applied to the net rentable area, our estimated value range by the Sales Price Per Square Foot method is $18,900,000 to $19,600,000, rounded.



==============================================================================
                  Sales Price Per Square Foot Unit Analysis
==============================================================================
         SF NRA          x        Unit Price {S/SF) =      Value Estimate
==================    ========   ======================   ================
         150,961         x           $125.00 =              $18,870,125
         150,961         x           $130.00 =              $19,624,930
------------------------------------------------------------------------------
                      Rounded: $18,900,000 to $19,600,000
                           or $125.20 to $129.83/SF
==============================================================================

==============================================================================

                                           Income Capitalization Approach
==============================================================================



Methodology

     The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion the discounted cash flow method is appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect perceived investor expectations.

Potential Gross Income

     Generally, office tenants pay fixed gross rent on a rentable area basis which is consistent with space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts.

Existing Leases

     As of July 1997, and including several signed renewals and new leases for tenants due to take occupancy in July, the property is 74 percent leased by about seven different tenants. One additional lease has been executed for an August 1997 commencement that will bring the property to an 87 percent occupancy. The property contains 150,961 rentable square feet in total with all of the fourth floor unleased as of the effective date of the appraisal. The auditorium and lunch room on the first floor are considered as permanent amenities. The average rent in the first full year of the analysis is $19.34 per square foot.

     The major tenants in the property include Mantech, Logicon, and as of August Aerotek. Mantech formerly occupied most of the building and has downsized and renewed for space on all of the 6th, 8th and part of the first floors. Their total area is 43,848 square feet at an average rent of $19.80 per square foot, full service. Logicon has leased all of the 7th floor commencing July 1997 with a base rent of $20.00 per square foot. The new Aerotek lease on the 7th floor is for $21.75 per square foot. We have been provided with either leases or lease abstracts for most of these tenants.

     The building has one other full floor tenant on the 5th floor that signed in 1994 and has a current rent of 12.58 per square foot. The balance is either vacant or occupied by smaller tenants. The credit quality for the tenants is not specifically known. In conversations with the property manager, we were informed that none of the tenants were currently at risk of default.


==============================================================================

                                           Income Capitalization Approach
==============================================================================


     Based upon the subject's current lease expiration schedule 24 percent of the property's rentable area is due to expire within the next three fiscal years. Within years four through six, 23 percent of current leases are due to expire, all in fiscal year 2004. Within our projected 11 year holding period all of the leases currently in place or projected to be signed will expire. An expiration summary is shown in the following table.

==============================================================================
                           Lease Expiration Schedule
==============================================================================
                        Number of          Tool             Percent of
          Fiscal        Tenants        Expirations          Total Net
 Period    Year         Expiring      (Square Feet)        Rentable Area
========  =========   ============   ================    =====================
    1      1998             2                10,420            6.90%
    2      1999             1                 6,330            4.19%
    3      2000             1                19,872           13.16%
    4      2001             0                     0            0 00%
    5      2002             0                     0            0.00%
    6      2003             0                     0            0.00%
    7      2004             3                34,522           22.87%
    8      2005             1                 9,033            5.98%
    9      2006             2                30,872           20.45%
   10      2007             5                74,140           49.11%
   11      2008             0                     0            0.00%
   12      2009             2                28 192           18 68%
                           ---              --------        ---------

  Tools                    17               213,381           141.35%

 Annual/ Average           1.4              17,782             11.78%
==============================================================================

     Based upon the lease expiration schedule, we have forecasted an eleven year investment holding period. Fiscal year 2008 has no vacancy and would represent an overstatement of the reversionary value. Fiscal year 2009, by contrast, has a more normalized turnover percentage compared to a market with average lease terms of six years (16.7 percent annually) and, for analysis purposes, is considered a stabilized reversionary year (please refer to the fiscal year cash flow).

Market Rental Rate

     Market rent for the property has been estimated by analyzing comparable leases exhibited on the summary chart on the facing page.

     Prior to adjustment, the comparables (excluding leases at Greenwood Corporate Center) reflect a range in base rent of $16.00 to $21.00 per square foot, full service. After adjustment for rent concessions, the range was unchanged. There are few concessions being granted in today's market. Only three of the comparable leases included any free rent and none included above standard tenant improvement allowances.


==============================================================================

                                           Income Capitalization Approach
==============================================================================



     As shown in the Micro Market summary table presented in the Market Analysis section of the report, asking rents at competing properties are in the range of $17.50 to $25.00 per square foot. Actual lease rates are only slightly below asking levels.

     The subject's contract rents average $19.34 per square foot, full service, in the first 12 months of the holding period. Most leases within the property were signed in the 1997 and only four leases totaling 36,622 square feet have commencement dates in 1996 or earlier, a period when average rents were well below the current market rents. All of the recent leases at the property are shown at the top of the Comparable Office Rentals chart on the preceding facing page. The most recent leases at the property have been in the $19.00 to $21.75 per square foot range. Two lease proposals currently being negotiated were initially offered at $21.00 and $21.50 per square foot. On average, we believe the contract rents within the building are only a little below market.

     Additional rental income from these leases include operating expense reimbursements for increases over base year amount. Expense stops for most tenants are between $5.95 and $6.24 per square foot, or near the 1996 actual operating expenses of $6.09 per square foot.

     Recent leases within the market include few concessions, either in the form of free rent or above standard tenant improvement allowances. Most brokers interviewed were of the opinion that rental concessions were not being granted.

     Several brokers indicated that the market has continued to improve over the last six months, with rents increasing and concessions remaining almost non-existent. In the view of many, the leasing market has generally reached stabilization and the delivery of new office buildings to the market will be the primary influence on rental rate and occupancy trends. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3.5 percent per annum through the projection period. The recent rent spikes are not anticipated to continue in the minds of market participants we spoke with due primarily to the onset of new speculative construction. Investors are reportedly taking a wait and see approach over the short term at least. It is not too inconceivable that additional rent spikes will occur. However, we believe the prudent approach at this stage is level rent growth. Finally, free rent and tenant workletter concessions should remain consistent with current levels.

     The property's asking rental rate of $20.00 to $25.00 per square foot is somewhat less than the minimum rents for new leases at the subject property of $19.00 to $21.75 per square foot. In our opinion, market rents for space within the subject property are solidly at $21.00 per square foot, recognizing that some leasing will be done above and below this rate.

     The above estimated market rents assume the following concession package.


==============================================================================
                          Free Rent                Tenant Improvements
===============  =======================  ====================================
New Leases        1997         0 months    1997                         $8.00
                  Thereafter   O months    Growing Thereafter at 3.5%
Renewing Leases   1997         0 months    1997                         $4.00
                  Thereafter   O months    Growing Thereafter at 3.5%
==============================================================================





==============================================================================

                                           Income Capitalization Approach
==============================================================================



Assumptions Regarding Existing and Proposed Leases

     Our analysis specifically assumes that all of the existing tenants will remain in the property and continue to pay rent under the terms of their leases. Information provided by management indicates that none of the tenants are currently in default. The tenant base appears to be stable and management has indicated that defaults are not anticipated.

     With regard to lease expirations, we have projected that 60 percent of tenants will rollover (sign a new lease) and approximately 40 percent will turnover (allow their lease to expire and vacate the property) upon expiration of their primary lease term. This assumption is based in large part on management's projection of a near term retention rate which is based on their knowledge and expertise in the market. Furthermore, we believe that this level of retention can be achieved over a long term holding period.

     Typical leases are three to ten years in duration. An examination of the comparable leases shows an average term of about six years given a typical mix of lease terms. Accordingly, we have assumed six year terms for speculative tenants.

     Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a stabilized vacancy and construction period of nine months. We acknowledge that current time between tenants may be shorter, though a long term trend may reflect fluctuations. Vacancy between leases is weighted for the 40 renewal probability, resulting in an effective downtime of four months (rounded) upon each lease expiration. On a six year average lease term, this equates to 5.3 percent average physical vacancy (downtime of four months divided by the downtime plus the 72 month average lease term)

Miscellaneous Income

     Sources of miscellaneous income for the property include additional charges for overtime HVAC, interest on security deposits, and other income from additional services to the tenants. In 1996 there were $6,024 in miscellaneous revenues, but none were projected in the owner's 1997 budget. Typically, office buildings have some receipts in this category, and we have included a stabilized $2,000 per year in our analysis. It is projected to grow in the future at 2.0 percent annually.

Reimbursable Expenses (Escalations)

     Tenants are responsible for their pro-rata share of real estate taxes when taxes exceed those incurred during the first full year of their occupancy. This type of escalation is typically also applied to operating expenses in the majority of office buildings. The majority of current leases in the subject property include an operating expense escalation, which calculation may be summarized as follows:

     Billing Year Operating Expenses
     Less: Base Year Operating Expenses
     Equals: Increase in Operating Expenses
     Multiplied by: Tenant's Pro Rata Share

==============================================================================

                                           Income Capitalization Approach
==============================================================================


     We have assumed that future leases in the subject property will be on a full service basis. Tenants will be responsible for the increase in operating expenses and real estate taxes over the base calendar year amount.

Vacancy and Collection Loss

     Our cash flow projection assumes a tenant vacancy of nine months upon each lease expiration set against our probability of renewal estimated at 60 percent, in addition to a global credit loss provision applied to the gross rental income. The global credit loss provision is applied to the gross rental income from all tenants and is estimated at 2.0 percent throughout the holding period.

     All of the fourth floor is currently vacant, and it consists of two demised suites totaling 19,872 square feet. We have absorbed the space in October and December 1997 given that negotiations are currently underway for both spaces.

     Based on the subject's weighted average downtime between leases, as well as the preceding absorption schedule for the subject property, the overall average occupancy rate of the subject property over the 11 year holding period is 95.5 percent. Including our overall credit loss allowance estimated at 2.0 percent, the implied overall vacancy and credit loss factor for the subject property is 93.5 percent.

Operating Expenses

     We have analyzed the reported operating expenses for 1996 and budgeted expenses for 1997. The total expenses for 1995 were not available due to the transfer of the property between owners in that year. We forecasted the property's operating expenses after reviewing operating expenses of similar buildings and after consulting local building managers and agents, including Cushman & Wakefield property management personnel, etc. We also examined industry norms as reported by the BOMA Experience Exchange Report published by the Building Owners and Managers Association International, a nationally recognized publication.

     On the facing page is the income and expense analysis for the property. The following analysis attempts to utilize the subject's historical operating expense data supported by the comparable expense data. The age and unique physical features of the subject warrant consideration of the subject's historical expenses in estimating market operating expenses.

     Following are the projected operating, recoverable and non-recoverable expenses we have used in our cash flow analysis. We have analyzed each item of expense individually and attempted to project what the typical informed investor would consider reasonable. Although every expense category is addressed herein, only those requiring explanation of variations will be discussed in great detail.

     The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed in the Addenda of this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual


==============================================================================

                                           Income Capitalization Approach
==============================================================================




year, but rather the long term trend over the period of analysis. Based on the historical CPI trends, we concluded that our selected growth rate of 3.5 percent would fairly reflect an overall inflationary rate over the long term.

Recoverable Expenses
     Real Estate Taxes

     We discussed real estate taxes in a prior section. We used the current tax amount and tax rate for 1997, stepped the total tax liability in 1998 for potential increases in assessments, and have it growing at 3.5 percent annually thereafter to keep pace with overall property value increases in the market.

     Operating Expenses

     Operating expenses consist of property insurance, utilities, janitorial services, repairs and maintenance, contract services for items such as trash removal, landscaping, snow removal, elevator and HVAC maintenance, etc. The total operating expenses were $4.10 per square foot in 1996 and were projected in the 1997 budget at $4.24 per square foot, or a 3.4 percent increase. Comparables show operating expenses in the $3.50 to $3.80 per square foot range for similar quality facilities, and the BOMA experience report shows average costs of $4.12 per square foot and a low mid range point of $3.72 per square foot. We have stabilized operating expenses at a level consistent with the subject's recent history and the trend at the comparables, or $4.15 per square foot. The estimate is considered reasonable for stabilized operations.

     Administrative and Other Operating Expenses

     This fee includes recoverable administrative costs for administrative and on-site maintenance personnel, rent collection, property supervision, and budget preparation, as well as miscellaneous items such as accounting and general office expenses (less the management fee). The expense has been stable at $0.70 to $0.75 per square foot. Based on data from comparable properties, we stabilized the 1997 cost at $0.75 per square foot.

     Management Fees

     This fee includes rent collection, property supervision, and budget preparation. The current management agreement includes a fee of 2.5 percent of effective gross income. In conversations with local real estate professionals, we have determined the management fees for multi-tenant buildings are most commonly at the 2.5 to 3.5 percent level. We have modeled the management fee at 3.0 percent of effective gross income.

Non-Recoverable Expenses
     Non-Recoverable Administrative Expenses
     This expense category typically covers miscellaneous non-recoverable expense items such as legal and advertising expenses. No non-recoverable, non-capital expenses were identified for 1996 or in the 1997 budget. The BOMA experience reports for this locale show an average of $0.25 per square foot. Based on our experience with other such properties, we stabilized the 1997 cost at $0.20 per square foot.


==============================================================================

                                           Income Capitalization Approach
==============================================================================


     Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for fiscal year 1997/98 equates to $1,068,738 ($7.08 per square foot of net rentable area), excluding capital replacements, tenant alterations and leasing commissions. This projection is up $0.25 per square foot from the 1996 actual expenses, or 3.7 percent.

Other Expenses

o Other operating expenses include Tenant Improvements, Leasing Commissions and Reserves for Replacements. The probability of incurring future leasing commissions and tenant improvements/finish is based on the following:

          40 percent probability of turnover existing tenant vacates a space and the space is released to a new tenant) and 60 percent probability of rollover (an existing tenant relets his space).

     Tenant Improvements/Finish - As previously noted, we have forecasted a tenant finish allowance of $8.00 per square foot for new tenants in second generation space, and $4.00 per square foot for renewals. Therefore, upon the expiration of all leases, a weighted tenant improvements allowances is applied to tenants upon expiration. Application of the renewal probabilities results in a weighted average tenant improvement allowance of $5.60 per square foot. Tenant improvements/finish costs are projected to increase at the rate of 3.5 percent per year through the projection period.

     Leasing Commissions - For the period under analysis, average leasing commissions for all new leases are estimated to be 5.0 percent and 2.0 percent for renewals. The new lease commission rate reflects the fact that a landlord will typically be charged a commission of 3.0 to 4.0 percent by the tenant's agent and 2.0 to 3.0 percent by the landlord's agent. Upon renewal, landlords resist paying leasing commissions but typically pay a portion of the full commission rate or a partial fee to the management company for its assistance in working with the tenant. Application of the renewal probabilities results in a weighted average commission rate of 3.20 percent. The weighted average commissions are applied to all expiring space and are not passed through to tenants.

     Capital Replacements/Reserves - Reserves for replacements should be (though as a practical matter, they may not be) set aside to accumulate an amount sufficient to replace and/or repair certain major building components, i.e., roof, HVAC system, etc. during the period under analysis. Based on our inspection and conversations with the property manager, the subject property appears to be in good condition overall. We have estimated capital reserves of $0.15 per net rentable square foot for 1997, increasing by 3.5 percent per year throughout our analysis.

     The expense growth rates incorporated in our projections result in a 3.4 percent annual compound growth rate over the holding period. This reflects a partial year increase for the remainder of 1997, but a significant increase in real estate taxes due to a projected bump in 1998.

==============================================================================

                                           Income Capitalization Approach
==============================================================================


Discounted Cash Flow Analysis

     In the discounted cash flow analysis, we employed the PRO-JECT+ plus software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

Discounted Cash Flow Assumptions

     We used the following figures and assumptions in the computer model.

 Years in Forecast:                     12

 Holding Period:                        11

 Starting Date:                         July 1, 1997

 Market Rental Rate (Year 1)            $21.00/sf

 Annual Escalations:                    3.0%

 Miscellaneous Income:                  $2,000

 Growth in Market Rental Rate:          3.5% per annum

 Expense and Tax Pass-Throughs:         Gross leases - tenants pay pro-rata
                                        share of real estate tax and operating
                                        cost increases over a base year
                                        amount.

 Expense Growth Rate:                   1.75% at the end of 1997, 3.5%
                                        thereafter

 Consumer Price Index:                  3.5% per annum

 Free Rent (All leases)                 None

 Lease Term (Typical):                  6 years

 Renewal Probability:                   60%

 Tenant Improvements - New Leases       $8.00/SF

 Tenant Improvements - Renewing Leases  $4.00/SF

 Leasing Commissions:
     New Leases                         5.0%
     Renewal Leases                     2.0%
     Weighted Average                   3.2%


==============================================================================

                                           Income Capitalization Approach
==============================================================================



 Vacancy Between Leases:          9 months (prior to renewal probability of
                                  60%; effective vacancy is 4 months

 Credit Loss:                     2.0% (average; applies to all tenants).

 Reversion Year:                  2009 (12th fiscal year).

 Reversion Cap Rate:              9.25% (applied to net operating income).

 Reversion Selling Expenses:      2.5% (includes brokerage, legal fees and
                                  estimated transfer taxes).

 Discount Rate (IRR):             11.5% (see Discount Rate Analysis).

Cash Flow Projection

     On the following page is our 12 year cash flow projections which include our 11 year holding period and 12th year reversion. The cash flow reflects the results of the PRO-JECT+ plus projection.


==============================================================================

                                                     Greenwood Corporate Center
                                                      Fairfax County, Virginia
                                                    Discounted Cash Flow Analysis

=========================================================================================================================
   Begin July 1, 1997:              1998            1999            2000            2001            2002            2003
=========================================================================================================================
Income
  Base Rental Income          $2,540,677      $2,860,753      $3,000,247      $3,190,411      $3,395,453      $3,504,671
  Expense Recoveries             $69,264        $128,921        $160,270        $168,135        $212,716        $252,705
                             -----------     -----------     -----------     -----------     -----------     -----------
Gross Rental Income           $2,609,941      $2,989,674      $3,160,517      $3,358,549      $3,608,169      $3,757,376

  Other Income                    $2,020          $2,060          $2,102          $2,144          $2,187          $2,230

  Less: Vacancy & Credit Lo      (52,199)        (59,793)        (63,210)        (67,171)        (72,163)        (75,147)
                             -----------     -----------     -----------     -----------     -----------     -----------
Exective Gross Income         $2,559,762      $2,931,941      $3,099,409      $3,293,522      $3,538,193      $3,684,459

Expenses
  Real Estate Taxes             $208,571        $235,287        $243,522        $252,045        $260,867        $269,997
  Operating Expenses            $637,464        $659,775        $682,867        $706,767        $731,504        $757,107
  General & Administrative      $115,181        $119,212        $123,385        $127,703        $132,173        $136,799
  Management Fee                 $76,793         $87,958         $92,982          98,806        $106,146        $110,534
                             -----------     -----------     -----------     -----------     -----------     -----------
    Total Recoverable         $1,038,009      $1,102,232      $1,142,756      $1,185,321      $1,230,690      $1,274,437

Non-Recoverable Expense          $30,729         $31,804         $32,917         $34,069         $35,262         $36,496

TOTAL EXPENSES                $1,068,738      $1,134,036      $1,175,673      $1,219,390      $1,265,952      $1,310,933
                             -----------     -----------     -----------     -----------     -----------     -----------

Net Operating Income          $1,491,024      $1,797,905      $1,923,736      $2,074,132      $2,272,241      $2,373,526

  Capital Reserves                22,644          23,437          24,257          25,106          25,985          26,894
  Tenant Improvements            627,932          37,973               0         123,382               0               0
  Leasing Commissions            519,911          23,783               0          77,277               0               0



=========================================================================================================================
   Begin July 1, 1997:              2004            2005            2006            2007            2008            2009
=========================================================================================================================
Cash Flow                       $320,537      $1,712,712      $1,899,479      $1,848,367      $2,246,256      $2,346,632

  Base Rental Income          $3,338,466      $3,615,883      $3,624,784      $3,924,617      $3,801,508      $4,178,781
  Expense Recoveries            $246,408        $259,282        $246,850        $227,832         $82,079        $113,036
                             -----------     -----------     -----------     -----------     -----------     -----------
Gross Rental Income           $3,584,874      $3,875,165      $3,871,634      $4,152,449      $3,883,587      $4,291,817

  Other Income                    $2,275          $2,320          $2,367          $2,414          $2,462          $2,512

  Less: Vacancy & Credit Lo      (71,697)        (77,503)        (77,433)        (83,049)        (77,672)        (85,836)
                             -----------     -----------     -----------     -----------     -----------     -----------
Exective Gross Income         $3,515,452      $3,799,982      $3,796,568      $4,071,814      $3,808,377      $4,208,493

Expenses
  Real Estate Taxes             $279,447        $289,227        $299,350        $309,828        $320,672        $331,895
  Operating Expenses            $783,606        $811,032        $839,418        $868,797        $899,205        $930,677
  General & Administrative      $141,587        $146,542        $151,671        $156,980        $162,474        $168,161
  Management Fee                $105,464        $114,000        $113,897        $122,154        $114,251        $126,255
                             -----------     -----------     -----------     -----------     -----------     -----------
    Total Recoverable         $1,310,104      $1,360,801      $1,404,336      $1,457,759      $1,496,602      $1,556,988

Non-Recoverable Expense          $37,773         $39,095         $40,464         $41,880         $43,346         $44,863

TOTAL EXPENSES                $1,347,877      $1,399,896      $1,444,800      $1,499,639      $1,539,948      $1,601,851
                             -----------     -----------     -----------     -----------     -----------     -----------

Net Operating /ncome          $2,167,575      $2,400,086      $2,351,768      $2,572,175      $2,268,429      $2,606,642

  Capital Reserves                27,835          28,810          29,818          30,862          31,942          33,060
  Tenant Improvements            196,140         111,711         235,622          82,311         503,347         165,821
  Leasing Commissions            122,847          69,967         147,576          51,554         315,259         103,858


Cash Flow                     $1,820,753      $2,189,598      $1,938,752      $2,407,448      $1,417,881      $2,303,903
-------------------------------------------------------------------------------------------------------------------------


                                           Income Capitalization Approach
==============================================================================

Terminal Capitalization Rate Selection

     A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market.


==============================================================================
                       Summary of Capitalization Rates
==============================================================================
                 Sale                     Capitalization
                  No.                          Rate
              ==========                ================
                  1                            N/A
                  2                           8.75%
                  3                            N/A
                  4                           8.52%
                  5                           9.00%
                  6                           7.40%
                  7                           8.70%
==============================================================================


     The OARs for the comparable sales from which we were able to derive capitalization rates ranged from 7.4 to 9.0 percent, with a median of 8.7 percent. Sales 2 and 4 had little projected turnover over the holding period and are most typical of multi-tenant buildings in the market, like the subject would be at the end of the holding period.

     Cushman and Wakefield has surveyed national real estate investors for their investment objectives as of the Winter of 1996. This information includes parameters relative to going-in cap rates, terminal capitalization rates, and IRRs for specific property types. A copy of this survey can be found in the Addenda.



==================================================================================================
                      Cushman 8 Wakefield Investor Survey
                                  Autumn 1996
                Offices-Suburban/Non-CBD, Class-B--Leased Asset
==================================================================================================
                      Going-in          Terminal                           Income         Expense
                      Cap Rate          Cap Rate              IRR          Growth         Growth
                  ================   ================   ===============  ============   ==========
 Overall Range        8.0-12.0 %        9.0-11.0 %       10.5 - 18.0 %    0.0-8.0 %      2.0-5.0 %
 Average Low/
 Average High         9.5 /10.0 %       9.8 / 10.2 %     12.0 / 12.5 %   3.4 / 4.5 %    3.4 / 3.7 %
==================================================================================================




     The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring investment-grade suburban, non-CBD office properties in the United States. Generally speaking, our survey reveals terminal capitalization rates of 8.0 to 12.0 percent with the average low and high responses of 9.5 and 10.0 percent for investment grade Class B - Leased offices in non-CBD suburban locations.

     We also considered the Korpacz Real Estate Investor Survey for the First Quarter 1997 for the National Suburban Office Market. It showed terminal cap rates ranging from 8.25 to 11.0 with an average of 9.6 percent. The average was down eight basis points compared to a year ago.

==============================================================================

                                           Income Capitalization Approach
==============================================================================



     A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in", rate to arrive at a terminal capitalization rate, according to Cushman 8 Wakefield's periodic investor surveys. Based on the subject's age, condition, and competitiveness at the end of the holding period, as well as the high demand for office product in the Northern Virginia market, we would conclude to a 9.0 to 9.5 percent reversionary capitalization rate, or say 9.25 percent.

Discount Rate Analysis

     We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (Internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

     Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

==============================================================================
                          Autumn 1996 Investor Survey
==============================================================================
              Going-ln               Terminal            IRR
            Low     High           Low    High       Low      High
          =======  ========     =======  =======   =======  =======          =
Mean        8.80%     9.50%       9.30%   9.90%     11.2%     11.6%
Range       8.00%    11.0%        8.00%   11.0%     10.0%     13.0%
==============================================================================

     This table summarizes the investment parameters of some of the most prominent investors currently acquiring good quality suburban office properties in the United States. The entire survey is included in the Addenda to this report, with a further breakdown of yield rates shown earlier.

     The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.
==============================================================================

                                           Income Capitalization Approach
==============================================================================

     The investors' internal of return cited above range from 10.0 to 13.0 percent. In our analysis of this office building, we discounted the cash flows at 11.5 percent.

     The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

     Eleven-Year Cash Flow Analysis

     Based on the discount rate selected above, we estimate property value at $18,800,000, rounded. The valuation table is presented on the following page.

==============================================================================

                                       Greenwood Corporate Center
                                            Fairfax, Virginia
                                      Discounted Cash Flow Analysis

========================================================================================================
               NET                     DISCOUNT                 PRESENT                         CASH ON
FISCAL        CASH                     FACTOR @                 VALUE OF      COMPOSITION         CASH
 YEAR         FLOW                      11.50%                 CASH FLOWS      OF YIELD          RETURN
========================================================================================================
 1998     $    320,537     X           0.896861     =             $287,477          1.53%         1.71%
 1999     $  1,712,712     X           0.804360     =           $1,377,636          7.33%         9.12%
 2000     $  1,899,479     X           0.721399     =           $1,370,282          7.29%        10.11%
 2001     $  1,848,367     X           0.646994     =           $1,195,883          6.37%         9.84%
 2002     $  2,246,256     X           0.580264     =           $1,303,422          6.94%        11.96%
 2003     $  2,346,632     X           0.520416     =           $1,221,225          6.50%        12.49%
 2004     $  1,820,753     X           0.466741     =             $849,820          4.52%         9.69%
 2005     $  2,189,598     X           0.418602     =             $916,570          4.88%        11.66%
 2006     $  1,938,752     X           0.375428     =             $727,861          3.87%        10.32%
 2007     $  2,407,448     X           0.336706     =             $810,603          4.31%        12.82%
 2008     $  1,417,881     X           0.301979     =             $428,170          2.28%         7.55%

Total Present Value of Cash Flows                              $10,488,949         55.83%         9.75%
                                                                                                 Average
Reversion:
 2009 *  $2,606,642 /                     9.25%     =          $28,179,914
         Less: Cost of Sale @             2.50%     =            ($704.498)
                                                             -------------
         Net Reversion                              =          $27,475,416
         X Discounted Factor                        =             0.301979
                                                             -------------

         * Net Operating Income

 Total Present Value-of Reversion                               $8,296,993         44.17%
                                                                                 -------

 Total Present Value                                           $18,785,942        100.00%

            ROUNDED:                                           $18,800,000
                                                             -------------

           ================================================================
           Net Leasable Area (S.F.):                               150,961
           Per Square Foot of Net Rentable Area                    $124.54
           Implicit Going-in Capitalization Rate:
           Year One NOI ( 12 Months )                           $1,491,024
           NOI Annualized                                       $1,491,024
           Going-In Cap Rate                                          7.93%
           ================================================================


========================================================================================================

                                           Income Capitalization Approach
==============================================================================

Reconciliation Within Income Capitalization Approach

     Using the above indicated rates of return, our cash flow model indicated a value of $18,800,000, rounded, or $124.54 per square foot, as shown on the preceding page. This value estimate produces a very high implied going-in capitalization rate of 7.9 percent, which falls at the low end of the range generally required by investors as noted in the Cushman & Wakefield Investor Survey. As discussed earlier, going-in rates derived from the comparable sales were mostly between 8.5 and 9.0 percent. The primary factors impacting the low going-in rate are that the property's current tenancy includes a few tenants paying rent that is $4 to $8 per square foot less than market, as well as there being near term tenant improvement costs and commissions to be paid for the new tenants leasing up the remaining vacant space. Given these items, an implied going-in rate below those of the sales is logical, as it reflects the property's near term upside potential.

     Regarding the composition of the yield, as analyzed in the Discounted Cash Flow Analysis chart, 56 percent of the subject's ultimate yield is derived from the cash flow of the property with the balance attributable to the reversion or resale of the property at the conclusion of the holding period. Typical investor requirements dictate that a substantial amount of the value be derived from the cash flow. Greater risk would be evident when the reversion provides a larger percentage of the overall return than the cash flows. In this instance, the relationship is consistent with investor expectations.

     Thus, it is our opinion that the prospective market value of the property, as of July 1, 1997, by the Income Capitalization Approach, $18,800,000 which equates to $124.54 per square foot of net rentable building

Value Indicated by Discounted Cash Flow Analysis:        $18,800.000


==============================================================================

                                  Reconciliation and Final Value Estimate
==============================================================================



     We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.


Sales Comparison Approach                  $18,900,000 to $19,600,000
Income Capitalization-Approach                            $18,800,000


     The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

     It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

     There are several additional reasons why the Sales Comparison Approach does not form the primary basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

     In light of the above, we are of the opinion that the prospective market value of the leased fee estate in the property, as of July 1, 1997, is:

                THIRTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                 $18,800,000


==============================================================================

                                  Reconciliation and Final Value Estimate
==============================================================================


Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal.) The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusions represent a price achievable within one year's marketing time on the open market.

==============================================================================

                                      Assumptions and Limiting Conditions
==============================================================================



"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor COW shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

==============================================================================

                                      Assumptions and Limiting Conditions
==============================================================================


6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
     (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.


==============================================================================

                                               Certification of Appraisal
==============================================================================




We certify that, to the best of our knowledge and belief:

1. Steven A. Studabaker, MAI, inspected the property and wrote the report. Donald R. Morris, MAI, Manager, Cushman & Wakefield of Washington D.C., Valuation Advisory Services, also inspected the property and has reviewed and approved the report.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Steven A. Studabaker, MAI, and Donald R. Morris, MAI, have completed the requirements of the continuing education program of the Appraisal Institute.

10. It is our opinion that the estimated prospective market value of the subject property, in as-is condition, as of the effective date of the appraisal, July 1, 1997, was $18,800,000.


DRAFT
----------------------------------------------------
Steven A. Studabaker, MAI
Virginia Certified General Appraiser No. 4001-001111




DRAFT
----------------------------------------------------
Donald R. Morris, MAI
Virginia Certified General Appraiser No. 4001-002465


==============================================================================

                                                                  Addenda
==============================================================================









==============================================================================

                                                                  Addenda
==============================================================================








                              Legal Description







==============================================================================

                                Legal Description


                                      [MAP]

                                [GRAPHIC OMITTED]


                           LEGATO ROAD     STATE ROUTE 658

===============================================================================


LEGAL DESCRIPTION - PARCEL 1


BEGINNING AT A POINT in the intersection of Legato Road (State Route 656) and Interstate Route 66: THENCE with the east line of Legato Road N 40 degrees 48' 00" W, 122.40 feet to a point; THENCE 07 degrees 36' 34" E, 370.29 feet to a point; WITH the arc of a curve to the right whose radius is 4940.00 feet, chord is 128.95 feet, chord bearing is N 08 degrees 21' 26" E, for a distance of
128.95 feet to a point; THENCE N 09 degrees 06' 18" E, 298.57 feet to a point; THENCE departing said road and running with the land of Sears, Roebuck Company and the land of Fairfax Associates the following courses and distances:

WITH the arc of a curve to the right whose radius is 39.00 feet, chord is 29.10 feet, chord bearing is N 77 degrees 11'55" E, for a distance of 29.82 feet to a point; THENCE S 80 degrees 53' 42" E, 23.21 feet to a point; WITH the arc ofa curve to the left whose radius is 191.00 feet, chord is 94.63 feet, chord bearing in N 84 degrees 45' 42" E, for a distance of 95.63 feet to a point; THENCE N 70 degrees 25' 05" E, 4.54 feet to a point; WITH the arc of a curve to the right whose radius is 39.00 feet, chord is 52.90 feet, chord bearing is S 66 degrees 52' 48" E, for a distance of 58.13 feet to a point; WITH the arc of a curve to the left whose radius is 897.00 feet, chord is 52.40 feet, chord bearing is S 25 degrees 51' 05" E, for a distance of 52.40 feet to a point; THENCE 39 degrees 34' 03" W, 241.06 feet to a point; WITH the arc of a curve to the left whose radius is 451.00 feet, chord is 630.78 feet, chord bearing is S 42 degrees 31' 09" E, for a distance of 698.55 feet to a point; THENCE S 13 degrees 40' 41" E, 50.22 feet to a point in the north line of Interstate Route 66;

THENCE with said Route 66, S 76 degrees 19' 19" W, 506.00 feet to a point, and S 80 degrees 53' 05" W, 50.06 feet to the point of beginning and containing
5.1436 acres, more or less.


PREPARED BY:  Harold A. Logan Associates, P.C.
              October 17, 1995


===============================================================================

                                -----------------
                                Legal Description
                                -----------------

                                                                 Addenda
==============================================================================







                          Improved Sales Comparables










==============================================================================

                                                 Office Building Offering
==============================================================================


 I-1                                    Sale

 Building Name:                         Centerpointe I and 11

 Location:                              4000 and 4050 Legato Road
                                        Fairfax, Fairfax County, VA

 Grantor:                               Joshua Realty Corporation
                                        (GE Investments)

 Grantee:                               Beacon Properties

 Date of Offering:                      June 1996

 Recording Data:                        Deed Book 9986, Page 825

 Recording Date:                        05/O1/97

Physical Description:

 Land Area:                              17.00 Acres
 Net Rentable Area:                      408,111 Square Feet
 Year Built:                             Circa 1988
 Occupancy at Sale:                      100 %
 Parking:                                Structured; 3.6/1000
 Quality:                                Excellent
 Construction:                           Masonry and Glass
 Stories:                                11

 Sale Price:                             $55,000,000

 Terms of Sale:                          All Cash to Seller
                                         Purchaser is a REIT

 Sale Price/Square Foot (RSF):           $134.77

 Centerpointe I:                         203,630 SF NRA, Yr Built: 1988

 Centerpointe II:                        204,481 SF NRA, Yr Built: 1990

COMMENTS:
  This is the sale of two, Class A suburban office buildings located at the intersection of West Ox Road and Legato Road, just south of US Route 50. The buildings are 100 percent occupied by American Management Systems (203,630 and 69,585 SF), QSI (28,359 SF), Fujitsu (20,336 SF) and others. Lease rollover exposure occurs in 1997, 1999 and 2007. The price is based on IRRs in the 11.0 to 11.5


==============================================================================

                                                 Office Building Offering
==============================================================================



I-1 Continued
     percent range. Asking rents in the market are between $18.00 and $20.00 per square foot. The contract price is $8,000,000 below the initial asking, or a 13% discount.

DCA4-2581






==============================================================================

                                                     Office Building Sale
==============================================================================

 I-2                               Sale

 Building Name:                    8280 Greensboro Drive

 Location:                         8280 Greensboro Drive
                                   McLean, Fairfax County, VA

 Parcel Number:                    029-3-15-0010-A

 Grantor:                          Tysons Corner Limited Partner-
                                   ship (Balcor)

 Grantee:                          Gateway Costal Properties, Inc
                                   (RREEF)

 Date of Sale:                     04/23/97

 Recording Data:                   Deed Book 9978, Page 446

 Recording Date:                   04/23/97

Physical Description:

 Land Area:                        115,140 Square Feet
                                   2.64 Acres
 Net Rentable Area:                205,341 Square Feet
 Year Built:                       1985
 Parking:                          547 spaces
 Construction:                     Steel frame; reflective glass
 Zoning:                           C4, Fairfax county
 Stories:                          9

Sale Price:                       $30,000,000

Terms of Sale:                    Cash to Seller

Appraisal Indicators:
 Overall Rate (OAR):               8.75%

Sale Price/Square Foot (RSF):     $146.10

Number of Tenants:                24; largest = Deltek Systems (25%)

Legal Description:                Lot 10A, Section 4, Leasco Office Park

COMMENTS:
 This is the sale of a 9-story, Class A-, reflective glass office building built in 1985 and located in one of the

==============================================================================

                                                 Office Building Offering
==============================================================================




I-2 Continued
     prime office neighborhoods in Tysons Corner, Virginia. The buyer would not divulge any detailed financial information on the property outside of the following data:
     The price equated to a going-in capitalization rate of about 8.75 percent. The purchaser's target yields (IRRs) for this market are between 10.75% for Class A, top of the market buildings with long term, stable income, and 12.0% for Class A-/B + buildings with below market existing rents.
     They are no longer assuming any major spikes in rent growth due to the anticipated new construction that will be delivered in the next 9 to 12 months.
     They do examine replacement costs as a test of reasonableness regarding the spread between their acquisition relative to new product delivered at market rent levels.

DCA4-4284



==============================================================================

                                                 Office Building Sale
==============================================================================

 I-3                               Sale

 Building Name:                    Tysons Office Center

 Location:                         8133 Leesburg Pike
                                   Vienna, Fairfax County, VA

 Parcel Number:                    039-2-02-0041,0042

 Grantor:                          Tysons Office Center Limited
                                   Partnership (VIB Management

 Grantee:                          Tysons Office Center, Inc.
                                   (Invesco)

 Date of Sale:                     04/16/97

 Recording Data:                   Deed Book 9973, Page 1212

 Recording Date:                   04/16/97

Physical Description:

 Land Area:                        112,398 Square Feet
                                   2.58 Acres

 Net Rentable Area:                142,000 Square Feet
 Year Built:                       1981
 Occupancy at Sale:                100 %
 Parking:                          358 spaces
 Construction:                     Steel frame, reflective glass
 Zoning:                           C3, Fairfax County
 Stories:                          9

 Sale Price:                       $ 16,000,000

 Terms of Sale:                    Cash to Seller

 Appraisal Indicators:
   Overall Rate (OAR):             8.4%
   Discount Rate (IRR):            12.0%

 Sale Price/Square Foot (RSF):     $112.68

 Parking Ratio:                    2.5 per 1,000 SF

 Tenant Turnover:                  60-65% in 3 Years

 Average Rents:                    $3.00 to $3.50/SF Below Market

 Rent Growth:                      5%, 5%, 3.5% thereafter


==============================================================================

                                                 Office Building Sale
==============================================================================


I-3 (Continued)

COMMENTS: This is the sale of a Class B office building built in 1981 and located in the popular Tysons Corner submarket. The property was in good condition at the time of sale. The sellers recently spent about $3.0M on renovating the lobbies, restrooms, and on a new roof and mechanical upgrades.

The buyers indicated that the building was 100 percent occupied at the time of sale but was subject to 60 to 65% tenant turnover in the first three years of ownership. These tenants had rents averaging around $16.50/SF compared to $20/SF for market rents. Hence, the buyer saw this as an opportunity to roll up a lot of below market leases, move them to market rents, and sell the property in four to seven years at a price that would still be attractive to the next owner. Because there is risk associated with this type of effort, and particularly because there is new construction being planned for competing markets, the buyer used a slightly higher IRR of 12.0 percent, compared to IRRs closer to 11.0% for their acquisition of Class A properties. The buyer also reported expenses of approx $7.00/SF.

DCA4-4286

==============================================================================

                                                 Office Building Sale
==============================================================================

 I-4                                Sale

 Building Name:                     Camron Office Park-Building I

 Location:                          3601 Eisenhower Avenue
                                    Alexandria, VA

 Parcel Number:                     070.00-01-07

 Grantor:                           #1 Radnor Camron Run L.P.
                                    Robert Buchanan-Buchanan Assoc

 Grantee:                           Camron Run L.L.C.
                                    Robert E. Dewitt

 Date of Sale:                      10/14/96

 Recording Data:                    Deed Book 1584, Page 726

 Recording Date:                    10/14/96

Physical Description:

 Land Area:                         186,437 Square Feet
                                    4.28 Acres
 Gross Building Area:               151,442 Square Feet
 Net Rentable Area:                 143,707 Square Feet
 Year Built:                        1991
 Occupancy at Sale:                 95 %
 Parking:                           2.4 per 1000 SF
 Quality:                           Good
 Construction:                      Concrete and steel frame
 Zoning:                            OCM100, Alexandria
 Stories:                           6

 Sale Price:                        $ 15,400,000

 Terms of Sale:                     Financing provided by MetLife
                                    for $10,500,000 at market
                                    terms
 Economic Indicators:
      Effective Gross Income:       $2,210,171          Buyer's Proforma
      Less: Operating Expenses:     $898,168            Buyer's Proforma
      Net Operating Income:         $ 1,312,003         Buyer's Proforma

Appraisal Indicators:
     Effective Gross Inc. Mult.:    6.97

==============================================================================

                                                 Office Building Sale
==============================================================================

14 Continued

 Overall Rate (OAR):                                 8.52%
   Sale Price/Square Foot (GSF):                     $101.69
   Sale Price/Square Foot (RSF):                     $ 107.16
   Operating Expense Ratio                           40.6%

COMMENTS: This is the sale of an office building situated in the Hungtington/Eisenhower submarket in Alexandria. The property fronts the north side of Eisenhower Avenue and has good access and some visibility to Interstate 95/395 (Beltway).

The building was 95 percent leased to 12 tenants. There was one tenant who occupied 10 percent of the building which is scheduled to rollover in the first year of the holding period, however, this tenant has recently renewed. There is signifcant rollover risk in 1999 and 2000 when 35 and 48 percent of the leases expire. According to the buyer, this was not viewed as substantially troublesome because of the current and anticipated strength of the submarket.

The property was listed for $15,500,000 and was on the market for less than six months.

DCA4-4022


==============================================================================

                                                 Office Building Sale
==============================================================================

 I-5                                    Sale

 Building Name:                         The Nortel Building

 Location:                              2010 Corporate Ridge
                                        McLean, Fairfax County, VA

 Parcel Number:                         39-2-1-62A

 Grantor:                               Northern Telecom, Inc.

 Grantee:                               Acquiport Corporate Ridge, Inc
                                        (Equitable Real Estate)

 Date of Sale:                          08/01/96

 Recording Data:                        Book 9776 Page 126

 Recording Date:                        08/07/96


Physical Description:

 Land Area:                             288,090 Square Feet
                                        6.61 Acres
 Net Rentable Area:                     252,315 Square Feet
 Year Built:                            1989
 Occupancy at Sale:                     100 %
 Parking:                               4.0 per 1,000
 Quality:                               Good
 Construction:                          Limestone and glass
 Zoning:                                PDC, Planned Dev. Commercial
 Stories:                               10

 Sale Price:                            $35,000,000

 Terms of Sale:                         All Cash to Seller
                                        Cash Equivalent
 Economic Indicators:
     Effective Gross Income:            $5,261,200           Buyer's Proforma
     Less: Operating Expenses:          $1,766,200           Buyer's Proforma
     Net Operating Income:              $3,495,000           Buyer's Proforma

 Appraisal Indicators:
     Effective Gross Inc. Mult.:        6.65
     Overall Rate (OAR):                10.01%
     Discount Rate (IRR):               11.75%

 Sale Price/Square Foot (RSF):          S138.72

==============================================================================

                                                 Office Building Sale
==============================================================================

I-5 Continued

 Lease Expirations:                   7% 1996, 11% 1998, 14% 1999, 11% 2001

 Rent Growth:                         6 % 1996, 1997, 1998

 Major Tenant:                        Nortel: 144,879 SF, $19.65/SF, $3/SF Yr6

 Estimated Market Rent At Sale:       $20.00/SF



COMMENTS: This is the sale of a Class A building in the Tysons Corner submarket. The seller occupies 144,879 square feet (57 percent) of the building at a lease rate of $19.65 per square foot, full service, with an a rent step of $3.00 per square foot in year 6. There are no commissions or tenant improvements paid on the new lease. The balance of the building is leased to five credit-worthy tenants. The building features a cafeteria and fitness center. The income durability is good, with limited rollover through the year 2001. The stabilized capitalization rate of 10.01 percent is derived from the buyer's proforma. Their indicated cash-on-cash return was 9.1 percent. The buyer indicated that they were not the highest bidder on this sale-leaseback transaction, but were finally selected based on their ability to manage the building. Thus the transaction price per square foot is considered somewhat low, and the return and yield rates high. The listing broker reported an exposure time of less than three months.

The purchaser reported rent growth of 6% in years 1996 through 1998, and 4% thereafter, and basing the acquisition on an 11.75% IRR.

DCA4-4023

==============================================================================

                                                 Office Building Offering
==============================================================================



 I-6                                     Sale

 Building Name:                          Reston Plaza I & 11

 Location:                               12020 and 12030 Sunrise Valley
                                         Drive

                                         Reston, Fairfax County, VA

 Parcel Number:                          017-3-08-0003-B1 and B2

 Grantor:                                Aetna Life Insurance Company

 Grantee:                                Reston Plaza Office LLC
                                         (LaSalle Advisors)

 Date of Sale:                           07/25/96

 Recording Data:                         Deed Book 9762, Page 1986

 Recording Date:                         07/25/96

 Physical Description:

 Land Area:                              205,795 Square Feet
                                         4.72 Acres
 Net Rentable Area:                      126,557 Square Feet
 Year Built:                             1985
 Occupancy at Sale:                      100 %
 Parking:                                2.9/1,000 SF, Surface
 Quality:                                Average
 Construction:                           Concrete and Steel
 Zoning:                                 14, Fairfax County
 Stories:                                3

Sale Price:                              $13,650,000

Terms of Sale:                           All Cash to Seller
                                         Considered Cash Equivalent
Economic Indicators:

Effective Gross Income:                  $1,990,000               Actual
 Less: Operating Expenses:               $980,000                 Estimate
 Net Operating Income:                   $1,010,000               Estimate

Appraisal Indicators:
 Effective Gross Inc. Mult.:             6.86
 Overall Rate (OAR):                     7.4%

 Sale Price/Square Foot (RSF):           $107.86


==============================================================================

                                                 Office Building Sale
==============================================================================


I-6 Continued

Operating Expense Ratio:                                         49.2%

COMMENTS:
     This is the sale of two, 100 percent occupied, good quality, office buildings situated at the northeast quadrant of Sunrise Valley Drive and Edmund Halley Drive in Reston. At the time of sale, there was about 1,700 square feet of space available. The average lease rate was reported at $15.20/SF in Building I and $16.00/SF in Building II, full service. Contract rents were well below market at the time of sale. There was some other income from parking and expense recoveries were projected by the seller at $80,000 in 1996, dropping to $20,000 in 1997 due to non-recurring circumstances. Thus, we have estimated the net operating income at mid-year 1996 to be about $1,010,000.

     The seller reported included proforma rent escalations of 6%, 5%, 4% and 3% thereafter for 1996 on. Their internal valuations applied a 12.0% IRR, but this was acknowledged to be conservative compared to today's market.

DCA4-4030


==============================================================================

                                                 Office Building Sale
==============================================================================



 I-7                                    Sale

 Building Name:                         Executive Park III

 Location:                              1850 Centennial Park Drive
                                        Reston, Fairfax County, VA

 Parcel Number:                         Tax Map 017-4-12-0011 -D4

 Grantor:                               AETNA Life Insurance Company

 Grantee:                               Massachusetts Mutual Life
                                        Insurance Company

 Date of Sale:                          05/31/96

 Recording Data:                        Deed Book 9716 Page 484

 Recording Date:                        05/31/96

 Physical Description:

 Land Area:                             231,270 Square Feet
                                        5.31 Acres
 Gross Building Area:                   104,620 Square Feet
 Net Rentable Area:                     104,620 Square Feet
 Year Built:                            1985
 Occupancy at Sale:                     100 %
 Parking:                               322 spaces or 3.1 per 1,000 SF
 Quality:                               Excellent
 Construction:                          Brick
 Zoning:                                13, Fairfax County
 Stories:                               6

Sale Price:                             $ 12,200,000

Terms of Sale:                          Cash to Seller; no major
                                        capital repairs needed.
Economic Indicators:
 Effective Gross Income:                $1,771,400          Actual
 Less: Operating Expenses:              $711,400            Actual
 Net Operating Income:                  $1,060,000          Actual

Appraisal Indicators:
 Effective Gross Inc. Mult.:            6.89
 Overall Rate (OAR):                    8.7%

Sale Price/Square Foot (GSF):           $116.61


==============================================================================

                                                 Office Building Sale
==============================================================================



I-7 Continued


 Sale Price/Square Foot (RSF):                 $116.61

 Average Rents at Sale:                        $15.10/SF

 Seller's Market Rent Estimate:                $18.50/SF

 Tenant Turnover {1996-2000):                  2%, 9%, 6%, 26%, 33%

 Rent Spikes 1996-1999 (Seller)                6%, 5%, 4%, 3% Thereafter

COMMENTS:
     This is the sale of an attractive, six-story, Class A office building, known as Executive Park III, in Reston, Fairfax County, Virginia. The building was 100 percent occupied in March of 1996. The largest tenant is PHP. Average rent in the building is $15.10 per square foot; this is below the seller's estimate of market rent of $ 18.50 per square foot. Operating expenses are estimated to be $6.80 per square foot.

     There is an underground storage tank that was tested and did not leak. No impact on value.

 DCA4-4045

                                                                         Addenda
================================================================================







                        Rent Roll Supplied by Management






================================================================================

 [LOGO]   CB
  COMMERCIAL

====================================================================================================================================
   GREENWOOD CENTER
      RENT ROLL
       MAY 1997
====================================================================================================================================
                                                                       BASE       CHANGE     EXPENSE        RENT          CONTACT
        TENANT               SUITE      NRSF    COMMENCE   EXPIRES     RENT        DATE        STOP     ESCALATION         NUMBER
====================================================================================================================================
  MANTECH (1ST FLOOR)         100       524     06/01/92   05/31/97   $12.17        N/A        $5.62    3% per annum       Ernie
                                                                                                                          Crenshaw
                                                                                                                          218-6000
------------------------------------------------------------------------------------------------------------------------------------
    INTELISYS INC.            110      3,283    01/06/95   12/31/98   $14.68     01/01/98      $6.24    3% per annum      Jeff Gee
                                       3,047    06/01/95   12/21/98   $14.68     01/01/98      $6.24    3% per annum      385-0347
                                       -----
                             Total     6,330
------------------------------------------------------------------------------------------------------------------------------------
    CB COMMERCIAL
  MANAGEMENT OFFICE                                                                                                        Bernie
                              130      1,640       N/A        N/A       N/A         N/A         N/A         N/A            Grace
                                                                                                                          273-3060
------------------------------------------------------------------------------------------------------------------------------------
        VACANT                140      1,532       N/A        N/A       N/A         N/A         N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------------------------
FAIRFAX FAMILY PRACTICE       200      7,968    09/01/96   08/31/06   $15.50     09/01/97      $5.95    3% per annum       Vicky
                                                                                                                         Jubanowsky
                                                                                                                          218-3500
------------------------------------------------------------------------------------------------------------------------------------
                              210      9,033    05/27/94   05/26/00   $12.58     06/01/97      $5.77    3% per annum       Sharon
                              500      19,872                                                                              Synan
                                       ------
 WALCOFF & ASSOCIATES        Total     28,905                                                                             934-9848
------------------------------------------------------------------------------------------------------------------------------------
   EASTERN TELECOM                                                                                                          Matt
                                                                                                                          Eveland
                              220      2,452    10/01/96   09/30/97   $15.09        N/A        $6.24        N/A           934-2720
------------------------------------------------------------------------------------------------------------------------------------
  MANTECH - EXPANSION      6th floor   2,514    09/01/93   05/31/97   $14.68        N/A         N/A     3% per annum     see suite
                                                                                                                            100
------------------------------------------------------------------------------------------------------------------------------------
        MANTECH             various    97,190   06/01/92   05/31/97   $12.54        N/A        $5.62    3% per annum     see suite
                                                                                                                            100
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL NET REHAB. AREA                148,955  (PER LEASE)
==============================================================
  STORAGE AND OTHERS
------------------------
ENGINEER/JANITORIAL OFF       150      1,060
------------------------------------------------------------------------------------------------------------------------------------
       BREAKROOM                        946                                      OCCUPIED     149,429      95.99%
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL STORAGE AREA                   2,006                                      VACANT       1,532       1.01%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   TOTAL      160,961       100%
------------------------------------------------------------------------------------------------------------------------------------
 GROSS LEASEABLE AREA                 150,951
====================================================================================================================================


================================================================================
                              SUBSIDIARY       PUB. TRADED
        TENANT                PARENT CO.       MARK SYMBOL
================================================================================
  MANTECH (1ST FLOOR)                              NO
                                  NO               N/A
                                  N/A              N/A
--------------------------------------------------------------------------------
    INTELISYS INC.                NO                NO
                                  N/A              N/A
                                                   N/A
--------------------------------------------------------------------------------
    CB COMMERCIAL
  MANAGEMENT OFFICE
                                  N/A              N/A
--------------------------------------------------------------------------------

        VACANT                    N/A              N/A
--------------------------------------------------------------------------------
FAIRFAX FAMILY PRACTICE                             NO
                                  NO               N/A
                                  N/A              N/A
--------------------------------------------------------------------------------
                                  NO                NO
                                  N/A              N/A
 WALCOFF & ASSOCIATES                              N/A
--------------------------------------------------------------------------------
   EASTRER TELECOM                                  NO
                                  NO               N/A
                                  N/A              N/A
--------------------------------------------------------------------------------
  MANTECH - EXPANSION        see suite 100      see suite
                                                   100
--------------------------------------------------------------------------------
        MANTECH              see suite 100      see suite
                                                   100
--------------------------------------------------------------------------------


                                                                         Addenda
================================================================================







                        Pro-Ject +plus Assumption Reports




================================================================================

                                GREENWOOD CENTER
                            PROJECT DESIGNATOR: 7112
                           REVISION: 6/21/97 @ 18:18
                                 TENANT REGISTER

                TENANT                       SQUARE FEET   BEGIN DATE   END DATE
----------------------------------------     -----------   ----------   --------
#  1 - SUITE 100      MANTECH                      4,104       6/1997     5/2007
#  2 - SUITE 110      INTELISYS                    6,330       6/1995    12/1998
#  3 - SUITE 150      BREAK ROOM / STORG           2,394       1/1997    12/2016
#  4 - SUITE 200      FAIRFAX FAMILY               7,968       9/1996     8/1997
#  5 - SUITE 220      EASTERN TELECOM              2,452       6/1993     9/1997
#  6 - SUITE 250      VERSATILITY                  9.033       7/1997    12/2004
#  7 - SUITE 300      AEROTEK                     19,596       8/1997     7/2003
#  8 - SUITE 400      VACANT                       8,596      12/1997    11/2003
#  9 - SUITE 450      VACANT                      11,000      10/1997     9/2005
# 10 - SUITE 500      WALCOFF & ASSOCIAT          19,872       5/1994     5/2000
# 11 - SUITE 600      MANTEC                      19,872       6/1997     5/2007
# 12 - SUITE 700      LOGICON                     19,872       7/1997     6/2007
# 13 - SUITE 800      MANTEC                      19,872       6/1997     5/2007
                                               ---------

         13     TENANTS                          150,961
                                               =========

                                GREENWOOD CENTER
                            PROJECT DESIGNATOR: 7112
                            REVISION: 6/21/97 @ 18:18
                            MNEMONIC REFERENCE TABLE

AREA MEASURES
-------------

NRA
OCCA

GROWTH RATES
------------

MKTG
EXP1
INC3
INC4
INC5
CP25
C275
CPI2

MARKET RATES
------------

MKT1
TIRN
TINW
TIWA
RESR
IND3

EXPENSES
--------

TAX
OPEX
ADME
MGTI
OPE1
BASE
NONE

GLOBAL RECOVERIES
-----------------

BYES

                                                          GREENWOOD CENTER
                                                      PROJECT DESIGNATOR: 7112
                                                     REVISION: 6/21/97 2 18:17
                                                      AVERAGE OCCUPANCY REPORT
                                                           FOR ALL TENANTS

                         1997        1998       1999        2000        2001       2002        2003        2004        2005
                        -------     -------    -------     -------     -------    -------     -------     -------     -------
JANUARY                  39,016     150,961    144,631     150,961     150,961    150,961     150,961     142,365     141,928
FEBRUARY                 39,016     150,961    144,631     150,961     150,961    150,961     150,961     142,365     141,928
MARCH                    39,016     150,961    144,631     150,961     150,961    150,961     150,961     142,365     141,928
APRIL                    39,016     150,961    144,631     150,961     150,961    150,961     150,961     150,961     141,928
MAY                      39,016     150,961    150,961     150,961     150,961    150,961     150,961     144,631     150,961
JUNE                     82,864     150,961    150,961     131,089     150,961    150,961     150,961     144,631     150,961
JULY                    111,769     150,961    150,961     131,089     150,961    150,961     150,961     144,631     150,961
AUGUST                  131,365     150,961    150,961     131,089     150,961    150,961     131,365     144,631     150,961
SEPTEMBER               133,817     150,961    150,961     131,089     150,961    150,961     131,365     150,961     150,961
OCTOBER                 142,365     150,961    150,961     150,961     150,961    150,961     131,365     150,961     120,085
NOVEMBER                142,365     150,961    150,961     150,961     150,961    150,961     131,365     150,961     120,089
DECEMBER                150,961     150,961    150,961     150,961     150,961    150,961     142,365     150,961     120,089
                        -------     -------    -------     -------     -------    -------     -------     -------     -------
AVERAGE SF
OCCUPIED-OCCA            90,882     150,961    148,851     144,337     150,961    150,961     143,713     146,702     140,232

TOTAL SF-NRA            150,961     150,961    150,961     150,961     150,961    150,961     150,961     150,961     150,961
                        -------     -------    -------     -------     -------    -------     -------     -------     -------
OCCUPANCY %               60.20      100.00      98.60       95.61      100.00     100.00       95.20       97.18       92.89
                        =======     =======    =======     =======     =======    =======     =======     =======     =======

                      2006        2007        2008       2009        2010        2011
                    -------     -------     -------    -------     -------     -------
JANUARY             120,089     150,961     150,961    131,365     150,961     150,961
FEBRUARY            150,961     150,961     150,961    131,365     150,961     120,089
MARCH               150,961     150,961     150,961    131,365     150,961     120,089
APRIL               150,961     150,961     150,961    142,365     150,961     120,089
MAY                 150,961     150,961     150,961    142,365     141,928     120,089
JUNE                150,961     107,113     150,961    142,365     141,928     150,961
JULY                150,961      87,241     150,961    142,365     141,928     150,961
AUGUST              150,961      87,241     150,961    150,961     141,928     150,961
SEPTEMBER           140,541      87,241     150,961    144,631     150,961     150,961
OCTOBER             140,541     131,089     150,961    144,631     150,961     150,961
NOVEMBER            140,541     150,961     150,961    144,631     150,961     150,961
DECEMBER            140,541     150,961     131,365    144,631     150,961     150,961
                    -------     -------     -------    -------     -------     -------
AVERAGE SF
OCCUPIED-OCCA       144,915     129,721     149,328    141,087     147,950     140,670

TOTAL SF-NRA        150,961     150,961     150,961    150,961     150,961     150,961
                    -------     -------     -------    -------     -------     -------
OCCUPANCY %           95.99       85.93       98.92      93.46       98.01       93.18
                    =======     =======     =======    =======     =======     =======

                                GREENWOOD CENTER
                            PROJECT DESIGNATOR: 7112
                            REVISION: 6/24/97 @ 16:09
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF GREENWOOD CENTER BEGINNING 7/1957
FOR 15 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

NRA
1997 VALUE - 150,961
THEREAFTER - CONSTANT

 1997:    150,961  l998:     150,961   l999:     150,961  2000:     150,961
 2001:    150,961  2002:     150,961   2003:     150,961  2004:     150,961
 2005:    150,961  2006:     150,961   2007:     150,961  2008:     150,961
 2009:    150,961  2010:     150,961   2011:     150,961

 OCCA
 1997 VALUE -      90,882
 1998 VALUE -     150,961
 1999 VALUE -     148,851
 2000 VALUE -     144,337
 2001 VALUE -     150,961
 2002 VALUE -     150,961
 2003 VALUE -     143,713
 2004 VALUE -     146,702
 2005 VALUE -     140,232
 2006 VALUE -     144,915
 2007 VALUE -     129,721
 2008 VALUE -     149,328
 2009 VALUE -     141,087
 2010 VALUE -     147,950
 2011 VALUE -     140,670
 THEREAFTER - CONSTANT

 l997:     90,882    l998:    150,961   l999:    148,851   2000:    144,337
 2001:    150,961    2002:    150,961   2003:    143,713   2004:    146,702
 2005:    140,232    2006:    144,915   2007:    129,721   2008:    149,328
 2009:    141,087    2010:    147,950   2011:    140,670

 GROWTH RATES
 ------------

 MKTG
 1997 VALUE -          1.75
 1998 VALUE -          3.50

THEREAFTER - CONSTANT

 l997:     1.7500  l998:       3.5000  l999:      3.5000     2000:   3.5000
 2001:     3.5000  2002:       3.5000  2003:      3.5000     2004:   3.5000
 2005:     3.5000  2006:       3.5000  2007:      3.5000     2008:   3.5000
 2009:     3.5000  2010:       3.5000  2011:      3.5000

 EXPl
 l997 VALUE -      3.50
 THEREAFTER - CONSTANT

 1997:     3.5000  1998:       3.5000  1999:      3.5000     2000:   3.5000

 2001:     3.5000    2002:    3.5000   2003:      3.5000  2004:      3.5000
 2005:     3.5000    2006:    3.5000   2007:      3.5000  2008:      3.5000
 2009:     3.5000    2010:    3.5000   2011:      3.5000

 INC3
 l997 VALUE -         3.00
 1998 VALUE -         3.00
 THEREAFTER - CONSTANT

 l997:     3.0000    l998:     3.0000  l999:      3.0000  2000:      3.0000
 2001:     3.0000    2002:     3.0000  2003:      3.0000  2004:      3.0000
 2005:     3.0000    2006:     3.0000  2007:      3.0000  2008:      3.0000
 2009:     3.0000    2010:     3.0000  2011:      3.0000

 INC4
 1997 VALUE -         4.00
 1998 VALUE -         4.00
 THEREAFTER - CONSTANT

 l997:     4.0000    1998:     4.0000  l999:      4.0000  2000:      4.0000
 2001:     4.0000    2002:     4.0000  2003:      4.0000  2004:      4.0000
 2005:     4.0000    2006:     4.0000  2007:      4.0000  2008:      4.0000
 2009:     4.0000    2010:     4.0000  2011:      4.0000

 INC5
 1997 VALUE -         5.00
 1998 VALUE -         5.00
 THEREAFTER - CONSTANT

 1997:     5.0000    l998:     5.0000  l999:      5.0000  2000:      5.0000
 2001:     5.0000    2002:     5.0000  2003:      5.0000  2004:      5.0000
 2005:     5.0000    2006:     5.0000  2007:      5.0000  2008:      5.0000
 2009:     5.0000    2010:     5.0000  2011:      5.0000

 CP25
 1997 VALUE -         2.50
 1998 VALUE -         2.50
 THEREAFTER - CONSTANT

 1997:     2.5000     l999:    2.5000  1999:      2.5000   2000:      2.5000

 2001:     2.5000     2002:    2.5000  2003:      2.5000   2004:     2.5000
 2005:     2.5000     2006:    2.5000  2007:      2.5000   2008:     2.5000
 2009:     2.5000     2010:    2.5000  2011:      2.5000

 C275
 1997 VALUE -        2.75
 1998 VALUE -        2.75

THEREAFTER - CONSTANT

 l997:     2.7500  l998:       2.7500  l999:      2.7500   2000:     2.7500
 2001:     2.7500  2002:       2.7500  2003:      2.7500   2004:     2.7500
 2005:     2.7500  2006:       2.7500  2007:      2.7500   2008:     2.7500
 2009:     2.7500  2010:       2.7500  2011:      2.7500

 CPI2
 1997 VALUE -         2.00
 THEREAFTER - CONSTANT

 1997:     2.0000  l998:       2.0000  l999:      2.0000   2000:     2.0000
 2001:     2.0000  2002:       2.0000  2003:      2.0000   2004:     2.0000
 2005:     2.0000  2006:       2.0000  2007:      2.0000   2008:     2.0000
 2009:     2.0000  2010:       2.0000  2011:      2.0000

MARKET RATES
------------

MRT1
1997 VALUE - 21.00
THEREAFTER - GROWING AT GROWTH RATE MXTG

 1997:   21.0000   1998:    21.3675    1999:     22.1154     2000:  22.8894
 2001:   23.6905   2002:    24.5197    2003:     25.3779     2004:  26.2661
 2005:   27.1854   2006:    28.1369    2007:     29.1217     2008:  30.1410
 2009:   31.1959   2010:    32.2878    2011:     33.4178

 TIRE
 1997 VALUE -        4.00

THEREAFTER - GROWING AT GROWTH RATE EXP1

 1997:     4.0000  1998:    4.1400     1999:      4.2849  2000:     4.4349
 2001:     4.5901  2002:    4.7507     2003:      4.9170  2004:     5.0891
 2005:     5.2672  2006:    5.4516     2007:      5.6424  2008:     5.8399
 2009:     6.0443  2010:    6.2558     2011:      6.4748

 TINW
 1997 VALUE -        8.00

THEREAFTER - GROWING AT GROWTH RATE EXP1

 1997:    8.0000  1998:     8.2800     1999:      8.5698  2000:     8.8697
 2001:    9.1802  2002:     9.5015     2003:      9.8340  2004:     10.1782

 2005:   10.5345  2006:    10.9032     2007:     11.2848  2008:     11.6798
 2009:   12.0885  2010:    12.5116     2011:     12.9496

TIWA
  +60.0% OF TIRN +40.0` OF TINW

 1997:    5.6000    1998:     5.7960   1999:     5.9989   2000:     6.2088
 2001:    6.4261    2002:     6.6510   2003:     6.8838   2004:     7.1248
 2005:    7.3741    2006:     7.6322   2007:     7.8994   2008:     8.1758
 2009:    8.4620    2010:     8.7582   2011:     9.0647

 RESR
 1997 VALUE -        0.15
 THEREAFTER - GROWING AT GROWTH RATE EXP1

     1997: 0.1500 1998: 0.1552 1999: 0.1607 2000: 0.1663 2001: 0.1721 2002:
0.1782 2003: 0.1844 2004: 0.1908 2005: 0.1975 2006: 0.2044 2007: 0.2116 2008:
0.2190 2009: 0.2267 2010: 0.2346 2011: 0.2428

 IND3
 1997 VALUE -        100
 THEREAFTER - GROWING AT GROWTH RATE INC3

 1997: 100.0000        1998:    103.0000  1999:    106.0900     2000:   109.2727
 2001: 112.5509        2002:    115.9274  2003:    119 4052     2004:   122.9874
 2005: 126.6770        2006:    130.4773  2007:    134.3916     2008:   138.4234
 2009: 142.5761        2010:    146.8533  2011:    151.2589

MISCELLANEOUS INCOMES
---------------------

OTHER INCOME
1997 VALUE - 2,000
THEREAFTER - GROWING AT GROWTH RATE CPI2

 1997:      2,000   1998:       2,040  1999:       2,081  2000:     2,122
 2001:      2,165   2002:       2,208  2003:       2,252  2004:     2,297
 2005:      2,343   2006:       2,390  2007:       2,438  2008:     2,487
 2009:      2,536   2010:       2,587  2011:       2,639

EXPENSES

PROPERTY TAXES , REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 185,901
1998 VALUE - 231,240
THEREAFTER - GROWING AT GROWTH AATE EXP1

 1997: 185,901         1998: 231,240       1999: 239,333       2000:    247,710
 2001: 256,380         2002: 265,353       2003: 274,641       2004:    284,253
 2005: 294,202         2006: 304,499       2007: 315,156       2008:    326,187
 2009: 337,603         2010: 349,419       2011: 361,649

OPERATING EXPENSES, REFERRED TO AS OPEX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 626,500.
THEREAFTER - GROWING AT GROWTH AATE EXP1

 1997: 626,500        1998: 648,428      1999:     671,122     2000:    694,612
 2001: 718,923        2002: 744,085      2003:     770,128     2004:    797,083
 2005: 824,981        2006: 853,855      2007:     883,740     2008:    914,671
 2009: 946,684        2010: 979,818      2011:  1,014,112

 ADMINISTRATIVE , REFERRED TO AS ADME
 CHARGED AGAINST NET OPERATING INCOME
 1997 VALUE - 113,200
 THEREAFTER - GROWING AT GROWTH RATE EXP1

 1997: 113,200        1998: 117,162   1999:  121,263          2000:    125,507
 2001: 129,900        2002: 134,446   2003:  139,152          2004:    144,022
 2005: 149,063        2006: 154,280   2007:  159,680          2008:    165,269
 2009: 171,053        2010: 177,040   2011:  183,236

MANAGEMENT FEES , REFERRED TO AS MGTI
AN INFORMATIONAL EXPENSE

 1997 VALUE -      67,716
 1998 VALUE -      86,911
 1999 VALUE -      90,413
 2000 VALUE -      93,786
 2001 VALUE -     104,169
 2002 VALUE -     108,324
 2003 VALUE -     106,716
 2004 VALUE -     111,767
 2005 VALUE -     110,839
 2006 VALUE -     120,362
 2007 VALUE -     110,306
 2008 VALUE -     130,233
 2009 VALUE -     127,506
 2010 VALUE -     139,025
 2011 VALUE -     136,393
 THEREAFTER - CONSTANT

 1997: 67,716     1998:  86,911                 1999: 90,413     2000:  93,786

4539tiO

 2001:     104,169     2002:     108,324    2003:   106,716     2004:  111,767
 2005:     110,839     2006:     120,362    2007:   110,306     2008:  130,233
 2009:     127,506     2010:     139,025    2011:   136,393

OPERATING EXPENSES, REFERRED TO AS OPE1
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0` OF OPEX
+100.0% OF AOME+100.0% OF MGTI

1997:    993,317     1998:     1,083,741      1999:  1,122,131  2000:  1,161,615
2001:  1,209,372     2002:     1,252,209      2003:  1,290,636  2004:  1,337,125
2005:  1,379,084     2006:     1,432,996      2007:  1,468,881  2008:  1,536,359
2009:  1,582,846     2010:     1,645,302      2011:  1,695,390

Base Year Expense , REFERRED TO AS BASE
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0% OF OPEN
+100.0% OF ADME+100.0% OF MGTI

1997:   993,317     1998:   1,083,741   1999:   1,122,131    2000:  1,161,615
2001: 1,209,372     2002:   1,252,209   2003:   1,290,636    2004:  1,337,125
2005: 1,379,084     2006:   1,432,996   2007:   1,468,881    2008:  1,536,359
2009: 1,582,846     2010:   1,645,302   2011:   1,695,390

NON-RECOYEAM3LE , REFERRED TO AS NONE
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 30,200
THEREAFTER - GROWING AT GROWTH RATE EXP1

 1997:    30,200       1998:   31,257     1999:      32,351     2000:   33,483
 2001:    34,655       2002:   35,868     2003:      37,124     2004:   38,423
 2005:    39,768       2006:   41,159     2007:      42,600     2008:   44,091
 2009:    45,634       2010:   47,231     2011:      48,885

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -       2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------


PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGTI
1997 VALUE -       3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD  METHOD #1 - 5.000% OF TOTAL RENT
STANDARD  METHOD #2 - 2.000% OF TOTAL RENT
STANDARD  METHOD #3 - 3.200% OF TOTAL RENT
STANDARD  METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

1997 VALUE -    0.00
1998 VALUE -    0-00
1999 VALUE -    0.0C
2000 VALUE -    0.00
2001 VALUE -    0-00
2002 VALUE -    0.00
2003 VALUE -    0.00
2004 VALUE -    0.00
2005 VALUE -    0.00
2006 VALUE -    0.00
2007 VALUE -    0-00
2008 VALUE -    0.00
2009 VALUE -    0.00
2010 VALUE -    0.00
2011 VALUE -    0.00
THEREAFTER - CONSTANT

ALTERATION PAYOUTS
------------------
STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

RESERVES
MARKET RATE RESR MULTIPLIED BY AREA MEASURE NRA

 1997:     22,644      1998:     23,437     1999:    24,257    2000:      25,106
 2001:     25,985      2002:     26,894     2003:    27,835    2004:      28,810
 2005:     29,818      2006:     30,862     2007:    31,942    2008:      33,060
 2009:     34,217      2010:     35,414     2011:    36,654

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDMY CLASSIFICATION CODES
-----------------------------

NONE

COST CENTERS
------------

NONE

SALES VOLUME PROFILE
--------------------

            PERCENT OF      RELATIVE
  MONTH    ANNUAL SALES      VOLUME
  -----    ------------      ------
   JAN         8.33%          1.00
   FEB         8.33%          1.00
   MM          8.33%          1.00
   APR         8.33'          1.00
   MAY         8.33%          1.00
   JUN         8.33%          1.00
   JUL         8.33%          1.00
   AUG         8.33%          1.00
   SEP         8.33%          1.00
   OCT         8.33%          1.00
   NOV         8.33%          1.00
   DEC         8.33%          1.00
             ------          -----
 TOTALS      100.00%         12.00

GLOBAL RECOVERIES
-----------------

Base Year Expense, REFERRED TO AS BYES
PRO RATA SHARE RECOVERY OF EXPENSE BASE PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOTAGE
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPAETED AS AMOUNTS/SQUME FOOT/YEAR

RENEWAL RENTS ME COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ME NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

                                GREENWOOD CENTER
                            PROJECT DESIGNATOR: 7112
                            REVISION: 6/21/97 @ 18:18
                           PROJECT ASSUMPTIONS REPORT
                                FOR TENANTS ONLY
                              INCLUDING ALL TENANTS

TENANTS
-------

THERE ARE A TOTAL OF 13 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

# 1 - SUITE 100     , MANTECH
BASE LEASE DATS:      6/1997 TO 5/2007
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       4,104
MARKET RATE: MKTl
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - 19.80/SF/YR
THEREAFTER - GROWING AT 4.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: 373,000
PAYOUT: CASHED OUT

ALTERATIONS: 12.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 2 - SUITE 110 , INTELISYS
BASE LEASE DATES: 6/1995 TO 12/1998

TYPE OF TENANT:    OFFICE
SQUARE FOOTAGE:     6,330
MARKET RATE: MKTl
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 14.25/SF/YR
CHANGING TO - 14.57/SF/YR ON 1/1997
CHANGING TO - 15.12/SF/YR ON 1/1998

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
BASED ON AN ABSOLUTE PERCENTAGE OF 4.20%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF 6.24/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES
 2          5.00         4     NONE      NONE        YES        YES
 3          5.00         4     NONE      NONE        YES        YES



RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 3 - SUITE 150        , BREAK ROOM / STORG
BASE LEASE DATES:        1/1997 TO 12/2016
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          2,394
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -          0.00/SF/YR

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 4 - SUITE 200      , FAIRFAX FAMILY

BASE LEASE DATES:      9/1996 TO B/1997
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        7,968
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
l998 VALUE - 16.50/SF/YR
THEREAFTER - GROWING AT 3.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF     5.95/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:             9/1997 TO 8/2006
SQUARE FOOTAGE:             10,420

MINIMUM RENT:
INITIAL RENT - 17.00/SF/YR
CHANGING TO  - 17.50/SF/YR ON 9/2001
WITH 2 MONTHS OF FREE RENT

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEl PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP
AND A BASE OF 5.95/SF  MULTIPLIED BY AREA MEASURE NRA

CPI ADJ INDEX: IND3
CPI RENTAL  ADJUSTMENT BASED ON AN INDEX OF MARKET RATE IND3
WITH A BASE OF THE INDEX VALUE IN THE OCCUPANCY YEAR
ACTING ON 100.00% OF THE OCCUPANCY YEAR BASE RENT
WITH A COMPOUNDED CAP OF 3.00%
AND CONTINUOUS ANNUAL GROWTH
MONTHLY PAYMENT ON A CASH BASIS  USING A LEASE YEAR  COMPUTATION
NOT CHARGED IN LIEU OF OVERAGE RENT FOR RETAIL LEASES

COMMISSIONS: NONE

ALTERATIONS: 45,000
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES
 2          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:

MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 5 - SUITE 220     , EASTERN TELECOM
BASE LEASE DATES:     6/1993 TO 9/1997
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       2,452
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - 15.09/SF/YR
THEREAFTER - GROWING AT GROWTH RATE INC3

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF 6.24/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 6 - SUITE 250   , VERSATILITY
BASE LEASE DATES:   7/1997 TO 12/2004
TYPE OF TENANT:     OFFICE
SQUARE FOOTAGE:     9,033
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 19.00/SF/YR
CHANGING TO  - 20.50/SF/YR ON 7/2003

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE  RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED  ON AN ACCRUAL BASIS WITH A CALENDAR  YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCPANCY YEAR

CPI AWE INDEX: IND3
CPI RENTAL ADJUSTMENT BASED ON AN INDEX OF MARKET RATE IND3

WITH A BASE OF THE INDEX VALUE IN THE OCCUPANCY YEAR
ACTING ON 100.00% OF THE OCCUPANCY YEAR RENT (NO GRACE)
WITH A COMPOUNDED CAP OF 3.00%
AND CONTINUOUS ANNUAL GROWTH
MONTHLY PAYMENT ON A CASH BASIS USING A LEASE YEAR COMPUTATION
NOT CHARGED IN LIEU OF OVERAGE RENT FOR RETAIL LEASES

COMMISSIONS: STANDARD METHOD #l
PAYOUT: CASHED OUT

ALTERATIONS: 5.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES
 2          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 7 - SUITE 300          , AEROTEK
BASE LEASE DATES:          8/1997 TO 7/2003
TYPE OF TENANT:            OFFICE
SQUARE FOOTAGE:            19,596
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 14.09/SF/YR
CHANGING TO  - 21.75/SF/YR ON 1/1998

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

CPI AWE INDEX: IND3
CPI RENTAL ADJUSTMENT BASED ON AN INDEX OF MARKET RATE IND3
WITH A BASE OF THE INDEX VALUE IN THE OCCUPANCY YEAR
ACTING ON 100.00% OF THE OCCUPANCY YEAR RENT (NO GRACE)
WITH A COMPOUNDED CAP OF 3.00%
AND CONTINUOUS ANNUAL GROWTH
MONTHLY PAYMENT ON A CASH BASIS USING A LEASE YEAR COMPUTATION

NOT CHARGED IN LIEU OF OVERAGE RENT FOR RETAIL LEASES
COMMISSIONS: 3.00%
PAYOUT:      CASHED OUT

ALTERATIONS: 11.33/SF
PAYOUT:      CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES
 2          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------
# 8 - SUITE 400     , VACANT
BASE LEASE DATES:     12/1997 TO 11/2003
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       8,596
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - MARRET RATE MRT1
THEREAFTER - GROWING AT GROWTH RATE INC3

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR } EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: STANDARD METHOD #1
PAYOUT: CASHED OUT

ALTERATIONS: 8.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES

                                                                          PAGE 7
 2          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------
# 9 - SUITE 450       , VACANT
BASE LEASE DATES:       10/1997 TO    9/2005
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         11,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 21.00/SF/YR
CHANGING TO  - 22.00/SF/YR ON 10/2003

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

CPI RENTAL ADJUSTMENT BASED ON AN INDEX OF MARKET RATE IND3
WITH A BASE OF THE INDEX VALUE IN THE OCCUPANCY YEAR
ACTING ON 100.00% OF THE OCCUPANCY YEAR RENT (NO GRACE)
WITH A COMPOUNDED CAP OF 3.00%
AND CONTINUOUS ANNUAL GROWTH
MONTHLY PAYMENT ON A CASH BASIS USING A LEASE YEAR COMPUTATION
NOT CHARGED IN LIEU OF OVERAGE RENT FOR RETAIL LEASES

COMMISSIONS: STANDARD METHOD #1
PAYOUT: CASHED OUT

ALTERATIONS: 8.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES
 2          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 10 - SUITE 500      , WALCOFF & ASSOCIATE
BASE LEASE DATES:       5/1994 TO 5/2000
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         19,872
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - 12.58/SF/YR
THEREAFTER - GROWING AT GROWTH RATE INC3

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEl
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF   5.77/SF MULTIPLIED BY AREA MEASURE NRA


COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES
 2          5.00         4     NONE      NONE        YES        YES
 3          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 11 - SUITE 600      , MANTECH
BASE LEASE DATES:       6/1997 TO 5/2007
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         19,872
MARKET RATE: MKT1
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - 19.80/SF/YR
THEREAFTER - GROWING AT 4.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: NONE

ALTERATIONS: 12.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 12 - SUITE 700           , LOGICON
BASE LEASE DATES:            7/1997 TO 6/2007
TYPE OF TENANT:              OFFICE
SQUARE FOOTAGE:              19,872
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - 20.00/SF/YR
THEREAFTER - GROWING AT 3.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE = RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: STANDARD METHOD #1
PAYOUT: CASHED OUT

ALTERATIONS: 8.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 13 - SUITE 800       , MANTECH
BASE LEASE DATES:      6/1997 TO    5/2007
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        19,872
MARKET RATE: MRT1
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - 19.80/SF/YR
THEREAFTER - GROWING AT 4.00t

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: NONE

ALTERATIONS: 12.00/SF
PAYOUT: CASHED OUT

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SO FT  MONTHS OF
TERM     YEARS.MONTHS MONTHS INCREASE FREE RENT COMMISSIONS ALTERATIONS
----     ------------ ------ -------- --------- ----------- -----------
 l          5.00         4     NONE      NONE        YES        YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPE1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

                                                                         Addenda

================================================================================






                                Investor Survey






================================================================================

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                                                                  OFFICE MARKET - URBAN/CBD
====================================================================================================================================
                                9.5%   10.0%   10.0%    10.0%    11.5%    11.5%    3.0%    3.0%    3.0%   4.0%   10.0   10.0
                                9.5%   10.0%   10.0%    10.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.0%    9.0%    8.5%     8.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               13.0%   13.0%    -        -       14.0%    14.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.3%    9.3%   10.3%    10.3%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    9.0%    8.5%     9.0%    10.5%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    12.5%    12.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%    9.0%    8.0%     9.0%    10.0%    12.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                      11      11      10       11       11       11      11      11      11     11      11     11
Average (%)                     9.2%    9.6%    9.2%     9.7%    11.7%    12.0%    3.3%    4.2%    3.4%   3.9%    8.5    9.5

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                               10.0%   10.0%    9.0%     9.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.5%    9.5%   10.5%    10.5%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%   10.0%   10.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               15.0%   15.0%    -        -       20.0%    20.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                                9.0%   10.0%    9.0%    10.0%    12.0%    13.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
Responses                        8      8       6        6        7        7       7       7       7      7       7      7
Average (%)                     10.0%  10.4%    9.7%    10.3%    12.8%    13.1%    3.3%    4.7%    3.5%   4.0%    8.3    9.7

====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                                8.0%    9.0%    9.5%    10.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.0%   10.0%    8.5%     9.0%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    13.0%    13.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.5%    9.5%   10.5%    10.5%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               12.0%   12.0%    -        -       13.0%    13.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                -       -       -        -       12.0%    13.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
Responses                        8      8       7        7        9        9       9       9       9      9       9      9
Average (%)                      9.4%  10.0%    9.6%    10.2%    12.8%    13.5%    3.5%    4.6%    3.5%   3.9%    7.6    8.9

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                               12.0%   12.0%   12.0%    12.0%    15.0%    15.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.8%    9.8%   10.8%    10.8%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                               14.0%   14.0%    -        -       20.0%    20.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    11.0%    14.0%    14.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       6       6       5        5        6        6       6       6       6      6       6      6
Average (%)                    10.7%   11.0%   10.5%    11.2%    14.6%    15.3%    3.2%    4.8%    3.3%   3.9%    8.0    8.8

                           =========================================================================================================
Total Responses                33      33      28       28       33       33      33      33      33     33     33      33
Weighted Average (%)            9.8%   10.3%    9.7%    10.3%    13.0%    13.5%    3.3%    4.6%    3.4%   3.9%   8.1%    9.2
                           =========================================================================================================


"Leased Asset" refers to predominantly "passive" investments involving substantially lease Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues



8 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON-CBD
====================================================================================================================================
                                9.5%    9.5%   10.5%    10.5%    10.5%    10.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    8.5%    9.3%     9.3%    11.3%    11.3%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               11.0%   11.0%    -        -       12.0%    12.0%    5.0%    3.0%    3.0%   3.0%    5.0    7.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    12.5%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                8.0%   10.0%    9.5%    10.0%    11.5%    12.0%    4.0%    6.0%    4.0%   4.0%   10.0   10.0
                               10.0%   11.0%   10.5%    11.0%    12.0%    12.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.0%    9.0%    8.5%     8.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.1%    9.1%   10.1%    10.1%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.0%    9.0%   10.0%    10.0%    11.5%    11.5%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.0%     9.0%    12.0%    13.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                                8.0%    9.0%    8.0%     9.0%    10.0%    12.0%    5.0%    5.0%    4.0%   4.0%    5.0   10.0

Responses                      16      16      14       14       15       15      15      15      15     15      15     15
Average %                       8.8%    9.5%    9.3%     9.9%    11.2%    11.6%    3.5%    4.4%    3.6%   3.8%    8.9    9.7
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.5%    9.5%   10.5%    10.5%    10.5%    10.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.8%    8.8%    9.5%     9.5%    11.8%    11.8%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                               12.0%   12.0%    -        -       18.0%    18.0%    5.0%    3.0%    3.0%   3.0%    5.0    7.0
                               10.5%   10.5%   10.0%    10.0%    11.0%    13.0%    2.0%    2.0%    2.0%   2.0%   10.0   10.0
                                8.0%   10.0%    9.5%    10.0%    11.0%    12.0%    4.0%    6.0%    4.0%   4.0%   10.0   10.0
                                9.0%   10.0%    9.0%     9.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.0%    11.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.4%    9.4%   10.4%    10.4%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    10.0%    14.0%    15.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               10.0%   11.0%    -        -        -        -       -       -       -      -       -      -
                               10.0%   11.0%   10.0%    11.0%    12.0%    13.0%    5.0%    5.0%    4.0%   4.0%    5.0   10.0

Responses                      13      13      11       11       12       12      12      12      12     12      12     12
Average %                       9.5%   10.0%    9.8%    10.2%    12.0%    12.5%    3.4%    4.5%    3.4%   3.7%    8.6    9.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   10.0%    -        -       13.0%    13.0%    3.0%    3.0%    3.0%   3.0%    5.0    7.0
                                8.0%   10.0%    8.5%     9.0%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    12.5%    12.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.4%    9.4%   10.4%    10.4%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                6.0%    6.0%    9.0%     9.0%    17.0%    20.0%    4.0%    7.00%   4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               12.0%   12.0%   10.0%    10.0%    16.0%    10.6%    3.0%    3.0%    3.0%   3.0%    2.0    2.0

Responses                      10      10       8        8        9        9       9       9       9      9       9      9
Average (%)                     9.1%    9.7%    9.5%    10.0%    13.4%    14.3%    3.1%    4.6%    3.4%   3.8%    7.2    8.0
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%    -        -       18.0%    18.0%    3.0%    3.0%    3.0%   3.0%    5.0    7.0
                               10.5%   10.5%   10.0%    10.0%    11.0%    13.0%    2.0%    2.0%    2.0%   2.0%   10.0   10.0
                               11.0%   11.0%   11.0%    11.0%    14.0%    14.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.6%    9.6%   10.6%    10.6%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                6.0%    6.0%   10.0%    11.0%    20.0%    20.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               12.0%   12.0%   10.0%    10.0%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    2.0    2.0

Responses                      10      10       8        8        9        9       9       9       9      9       9      9
Average (%)                     9.7%   10.0%   10.0%    10.5%    14.5%    15.2%    2.9%    4.3%    3.2%   3.6%    7.2    8.0
                       =============================================================================================================
Total responses                49      49      41       41       45       45      45      45      45     45      45     45
Weighted Average (%)            9.3%    9.8%    9.7%    10.1%    12.8%    13.4%    3.2%    4.4%    3.4%   3.7%    8.0    8.8
                       =============================================================================================================



                                                                     AUTUMN 1996

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                     INDUSTRIAL MARKET-WAREHOUSE/DISTRIBUTION
====================================================================================================================================
                                9.2%    9.2%    9.5%     9.5%    10.0%    10.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    8.5%    9.3%     9.3%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                8.5%   10.0%    9.5%    10.0%    11.0%    12.0%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.0%    9.0%    9.5%     9.5%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.0%    9.0%   10.0%    10.0%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.0%    9.5%     9.5%    10.5%    10.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                      10      10      10       10       10       10      10      10      10     10      10     10
Average (%)                     8.8%    9.2%    9.4%     9.8%    10.9%    11.0%    2.9%    4.0%    3.3%   3.8%    9.8   10.1
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.2%    9.2%    9.5%     9.5%    10.0%    10.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.8%    8.8%    9.5%     9.5%    11.3%    11.3%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.5%    11.5%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%   10.0%   11.0%    11.0%    12.0%    12.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       7       7       7        7        7        7       7       7       7      7       7      7
Average(%)                      9.3%    9.5%   10.0%    10.2%    11.2%    11.2%    2.8%    4.3%    3.2%   3.9%    9.7   10.1
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   12.0%    12.0%    13.0%    13.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4      4       4
Average (%)                     9.7%    9.9%   10.4%    10.8%    11.9%    11.9%    2.4%    4.8%    3.3%   4.1%   9.5    10.3
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               12.0%   12.0%   13.0%    13.0%    14.0%    14.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   10.0%   10.5%    10.5%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                    10.1%   10.4%   10.9%    11.3%    12.4%    12.4%    2.4%    4.8%    3.3%   4.1%    9.5   10.3
                       =============================================================================================================
Total Responses                25      25      25       25       25       25      25      25      25     25      25     25
Weighted Average (%)            9.5%    9.7%   10.2%    10.5%    11.6%    11.6%    2.6%    4.5%    3.2%   4.0%    9.6   10.2
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management due to leasing issued and/or additional capital investment for physical issues




10 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                       INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
====================================================================================================================================
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   10.0   10.0
                                9.0%    9.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       3        3        4        4       4       4       4      4       4      4
Average (%)                     8.9%    9.4%    9.7%    10.7%    11.5%    11.5%    3.3%    4.0%    3.3%   4.0%    8.8   10.3
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   10.0   10.0
                               10.0%   10.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       3        3        4        4       4       4       4      4       4      4
Average (%)                     9.3%    9.8%    9.8%    10.8%    11.5%    11.5%    3.3%    4.0%    3.3%   4.0%    8.8   10.3
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.5%   10.0%    10.5%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       4        4        5        5       5       5       5      5       5      5
Average (%)                     9.4%   10.0%    9.9%    10.9%    12.4%    13.2%    3.4%    4.0%    3.2%   3.8%    8.2    9.4
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.5%   10.5%   11.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.5%   10.5%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       4        4        5        5       5       5       5      5       5      5
Average (%)                     9.6%   10.2%   10.0%    11.0%    12.4%    13.2%    3.4%    4.0%    3.2%   3.8%    8.2    9.4

                       =============================================================================================================
Total Responses                18      18      14       14       18       18      18      18      18     18      18     18
Weighted Average (%)            9.3%    9.8%    9.8%    10.8%    12.0%    12.4%    3.3%    4.0%    3.2%   3.9%    8.5    9.8
                       =============================================================================================================


"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require mor active management due to leasing issues and/or additional capital investment for physical issues.


                                                                     AUTUMN 1996

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                RETAIL MARKET-NEIGHBORHOOD & COMMUNITY CENTERS
====================================================================================================================================
                                9.0%   10.5%    9.5%    10.5%    11.0%    12.5%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.5%   10.0%   10.0%    10.0%    12.5%    12.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                               10.0%   10.0%   10.5%    10.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                               10.3%   10.3%   10.8%    10.8%    13.0%    13.0%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                                9.0%    9.0%   10.0%    10.0%    10.0%    10.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.8%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.5%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0

Responses                       9       9       8        8        8        8       9       9       9      9       9      9
Average (%)                     9.3%    9.8%   10.0%    10.4%    11.9%    12.1%    2.9%    3.7%    3.4%   3.9%    8.9    9.4
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.8%   10.8%   11.3%    11.3%    14.0%    14.0%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                               10.0%   10.0%   11.0%    11.0%    12.0%    12.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.5%   10.5%    -        -        -        -       -       -       -      -       -      -

Responses                       6       6       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.5%   10.0%   10.4%    11.1%    12.3%    12.3%    2.3%    3.8%    3.3%   4.2%    9.0    9.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   12.0%    12.0%    13.0%    13.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%    9.5%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               11.0%   11.0%    9.5%     9.5%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       7       7       5        5        5        5       6       6       6      6       6      6
Average (%)                     9.7%   10.3%   10.1%    10.7%    13.8%    14.6%    2.8%    4.0%    3.1%   3.8%    8.5%   9.0%
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               13.0%   13.0%   14.0%    14.0%    14.0%    14.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    11.0%    14.0%    14.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               11.0%   11.0%   10.5%    10.5%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       6       6       5        5        5        5       6       6       6      6       6      6
Average (%)                    10.3%   10.8%   10.8%    11.5%    14.2%    15.0%    2.8%    4.0%    3.1%   3.8%    8.5    9.0

                       =============================================================================================================
Total Responses                28      28      22       22       22       22      26      26      26     26      26     26
Weighted Average (%)            9.7%   10.2%   10.3%    10.9%    13.0%    13.5%    2.7%    3.9%    3.2%   4.0%    8.7    9.3
                       =============================================================================================================


"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                      RETAIL MARKET-POWER CENTERS & "BIG BOX"
====================================================================================================================================
                                9.0%    9.0%    9.5%     9.5%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                               10.0%   10.0%    9.5%     9.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
                               10.5%   10.5%   10.5%    10.5%    11.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.4%    11.4%    3.8%    3.8%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%    9.5%    10.0%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.3%    9.3%    9.5%    10.0%    10.5%    10.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%    9.0%    -        -        -        -       -       -       -      -       -      -
                                9.0%    9.5%    9.5%    10.0%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0

Responses                       9       9       8        8        8        8       8       8       8      8       8      8
Average (%)                     9.4%    9.5%    9.7%    10.1%    11.5%    11.7%    3.3%    3.5%    3.4%   3.7%    9.1   10.1
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.8%   10.8%   10.8%    10.8%    11.0%    12.0%    2.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Response                        3       3       3        3        3        3       3       3       3      3       3      3
Average (%)                     9.8%   10.1%   10.1%    10.6%    11.0%    11.3%    2.8%    3.7%    3.2%   3.7%    9.3   10.3
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.8%   10.8%   10.8%    10.8%    12.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Response                        3       3       3        3        3        3       3       3       3      3       3      3
Average (%)                     9.6%   10.1%   10.6%    10.6%    12.0%    12.0%    2.8%    3.3%    3.2%   3.7%    9.3   10.3
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   10.8%    10.8%    12.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                -       -       -        -       15.0%    15.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
Responses                       2       2       2        2        3        3       3       3       3      3       3      3
Average (%)                     9.8%   10.3%   10.1%    10.9%    12.7%    12.7%    2.8%    3.3%    3.2%   3.7%    9.3   10.3

                       =============================================================================================================
Total Responses                17      17      16       16       17       17      17      17      17     17      17     17
Weighted Average (%)            9.6%    9.9%   10.0%    10.5%    11.8%    11.9%    2.9%    3.5%    3.2%   3.7%    9.3   10.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                     AUTUMN 1996

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                 RETAIL MARKET-REGIONAL MALLS
====================================================================================================================================
                                7.5%    7.5%    8.0%     8.0%    11.3%    11.3%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.0%     9.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                                7.5%    7.5%    7.8%     7.8%    12.0%    12.0%    1.5%    2.0%    3.0%   3.0%   10.0   10.0
                                7.0%    8.0%    8.0%     8.0%    10.5%    11.5%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%    8.0%     9.0%    10.5%    11.0%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                7.8%    8.0%    8.3%     8.5%    11.0%    12.0%    2.5%    3.0%    2.5%   3.0%   10.0   10.0
                                7.0%    8.0%    7.0%     8.0%    10.0%    11.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                      10       9       9        9        9        9      10      10      10     10      10     10
Average (%)                     7.9%    8.2%    8.2%     8.6%    11.4%    11.8%    3.0%    3.6%    3.5%   3.8%    9.1    9.6
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.0%   10.0%   10.0%    10.0%    17.0%    17.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                                9.0%    9.0%    9.0%     9.0%    13.5%    13.5%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                                9.0%   10.0%   10.0%    10.0%    12.0%    14.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0

Responses                       5       4       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.3%    9.6%    9.6%    10.0%    13.4%    13.9%    2.5%    3.4%    3.7%   4.0%    8.6    8.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   10.0%   10.0%    10.0%    18.0%    18.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                               11.0%   11.0%   11.0%    11.0%    13.0%    14.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.5%    8.5%     9.0%    11.5%    12.5%    2.5%    3.0%    2.5%   3.0%   10.0   10.0

Responses                       5       4       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.3%    9.8%    9.8%    10.3%    13.4%    13.9%    2.6%    3.6%    3.4%   3.8%    9.2    9.2
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   11.0%    11.0%    20.0%    20.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                               12.5%   12.5%   12.0%    12.0%    14.0%    15.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%    9.0%    9.3%     9.8%    12.0%    13.0%    2.5%    3.0%    2.5%   3.0%   10.0   10.0
                               13.0%   13.0%   11.0%    11.0%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       6       5       5        5        5        5       6       6       6      6       6      6
Average (%)                    10.6%   11.0%   10.6%    11.0%    14.6%    15.0%    2.7%    3.5%    3.3%   3.7%    8.2    8.2

                       =============================================================================================================
TOTAL RESPONSES                26      22      22       22       22       22      26      26      26     26      26     26
WEIGHTED AVERAGE (%)            9.3%    9.6%    9.5%    10.0%    13.2%    13.6%    2.7%    3.5%    3.5%   3.8%    8.8    8.9
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
====================================================================================================================================
                                8.5%   10.0%    9.0%    10.5%     -        -       -       -       3.5%   3.5%    1.0    1.0
                                8.5%    9.0%    9.0%     9.0%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.8%    9.8%   10.0%    10.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.3%    9.0%    9.0%     9.5%    10.5%    11.5%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                7.5%    8.5%    8.0%     9.0%    10.0%    11.0%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.8%    8.8%    9.0%     9.0%    11.3%    11.3%    3.8%    4.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%    9.0%    9.0%     9.5%    11.5%    11.5%    3.0%    4.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.0%    8.5%     9.0%     -        -       3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                8.8%    9.0%    9.0%     9.5%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                      10      10      10       10        8        8       9       9      10     10      10     10
Average (%)                     8.6%    9.2%    9.0%     9.6%    11.2%    11.7%    2.9%    3.9%    3.3%   3.8%    8.4    8.9
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.0%    9.5%    9.5%    10.0%    11.0%    12.0%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%   10.0%   10.0%    10.0%    11.0%    12.5%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.0%   10.0%   10.0%    10.5%    10.5%    12.0%    3.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.5%    9.5%    10.0%    11.5%    11.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       5        5        5        5       5       5       5      5       5      5
Average (%)                     8.9%    9.7%    9.7%    10.3%    11.0%    11.8%    2.5%    4.2%    3.1%   4.0%    9.6   10.2
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   11.0%    11.0%    12.5%    13.5%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%    9.0%     9.0%    11.0%    12.0%    4.0%    6.0%    3.0%   3.0%    3.0    5.0
                                9.0%    9.0%    9.5%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                     8.9%    9.4%    9.8%    10.3%    11.6%    12.1%    2.6%    4.8%    3.1%   4.0%    7.8    9.0
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               12.0%   13.0%   13.0%    13.0%    13.0%    15.0%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    4.0%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%   10.0%    10.0%    11.0%    13.0%    6.0%    6.0%    3.0%   3.0%    3.0    5.0
                                9.5%   10.0%   10.0%    11.0%    13.0%    13.0%    4.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                     9.5%   10.1%   10.6%    11.3%    12.0%    13.0%    2.6%    4.8%    3.1%   4.0%    7.8    9.0

                       =============================================================================================================
TOTAL RESPONSES                23      23      23       23       21       21      22      22      23     23      23     23
WEIGHTED AVERAGE (%)            9.0%    9.6%    9.8%    10.4%    11.5%    12.1%    2.7%    4.4%    3.2%   4.0%    8.4    9.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                  AUTUMN 1996

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                          CAPITALIZATION RATES         INTERNAL                GROWTH RATES      TYPICAL PROJECTION
                                       GOING-IN        TERMINAL     RATE OF RETURN        INCOME        EXPENSES    PERIOD (YEARS)
                                      LOW    HIGH     LOW    HIGH     LOW    HIGH      LOW    HIGH     LOW    HIGH    LOW   HIGH
===================================================================================================================================
OFFICE                                                                                               SUMMARY OF WEIGHTED AVERAGES
===================================================================================================================================
Urban/CBD                             9.8%   10.3%    9.7%   10.3%   13.0%   13.5%     3.3%   4.6%     3.4%   3.9%    8.1    9.2
      Class A-Leased Asset            9.2%    9.6%    9.2%    9.7%   11.7%   12.0%     3.3%   4.2%     3.4%   3.9%    8.5    9.5
      Class B-Leased Asset           10.0%   10.4%    9.7%   10.3%   12.8%   13.1%     3.3%   4.7%     3.5%   4.0%    8.3    9.7
      Class A-Value Added             9.4%   10.0%    9.6%   10.2%   12.8%   13.5%     3.5%   4.6%     3.5%   3.9%    7.6    8.9
      Class B-Value Added            10.7%   11.0%   10.5%   11.2%   14.6%   15.3%     3.2%   4.8%     3.3%   3.9%    8.0    8.8
Suburban                              9.3%    9.8%    9.7%   10.1%   12.8%   13.4%     3.2%   4.4%     3.4%   3.7%    8.0    8.8
      Class A-Leased Asset            8.8%    9.5%    9.3%    9.9%   11.2%   11.6%     3.5%   4.4%     3.6%   3.8%    8.9    9.7
      Class B-Leased Asset            9.5%   10.0%    9.8%   10.2%   12.0%   12.5%     3.4%   4.5%     3.4%   3.7%    8.6    9.6
      Class A-Value Added             9.1%    9.7%    9.5%   10.0%   13.4%   14.3%     3.1%   4.6%     3.4%   3.8%    7.2    8.0
      Class B-Value Added             9.7%   10.0%   10.0%   10.5%   14.5%   15.2%     2.9%   4.3%     3.2%   3.6%    7.2    8.0
===================================================================================================================================
INDUSTRIAL
===================================================================================================================================
Warehouse/Distribution                9.5%    9.7%   10.2%   10.5%   11.6%   11.6%     2.6%   4.5%     3.2%   4.0%    9.6   10.2
      Class A-Leased Asset            8.8%    9.2%    9.4%    9.8%   10.9%   11.0%     2.9%   4.0%     3.3%   3.8%    9.8   10.1
      Class B-Leased Asset            9.3%    9.5%   10.0%   10.2%   11.2%   11.2%     2.8%   4.3%     3.2%   3.9%    9.7   10.1
      Class A-Value Added             9.7%    9.9%   10.4%   10.8%   11.9%   11.9%     2.4%   4.8%     3.3%   4.1%    9.5   10.3
      Class B-Value Added            10.1%   10.4%   10.9%   11.3%   12.4%   12.4%     2.4%   4.8%     3.3%   4.1%    9.5   10.3
Business Parks                        9.4%    9.9%   10.0%   10.8%   12.3%   12.9%     3.4%   4.0%     3.2%   3.8%    8.3    9.6
      Class A-Leased Asset            9.0%    9.5%    9.8%   10.5%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class B-Leased Asset            9.3%    9.8%   10.0%   10.8%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class A-Value Added             9.5%   10.2%   10.0%   10.8%   13.0%   14.3%     3.5%   4.0%     3.2%   3.7%    7.7    8.7
      Class B-Value Added             9.7%   10.3%   10.2%   11.0%   13.0%   14.3%     3.5%   4.0%     3.2%   3.7%    7.7    8.7
Other Industrial/Manufacturing        9.2%    9.7%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.8   10.3
      Class A-Leased Asset            8.8%    9.3%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.5   10.0
      Class B-Leased Asset            9.3%    9.8%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.5   10.0
      Class A-Value Added             9.3%    9.8%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class B-Value Added             9.5%   10.0%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
===================================================================================================================================
RETAIL
===================================================================================================================================
Neighborhood & Community Centers      9.7%   10.2%   10.3%   10.9%   13.0%   13.5%     2.7%   3.9%     3.2%   4.0%    8.7    9.3
      Class A-Leased Asset            9.3%    9.8%   10.0%   10.4%   11.9%   12.1%     2.9%   3.7%     3.4%   3.9%    8.9    9.4
      Class B-Leased Asset            9.5%   10.0%   10.4%   11.1%   12.3%   12.3%     2.3%   3.8%     3.3%   4.2%    9.0    9.6
      Class A-Value Added             9.7%   10.3%   10.1%   10.7%   13.8%   14.6%     2.8%   4.0%     3.1%   3.8%    8.5    9.0
      Class B-Value Added            10.3%   10.8%   10.8%   11.5%   14.2%   15.0%     2.8%   4.0%     3.1%   3.8%    8.5    9.0
Power Center & "Big Box"              9.6%    9.9%   10.0%   10.5%   11.8%   11.9%     2.9%   3.5%     3.2%   3.7%    9.3   10.3
      Class A-Leased Asset            9.4%    9.5%    9.7%   10.1%   11.5%   11.7%     3.3%   3.5%     3.4%   3.7%    9.1   10.1
      Class B-Leased Asset            9.8%   10.1%   10.1%   10.6%   11.0%   11.3%     2.8%   3.7%     3.2%   3.7%    9.3   10.3
      Class A-Value Added             9.6%    9.9%   10.1%   10.6%   12.0%   12.0%     2.8%   3.3%     3.2%   3.7%    9.3   10.3
      Class B-Value Added             9.8%   10.3%   10.1%   10.9%   12.7%   12.7%     2.8%   3.3%     3.2%   3.7%    9.3   10.3
Regional Malls                        9.3%    9.6%    9.5%   10.0%   13.2%   13.6%     2.7%   3.5%     3.5%   3.8%    8.8    8.9
      Class A-Leased Asset            7.9%    8.2%    8.2%    8.6%   11.4%   11.8%     3.0%   3.6%     3.5%   3.8%    9.1    9.6
      Class B-Leased Asset            9.3%    9.6%    9.6%   10.0%   13.4%   13.9%     2.5%   3.4%     3.7%   4.0%    8.6    8.6
      Class A-Value Added             9.3%    9.8%    9.8%   10.3%   13.4%   13.9%     2.6%   3.6%     3.4%   3.8%    9.2    9.2
      Class B-Value Added            10.6%   11.0%   10.6%   11.0%   14.6%   15.0%     2.7%   3.5%     3.3%   3.7%    8.2    8.2
Specialty Retail                      9.5%   10.5%   10.8%   11.5%   12.0%   12.6%     1.9%   4.0%     3.3%   4.0%   10.0   10.5
      Class A-Leased Asset            8.2%    9.0%    8.8%    9.7%   10.7%   11.3%     2.5%   4.0%     3.5%   4.0%    8.7   10.3
      Class B-Leased Asset            9.3%   10.3%   10.8%   11.5%   11.5%   12.5%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
      Class A-Value Added            10.0%   11.0%   11.3%   12.0%   12.5%   13.0%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
      Class B-Value Added            10.8%   11.8%   12.3%   13.0%   13.5%   13.5%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
===================================================================================================================================
RESIDENTIAL
===================================================================================================================================
Apartments                            9.0%    9.6%    9.8%   10.4%   11.5%   12.1%     2.7%   4.4%     3.2%   4.0%    8.4    9.3
      Class A-Leased Asset            8.6%    9.2%    9.0%    9.6%   11.2%   11.7%     2.9%   3.9%     3.3%   3.8%    8.4    8.9
      Class B-Leased Asset            8.9%    9.7%    9.7%   10.3%   11.0%   11.8%     2.5%   4.2%     3.1%   4.0%    9.6   10.2
      Class A-Value Added             8.9%    9.4%    9.8%   10.3%   11.6%   12.1%     2.6%   4.8%     3.1%   4.0%    7.8    9.0
      Class B-Value Added             9.5%   10.1%   10.6%   11.3%   12.0%   13.0%     2.6%   4.8%     3.1%   4.0%    7.8    9.0


16  REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                      Single-Tenant NNN Leased Properties
                                          (Excludes "Bondable" Leases)
                             Minimum No. Going-in  Cap Rate  Internal Rate of Return
                              of Years     Low       High       Low        High
Investment Grade Tenant
------------------------------------------------------------------------------------
                                  4.0       9.0%      9.0%      10.0%      12.0%
                      --------------------------------------------------------------
                                 10.0       8.0       9.0       10.5       11.5
                      --------------------------------------------------------------
                                  5.0      10.5      10.5       13.0       13.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.5       13.0       15.0
                      --------------------------------------------------------------
                                 10.0       8.5       9.0       10.5       12.0
                      --------------------------------------------------------------
                                 10.0       9.5      10.0       10.5       11.5
                      --------------------------------------------------------------
                                 10.0       8.5      11.0       10.8       12.0
                      --------------------------------------------------------------
                                 10.0       9.5       9.5       11.0       11.0
                      --------------------------------------------------------------
                                 20.0       9.0       9.0        N/A        N/A
                      --------------------------------------------------------------
                                 10.0       8.0      10.0        N/A        N/A
------------------------------------------------------------------------------------
Responses                        10.0      10.0      10.0        8.0        8.0
Average                           9.9       9.0%      9.8%      11.2%      12.3%


Non-Investment Grade Tenant
------------------------------------------------------------------------------------
                                  4.0       9.5       9.5       10.5       13.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.0       11.5       12.5
                      --------------------------------------------------------------
                                  5.0      13.0      13.0       15.0       15.0
                      --------------------------------------------------------------
                                 10.0      10.0      12.0       17.0       20.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.0       11.0       13.0
                      --------------------------------------------------------------
                                 10.0      11.0      12.0       13.0       15.0
                      --------------------------------------------------------------
                                 10.0      10.5      10.5       13.0       13.0
                      --------------------------------------------------------------
                                 20.0      11.0      11.0       N/A        N/A
                      --------------------------------------------------------------
                                 10.0      10.0      12.5       N/A        N/A
                      --------------------------------------------------------------
Responses                         9.0       9.0       9.0        7.0        7.0
Average                           9.9      10.3%     11.2%      13.0%      14.5%


                                                                     AUTUMN 1996

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
LUXURY                                                                                                          HOTEL - FULL SERVICE
====================================================================================================================================
               8.0%     8.0%     10.0%    10.0%   18.0%    18.0%   25.0%   25.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
               7.0%     7.0%     10.0%    10.0%   15.0%    15.0%   20.0%   20.0%    7.0%    7.0%     4.0%    5.0%     5.0     5.0
               6.0%     9.5%     10.0%    10.0%   12.0%    15.0%   15.0%   18.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
               8.0%    11.0%      8.5%    12.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               -        -        11.0%    13.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
               6.0%     8.0%     10.0%    12.0%   13.0%    14.0%   20.0%   22.0%    3.0%    4.0%     3.0%    4.0%     5.0     5.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   20.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0
Responses      7        7         8        8       8        8       8       8       8       8        8       8        8.0     8.0
Average (%)    7.5%     9.3%      9.8%    10.9%   14.5%    15.3%   19.5%   20.1%    4.1%    4.3%     3.8%    3.9%     6.5     6.9
====================================================================================================================================
FIRST CLASS
====================================================================================================================================
               9.0%     9.0%     11.0%    11.0%   12.0%    12.0%   20.0%   20.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              10.0%    10.0%     10.0%    10.0%    -        -      13.0%   13.0%    3.0%    3.0%     3.0%    3.0%    10.0    10.0
               9.0%     9.0%     11.0%    11.0%   14.0%    14.0%   18.0%   18.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    20.0%   18.0%   22.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               7.0%     9.0%     10.0%    11.0%   11.5%    12.0%   14.0%   16.0%    4.0%    5.0%     3.0%    4.0%     5.0     5.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               9.0%     9.0%     10.5%    10.5%   21.0%    21.0%   14.0%   14.0%    4.0%    4.0%     3.0%    3.0%     7.0     7.0
              10.0%    12.0%     11.0%    11.0%    -        -       -       -       3.5%    3.5%     3.5%    3.5%     5.0    10.0
              10.0%    10.0%      9.0%     9.5%   19.0%    19.0%   15.0%   15.0%    8.0%    8.0%     6.0%    6.0%     -       -
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0
              10.5%    10.5%     10.5%    10.5%   13.5%    13.5%    -       -       3.5%    3.5%     3.5%    3.5%    10.0    10.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   20.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0
Responses     13       13        13       13      11       11      11      11      13      13       13      12       12      12
Average%       9.3%    10.5%     10.4%    10.9%   15.8%    16.5%   17.3%   17.8%    4.2%    4.3%     3.7%    3.8%     6.6     7.3
====================================================================================================================================
MID-RATE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              11.0%    11.0%     11.0%    11.0%   13.0%    13.0%   17.0%   17.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    18.0%   17.0%   20.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
Responses      5        5         5        5       5        5       5       5       5       5        5       5        5       5
Average(%)    10.0%    10.7%     11.0%    11.5%   14.2%    15.2%   18.0%   18.6%    4.2%    4.2%     3.7%    3.7%     6.4     7.0

           =========================================================================================================================
Total
Responses     25       25        26       26      24       24      24      24      26      26       26      26       25      25
Weighted
Average (%)    8.9%    10.1%     10.4%    11.1%   14.8%    15.7%   18.3%   18.8%    4.2%    4.3%     3.7%    3.8%     6.5     7.0
           =========================================================================================================================


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
LUXURY                            HOTEL - FULL SERVICE
======================================================
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    4.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%
Responses             8       8        8        8
Average (%)           2.8%    3.3%     4.1%     4.4%
======================================================
FIRST CLASS
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     5.0%     5.0%
                      3.5%    3.5%     4.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%
Responses            13      13       13       13
Average%              2.8%    3.1%     4.2%     4.3%
======================================================
MID-RATE
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
Responses             5       5        5        5
Average(%)            2.9%    3.1%     4.0%     4.0%

           ===========================================
Total
Responses            26      26       26       26
Weighted
Average (%)           2.9%    3.2%     4.1%     4.2%
           ===========================================

*as percent of total revenues


13 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
MID-RATE                                                                                                     HOTEL - LIMITED SERVICE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              12.0%    12.0%     12.0%    12.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               8.0%    10.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0
Responses      6        6         6        6       6        6       6       6       6       6        6       6        6       6
Average(%)    10.3%    11.5%     11.5%    12.1%   15.7%    16.5%   17.5%   17.8%    3.5%    3.6%     3.7%    3.8%     6.2     6.7
====================================================================================================================================
ECONOMY
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              13.0%    13.0%     13.0%    13.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               9.0%    11.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
               5        5         5        5       5        5       5       5       5       5        5       5        5       5
              10.8%    11.6%     11.7%    12.2%   13.8%    14.8%   17.0%   17.4%    3.5%    3.5%     3.9%    3.9%     6.4     7.0
           =========================================================================================================================
Total
Responses     11       11        11       11      11       11      11      11      11      11       11      11       11      11
Weighted
Average (%)   10.6%    11.6%     11.6%    12.1%   14.7%    15.7%   17.3%   17.6%    3.5%    3.5%     3.8%    3.8%     6.3     6.8
           =========================================================================================================================


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
MID-RATE                       HOTEL - LIMITED SERVICE
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    4.0%     4.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    3.0%     4.5%     4.5%
                       4.0%    4.0%     5.0%     5.0%
Responses              6       6        6        6
Average(%)             3.3%    3.5%     4.3%     4.4%
======================================================
ECONOMY
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    5.0%     5.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    4.0%     4.5%     4.5%
                       5       5        5        5
                       3.4%    3.6%     4.3%     4.3%

           ===========================================
Total
Responses             11      11       11       11

Weighted
Average (%)            3.4%    3.6%     4.3%     4.4%
           ===========================================

*as percent of total revenues



                                                                     AUTUMN 1996

                                                                         Addenda
================================================================================










                          Qualofications of Appraisers











================================================================================

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI


Professional Affiliations:

     Member of the Appraisal Institute (MAI Designations #9812)
     District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate Appraiser (#4001002465)
     State of Maryland Certified General Real Estate Appraiser (#7220)
     State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

     Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

     Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

     Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

     Experience includes appraisal of the following types of property:

     Office Buildings                 Medical Office Buildings
     Regional Malls                   Power Centers
     Outlet Centers                   Community & Neighborhood Shopping Centers
     Department Stores                Industrial Buildings
     Residential Subdivisions         Single Family Residences
     Multi-Family Properties          Condominiums/Duplexes
     Subdivision Analysis             Farm/Ranch
     Mixed Use Properties             Golf Courses
     Grape Vineyards                  Special Purpose Facilities
     Commercial Land                  Hotel/Motel
     Ad Valorem Tax Appeals

     Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

     Qualified as an expert witness in state and federal real estate court cases.

Education:

     Bachelor of Arts (Political Science),

     1981 University of Texas at Arlington, Arlington, Texas.

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Appraisal Institute Courses:

     #1A1 - Real Estate Appraisal Principles
     #1A2 - Basic Valuation Procedures
     #1B1 - Capitalization Theory & Techniques, Part A
     #1B2 - Capitalization Theory & Techniques, Part B
     #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (Al) #21 - Case Studies in Real Estate Valuation
     #22 - Report Writing and Valuation Analysis
     #82 - Residential Valuation Procedures

Additional Accredited Real Estate Courses:

     Real Estate Appraisal
     Principles of Real Estate
     Real Estate Marketing
     Real Estate Finance
     Property Management

     Federal National Mortgage Corporation (Fannie Mae) - Appraisal Training

Certified in the Appraisal's Institute's voluntary program of continuing education for its designated members.

                                                                  QUALIFICATIONS
================================================================================

                                                        STEVEN A. STUDABAKER,MAI

Professional Affiliations:

     Member of the Appraisal Institute (MAI Designations #10241)
     Certified General Real Estate Appraiser District of Columbia -
     (#GA00010046)
     Certified General Real Estate Appraiser Commonwealth of Virginia - (#4001 001 111)
     Certified General Real Estate Appraiser State of Maryland - (#10057)

     Board of Directors, Washington, D.C. Chapter of the Appraisal Institute, 1995 & 1996

Appraisal/Real Estate Experience:

     Associate Director, Cushman & Wakefield of Washington, D.C., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. Member of National Retail Valuation Group. January, 1987 to present.

     Office Buildings                  Medical Office Buildings
     Biomedical Buildings              Industrial Buildings
     Regional Malls                    Power Centers
     Outlet Centers                    Community 8 Neighborhood Shopping Centers
     Department Stores                 Subdivision Development Analysis
     Residential Subdivisions          Bulk Single Family Lots
     Multi-Family Properties           Mixed Use Properties
     Commercial Land                   Hotel
     Fractional Interest Valuations    Leasehold/Leased Fee Valuations
     Ad Valorem Tax Appeals

Education:

     Bachelor of Arts (International Affairs & Economics), 1975
     University of Colorado, Boulder, Colorado

     Masters in Business Administration (Finance), 1980
     University of Southem California, Los Angeles, California

     Additional Accredited Real Estate Courses:

     Real Estate Investment Analysis
     Subdivision Analysis
     Comprehensive Appraisal Workshop
     Appraisal Reporting of Complex Residential Properties

Continuing education for state licensing